SCHEDULE 14A INFORMATION

PROXY STATEMENT PURSUANT TO SECTION 14(a)

OF THE SECURITIES EXCHANGE ACT OF 1934 (AMENDMENT NO.     )

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ASHLAND GLOBAL HOLDINGS INC.

(Name of Registrant as Specified in Its Charter)

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Notes:

Ashland Global Holdings Inc.
8145 Blazer Drive Wilmington, DE 19808

December 7, 2021

Dear Ashland Global Holdings Inc. Stockholder:

On behalf of your Board of Directors and management, we are pleased to invite you to the 2022 Virtual Annual Meeting of Stockholders (the “Annual Meeting”) of Ashland Global Holdings Inc. (“Ashland”). As part of our precautions regarding COVID-19, the Annual Meeting will be held online via live webcast, on Tuesday, January 25, 2022, at 10:30 a.m. (EST) to provide a consistent and convenient experience to all stockholders. To participate in the Annual Meeting, you must register at www.proxydocs.com/ASH before 10:00 a.m. (EST) on Tuesday, January 25, 2022. After completion of your registration by the registration deadline, further instructions, including a unique link to access the Annual Meeting, will be emailed to you.

The attached Notice of Annual Meeting of Stockholders and Proxy Statement (the “Proxy Statement”) describes the business to be conducted at the Annual Meeting. Proxy cards are being solicited on behalf of the Board of Directors of Ashland (the “Board”). We have elected, where possible, to provide access to our proxy materials over the Internet under the Securities and Exchange Commission’s “notice and access” rules. We believe that providing our proxy materials over the Internet reduces the environmental impact of our Annual Meeting without limiting our stockholders’ access to important information about Ashland.

You are urged to read the Proxy Statement carefully and, whether or not you plan to attend the Annual Meeting, to promptly submit your vote.

Your vote is extremely important no matter how many shares you own. If you have any questions or require any assistance with voting your shares, please contact Ashland’s proxy solicitor:

EQ Proxy Services

275 Madison Avenue, 34th Floor

New York, NY 10016

Stockholders may call toll-free: 1 (833) 656-0643

Banks and Brokers may call collect: 1 (516) 220-8356

We appreciate your continued confidence in Ashland and look forward to your participation at the Annual Meeting.

Sincerely,

Guillermo Novo Chairman and Chief Executive Officer

NOTICE OF ANNUAL MEETING OF STOCKHOLDERS

To our Stockholders:

Ashland Global Holdings Inc., a Delaware corporation (“Ashland”), will hold its Virtual Annual Meeting of Stockholders (the “Annual Meeting”) on Tuesday, January 25, 2022, at 10:30 a.m. (EST). The Annual Meeting will be held online via live webcast for the purposes listed below:

Where:	Via a live webcast at www.proxydocs.com/ASH There is no physical location for the Annual Meeting

Items of Business:

(1)     Election of the 9 director nominees named in the accompanying Proxy Statement for one-year terms expiring at the next annual meeting of stockholders and until their successors are duly elected and qualified;

(2) To ratify the appointment of Ernst & Young LLP as independent registered public accountants for fiscal 2022;

(3)     To vote upon a non-binding advisory resolution approving the compensation paid to Ashland’s named executive officers, as disclosed pursuant to Item 402 of Regulation S-K, including the Compensation Discussion and Analysis, compensation tables and narrative discussion; and

(4) To consider any other business properly brought before the Annual Meeting

Who Can Vote:	Only stockholders of record at the close of business on December 1, 2021 are entitled to vote at the Annual Meeting or any adjournment of that Annual Meeting.

You can vote in one of several ways:

Visit the website listed on your proxy card or Notice of Internet Availability of Proxy Materials to vote VIA THE INTERNET

Call the telephone number specified on your proxy card or visit the website on the Notice of Internet Availability of Proxy Materials to vote BY TELEPHONE

If you received paper copies of your proxy materials in the mail, sign, date and return your proxy card in the enclosed envelope provided to vote BY MAIL

If you are a participant in the Ashland Employee Savings Plan (the “Employee Savings Plan”), the Ashland Union Employee Savings Plan (the “Union Plan”) or the International Specialty Products Inc. 401(k) Plan (the “ISP Plan”), your vote will constitute voting instructions to Fidelity Management Trust Company, who serves as trustee of the Plans (the “Trustee”), for the shares held in your account.

If you are a participant in the Employee Savings Plan, the Union Plan or the ISP Plan, then our proxy tabulator, Mediant Communications or its agent, must receive all voting instructions, whether given by telephone, over the Internet or by mail, before 5:00 p.m. (EST) on Friday, January 21, 2022.

By Order of the Board of Directors,

YVONNE WINKLER VON MOHRENFELS
Senior Vice President, General Counsel and Secretary

Wilmington, Delaware

December 7, 2021

PROXY SUMMARY

This proxy summary does not contain all of the information that you should consider. You should read the entire Proxy Statement carefully before voting. For more complete information regarding Ashland Global Holdings Inc.’s fiscal 2021 performance, please review the Annual Report on Form 10-K for the fiscal year ended September 30, 2021.

Annual Meeting Information

Date & Time:	January 25, 2022 at 10:30 a.m. (EST)
Place:	Via a live webcast at www.proxydocs.com/ASH There is no physical location for the Annual Meeting
Record Date:	December 1, 2021
Voting:	Stockholders as of the Record Date are entitled to vote

Voting Matters

Stockholders are being asked to vote on the following matters at the Annual Meeting:

Board’s Recommendations
Proposal One. The election of 9 director nominees (page 10)	FOR ALL of your Board’s Director Nominees
Proposal Two. Ratification of the appointment of Ernst & Young LLP as independent registered public accountants for fiscal 2022 (page 76)	FOR
Proposal Three. A non-binding advisory resolution approving the compensation paid to Ashland’s named executive officers (page 77)	FOR

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Director Nominees

The table below summarizes information about each of the Board’s director nominees. Each nominee is to be elected by a majority of the votes cast. See pages 9 to 13 for complete biographical information for each of the Board’s nominees. Your Board of Directors recommends that you vote FOR each of your Board’s director nominees.

Name	Age	Director Since	Primary Occupation	Independent	Committee Memberships

Brendan M. Cummins	70	2012	Former Consultant to The Valence Group; Former Chief Executive Officer of Ciba Specialty Chemicals	✓	Comp (Chair); AC

William G. Dempsey	70	2016	Former Executive Vice President of Global Pharmaceuticals at Abbott Laboratories	✓	G&N (Chair); EHS&Q

Jay V. Ihlenfeld	69	2017	Former Senior Vice President of 3M Company	✓	Comp; EHS&Q

Wetteny Joseph	49	2021	Executive Vice President and Chief Financial Officer of Zoetis, Inc.	✓	AC; EHS&Q

Susan L. Main	63	2017	Senior Vice President and Chief Financial Officer of Teledyne Technologies Incorporated	✓	AC (Chair); G&N

Guillermo Novo	59	2019	Chairman of the Board and Chief Executive Officer		N/A

Jerome A. Peribere	67	2018	Former President and Chief Executive Officer of Sealed Air Corporation	✓	Comp; G&N

Ricky C. Sandler	52	2020	Founder and Chief Executive Officer/Chief Investment Officer of Eminence Capital	✓	AC; G&N

Janice J. Teal	69	2012	Former Group Vice President and Chief Scientific Officer for Avon Products Inc.	✓	EHS&Q (Chair); Comp

Committees:

AC – Audit Committee	EHS&Q – Environmental, Health, Safety and Quality Committee
Comp – Compensation Committee	G&N – Governance and Nominating Committee

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Performance and Compensation Summary

In this section, we highlight fiscal 2021 performance and key actions that our Compensation Committee took to support our strategic priorities and to effectively align the interests of our NEOs with stockholders.

Fiscal 2021 Performance

In fiscal 2021 Ashland continued to experience a difficult operating environment brought on by the COVID-19 pandemic. Throughout fiscal 2021 the persistence of the global pandemic continued to impact consumer behavior as well as global supply chains and logistics that resulted in disruptions causing cost inflation for energy, freight and raw materials. However, Ashland continued to execute on its business strategy throughout fiscal 2021 with strong earnings growth and margin improvement even within this challenging macro environment.

Key developments and accomplishments during fiscal 2021 include:

•

Ashland signed a definitive sale agreement with Arkema on August 31, 2021 to sell the Performance Adhesives business for $1.65 billion. Expected net proceeds are $1.2 to $1.3 billion and the transaction is expected to close in the March quarter of 2022.

•

In September 2021, Ashland established a renewable annual trust for environmental remediation (Environmental Trust) that Ashland determined is restricted for ongoing and future environmental remediation and related litigation costs. The initial funding of this trust was $90 million.

•

In September 2021, under the 2018 stock repurchase program, Ashland announced that it entered into an accelerated share repurchase agreement (2021 ASR Agreement). Under the 2021 ASR Agreement, Ashland paid an initial purchase price of $450 million and received an initial delivery of 3.9 million shares of common stock during September 2021. The program is expected to terminate by March 2022, resulting in a final share repurchase transaction.

•

In April 2021, Ashland completed its acquisition of the personal care business of Schülke & Mayr GmbH (Schülke), a portfolio company of the global investment organization EQT. Ashland has included the purchase of this business within the Personal Care and Household reporting segment. The all-cash purchase price of Schülke was $312 million. The completion of the acquisition strengthens the profitable growth of the personal care and household business segment, enhances the specialty ingredients solutions and expends the biotechnology and microbiology technical competencies.

Key financial results for fiscal 2021 include:

•

Operating income of $181 million in 2021 compared to a loss of $463 million in 2020. The 2020 loss was driven by a $530 million goodwill impairment charge associated with Ashland’s business realignment during fiscal 2020 and is also included in the loss from continuing operations and net loss for fiscal 2020 discussed below.

•	Income from continuing operations of $173 million in 2021 compared to a loss of $555 million in 2020.

•	Net income of $220 million in 2021 compared to a loss of $508 million in 2020.

•	Adjusted EBITDA of $495 million in 2021 compared to $449 million in 2020.

In the year ahead we expect to continue to improve our operational performance, execute our business strategy, innovate our sustainability platform and remain disciplined in our capital allocation as we increase our free cash flow and apply the proceeds from the Performance Adhesives transaction to make organic growth investments, strategic bolt-on M&A transactions and reward our shareholders.

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EBITDA and Adjusted EBITDA are non-GAAP measures and are reconciled to net income/loss in Appendix A.

Ashland’s Compensation Program at a Glance

Our executive compensation program is designed to create a pay-for-performance culture by aligning compensation to the achievement of our financial and strategic objectives and our stockholders’ interests. We strive to provide our named executive officers (“NEOs” or “named executive officers”) with a compensation package that is aligned with the median of our Compensation Peer Group, with the expectation, based on a comparison to executives in the Compensation Peer Group and a review of other competitive market information, that above-target performance will result in above-median pay and below-target performance will result in below-median pay. The Compensation Committee annually reviews the base salaries and the annual and long-term target opportunities of our NEOs to determine whether these programs competitively reward our NEOs for their services.

Generally, in determining base salary, target annual incentives and guidelines for long-term equity awards, the Compensation Committee considers several factors including, but not limited to the executive’s:

•	role, including the scope and complexity of responsibilities;

•	experience and capabilities;

•	contributions or responsibilities beyond the typical scope of the role;

•	individual performance and internal equity; and

•	competitive compensation opportunities as reflected in compensation provided by our peers and other competitors for similar executive talent.

2021 Key Compensation Decisions

Ashland successfully navigated the uncertain environment due to COVID-19 pandemic throughout fiscal 2021. However, the Compensation Committee did exercise discretion for two business units that were impacted by the ice storm in Texas and the global pandemic which continued to affect global supply chains and logistics resulting in disruptions for energy, freight and raw materials. This discretion allowed for a minimal payout of their annual incentive plan.

Base Salary:

•	The Compensation Committee increased the base salaries of the NEOs other than Mr. Willis and Dr. Musa to recognize their contributions and further position them closer to the median of our peer group.

Annual and Long-Term Incentives, Metrics and Goals:

•	Other than for Mr. Novo, Mr. Willis, Dr. Musa, and Mr. Boni annual target incentive opportunities also increased for the NEOs.

•	Long-term target incentive opportunities also increased for all NEOs except for Mr. Novo, Mr. Willis and Dr. Musa who were already market competitive along with Mr. Boni.

•

For the fiscal 2021 performance period, the Compensation Committee used Adjusted EBITDA and EBTDA margin % along with a workplace EHS/safety modifier as annual incentive metrics. These are non-GAAP measures and are reconciled to the applicable GAAP measurements in Appendix A.

•

The Compensation Committee used adjusted Return on Net Assets (RONA) and relative Total Shareholder Return as a three-year performance metric for the long-term incentive performance plan. Adjusted RONA is a non-GAAP measure and will be reconciled when the long-term incentive performance plan is scored.

Additional Information

For additional information, please see the Proxy Statement below.

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PROXY STATEMENT

ASHLAND GLOBAL HOLDINGS INC.

Annual Meeting on January 25, 2022

QUESTIONS AND ANSWERS ABOUT THE ANNUAL MEETING

Q:	What matters will be voted on at the Annual Meeting?

A:	(1)

Election of 9 directors to your Board of Directors to serve until the next annual meeting of stockholders and until their successors are duly elected and qualified. Your Board unanimously recommends that you vote FOR the election of all of your Board’s nominees: Brendan M. Cummins, William G. Dempsey, Jay V. Ihlenfeld, Wetteny Joseph, Susan L. Main, Guillermo Novo, Jerome A. Peribere, Ricky C. Sandler, and Janice J. Teal;

	(2)	Ratification of Ernst & Young LLP (“EY”) as Ashland’s independent registered public accountants for fiscal 2022; and

	(3)

A non-binding advisory resolution approving the compensation paid to Ashland’s named executive officers, as disclosed pursuant to Item 402 of Regulation S-K, including the Compensation Discussion and Analysis, compensation tables and narrative discussion.

Q:	Why am I receiving this Proxy Statement?

A:

Ashland is delivering this Proxy Statement and the accompanying proxy materials to you in connection with the solicitation of proxies by and on behalf of your Board of Directors, for use at the Annual Meeting, which will takes place on Tuesday, January 25, 2022, and at any adjournments and postponements thereof. This Proxy Statement is intended to assist you in making an informed vote on the proposals described in this Proxy Statement. On behalf of our Board of Directors, we are making these materials available to you beginning on or around December 8, 2021 in connection with the solicitation of proxies.

Q:	What are the recommendations of the Board of Directors?

A:	Your Board of Directors recommends that you vote your shares as follows:

•	FOR the election of the directors nominated by your Board of Directors;

•	FOR the ratification of EY as Ashland’s independent registered public accountants for fiscal year 2022; and

•	FOR the approval, on a non-binding advisory basis, of the compensation paid to Ashland’s named executive officers.

Q:	Who may vote at the Annual Meeting?

A:

Stockholders of Ashland at the close of business on December 1, 2021 (the “Record Date”) are entitled to vote at the Annual Meeting and any adjournments or postponements thereof. As of the Record Date, there were 56,908,383 shares of Common Stock of Ashland (“Ashland Common Stock”) outstanding. Each share of Ashland Common Stock is entitled to one vote.

Q:	Who can attend the Annual Meeting?

A:	All Ashland stockholders on the Record Date are invited to attend the Annual Meeting. Due to the current COVID-19 pandemic and in support of the health of our stockholders,

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directors and employees, Ashland has determined that the Annual Meeting will be conducted exclusively as a “virtual meeting” of stockholders via online live webcast. There will be no physical location for the meeting. You will be able to attend and listen to the meeting live, submit questions and vote online during the meeting by visiting www.proxydocs.com/ASH. To participate in the Annual Meeting, you will need to register in advance at www.proxydocs.com/ASH prior to the deadline of 10:00 a.m. (EST) on January 25, 2022. Upon completing your registration, you will receive further instructions via email, including your unique links that will allow you access to the Annual Meeting and will also permit you to submit questions.

Q:	Why did I receive the Notice of Internet Availability of Proxy Materials in the mail instead of a full set of proxy materials?

A:

In accordance with rules adopted by the Securities and Exchange Commission (the “SEC”), we may furnish proxy materials, including the Notice of Annual Meeting of Stockholders and Proxy Statement, together with our 2021 Annual Report, by providing access to such documents on the Internet instead of mailing printed copies. Most stockholders will not receive printed copies of the proxy materials unless they have specifically requested them. Instead, a Notice of Internet Availability of Proxy Materials (“Notice”) will be mailed to stockholders starting on or around December 13, 2021.

Q:	How do I access the proxy materials?

A:

The Notice will provide you with instructions regarding how to view Ashland’s proxy materials for the Annual Meeting and the 2021 Annual Report on the Internet. The Notice also instructs you on how you may submit your vote. If you would like to receive a paper or email copy of our proxy materials, you should follow the instructions for requesting such materials in the Notice.

Q:	What shares are included on the proxy card?

A:

If you are a registered stockholder of Ashland as of the Record Date, the proxy card represents all shares of Ashland Common Stock that are registered in your name as well as any shares you hold in the dividend reinvestment plan (the “DRP”) administered by EQ Shareowner Services (“EQ”) for investors in Ashland Common Stock and in the Employee Savings Plan, the Union Plan or the ISP Plan. If your shares are held through a broker, bank or other nominee, your broker, bank or other nominee has enclosed a voting instruction form for you to use to direct it how to vote the shares held by such broker, bank or other nominee. Please return your completed voting instruction form to your broker, bank or other nominee. If your broker, bank or other nominee permits you to provide voting instructions via the Internet or by telephone, you may vote that way as well.

Q:	What does it mean if I receive more than one proxy card on or about the same time?

A:

It generally means that you hold shares registered in more than one account. In order to vote all of your shares, please sign, date and return each proxy card or voting instruction form in the postage-paid envelope provided or, if you vote via the Internet or telephone, please be sure to vote using each proxy card or voting instruction form you receive.

Q:	How do I vote my shares?

A:

We encourage all stockholders to submit proxies in advance of the Annual Meeting by telephone, by Internet or by mail. Sending your proxy by any of these methods will not affect your right to attend and vote at the Annual Meeting electronically or by executing a proxy designating a representative to vote for you electronically at the Annual Meeting.

If you are a registered stockholder as of the Record Date, you can vote by (i) following the instructions on the Notice or proxy card to vote by telephone or Internet, (ii) signing, dating

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and mailing your proxy card or (iii) attending and voting electronically at the Annual Meeting.

If you hold shares through a broker, bank or other nominee, that institution will instruct you as to how your shares may be voted by proxy, including whether telephone or Internet voting options are available.

Q:	How do I vote my shares in the DRP?

A:

The proxy card represents all shares of Ashland Common Stock that are registered in your name as well as any shares you hold in the DRP administered by EQ for investors in Ashland Common Stock. Therefore, you may vote your DRP shares (together with your shares of Ashland common Stock) by (i) attending and voting electronically at the Annual Meeting, (ii) following the instructions on the Notice or proxy card to vote by telephone or Internet or (iii) signing, dating and mailing your proxy card.

Q:	How will the Trustee of the Employee Savings Plan, the Union Plan and the ISP Plan vote?

A:

Each participant in the Employee Savings Plan, the Union Plan, or the ISP Plan may instruct the Trustee on how to vote the shares of Ashland Common Stock credited to the participant’s account in each plan. In the case of the Union Plan or the ISP plan, such instructions will additionally be applied to a proportionate number of shares of Ashland Common Stock held in all other plan participants’ accounts for which voting instructions are not timely received by the Trustee (the “non-directed shares”). In the case of the Employee Savings Plan, each participant may separately instruct the Trustee on how to vote a proportionate number of non-directed shares. Each participant who gives the Trustee any such instruction acts as a named fiduciary for the applicable plan under the Employee Retirement Income Security Act of 1974, as amended (“ERISA”). Your vote must be received by the plan tabulator, before 5:00 p.m. (EST) on Friday, January 21, 2022. You may not vote your shares in such plans at the Annual Meeting.

Q:	Can I change my vote once I vote by mail, by telephone or over the Internet?

A:

Yes. You have the right to change or revoke your proxy (1) at any time before the Annual Meeting by (a) notifying Ashland’s Secretary in writing at 8145 Blazer Drive, Wilmington, DE 19808, (b) returning a later dated proxy card or (c) entering a later dated telephone or Internet vote; or (2) by voting electronically during the Annual Meeting after registering at www.proxydocs.com/ASH. Any changes or revocations of voting instructions to the Trustee of the Employee Savings Plan, the Union Plan, or the ISP Plan must be received by the plan tabulator, before 5:00 p.m. (EST) on Friday, January 21, 2022.

Q:	Who will count the vote?

A:	Representatives of Mediant Communications will tabulate the votes and will act as the inspector of election.

Q:	What constitutes a quorum?

A:

As of the Record Date, 56,908,383 shares of Ashland Common Stock were outstanding and entitled to vote. A majority of the shares issued and outstanding and entitled to be voted thereat must be present electronically at the Annual Meeting or by proxy to constitute a quorum to transact business at the Annual Meeting. If you vote electronically at the Annual Meeting, by telephone, over the Internet or by returning a properly executed proxy card, you will be considered a part of that quorum. Abstentions and broker non-votes (if any), as described below, will be treated as present for the purpose of determining a quorum.

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Q:	What vote is required for approval of each matter to be considered at the Annual Meeting?

A:	(1)

Election of Directors — Under Article V of Ashland’s Certificate of Incorporation (the “Certificate”), the affirmative vote of a majority of votes cast with respect to each director nominee is required for the nominee to be elected. A majority of votes cast means that the number of votes cast “for” a director nominee must exceed the number of votes cast “against” that director nominee.

	(2)	Ratification of independent registered public accountants — The appointment of EY will be ratified if votes cast in its favor exceed votes cast against it.

	(3)

Non-binding advisory resolution approving the compensation paid to Ashland’s named executive officers — The non-binding advisory resolution approving the compensation paid to Ashland’s named executive officers, as disclosed in this Proxy Statement pursuant to Item 402 of Regulation S-K, including the Compensation Discussion and Analysis, compensation tables and narrative discussion, will be approved if the votes cast in its favor exceed the votes cast against it.

Q:	What is a broker non-vote?

A:

A broker non-vote occurs when brokers, banks or other nominees holding shares for a beneficial owner have discretionary authority to vote on “routine” matters brought before a stockholder meeting, but the beneficial owner of the shares fails to provide the broker, bank or other nominee with specific instructions on how to vote any “non-routine” matters brought to a vote at the stockholders meeting.

The only proposal that would be considered “routine” is the proposal for the ratification of the appointment of EY as Ashland’s independent registered public accountants for fiscal 2022. A broker, bank or other nominee will not be entitled to vote your shares on any “non-routine” matters, absent instructions from you. “Non-routine” matters include the election of directors and the approval, on a non-binding advisory basis, of the compensation paid to Ashland’s named executive officers.

Consequently, if you do not submit any voting instructions to your broker, bank or other nominee, your broker, bank or other nominee may exercise its discretion to vote your shares on the proposal to ratify the appointment of EY. If your shares are voted on this proposal as directed by your broker, bank or other nominee, your shares will constitute broker non-votes on each of the other proposals. Broker non-votes will count for purposes of determining whether a quorum exists but will not be counted as votes cast with respect to such proposals.

Q:	How will my shares be voted if I submit a proxy card but do not specify how I want to vote?

A:

All shares represented by validly executed proxies will be voted at the Annual Meeting, and such shares will be voted in accordance with the instructions provided. If no voting specification is made on your returned proxy card, Guillermo Novo or Yvonne Winkler von Mohrenfels, as individuals named on the proxy card, will vote in line with the Board’s recommendations with respect to any such proposal, i.e., (i) FOR the election of the 9 director nominees, (ii) FOR the ratification of EY, and (iii) FOR the non-binding advisory resolution approving the compensation paid to Ashland’s named executive officers, as disclosed pursuant to Item 402 of Regulation S-K, including the Compensation Discussion and Analysis, compensation tables and narrative discussion.

As of the date of this Proxy Statement, your Board of Directors knows of no business other than that set forth above to be transacted at the Annual Meeting, but if other matters requiring a vote do arise, it is the intention of Mr. Novo and Ms. Winkler von Mohrenfels, as the individuals to whom you are granting your proxy, to vote in accordance with their best judgment on such matters.

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Q:	How will broker non-votes and abstentions be treated?

A:

Ashland will treat broker non-votes as present to determine whether or not there is a quorum at the Annual Meeting, but they will not be treated as entitled to vote on any “non-routine” matters. This means that broker non-votes will have no effect on whether any of the proposals pass. Abstentions will also be treated as present for the purpose of determining quorum, but as unvoted shares for the purpose of determining the approval of the election of directors, the ratification of EY and the approval, on a non-binding advisory basis, of the compensation paid to Ashland’s named executive officers.

Accordingly, we urge you to promptly give instructions to your broker to vote FOR your Board’s nominees by using the voting instruction card provided to you by your custodian.

Q:	Where can I find the voting results of the Annual Meeting?

A:

We intend to announce preliminary voting results based on our proxy solicitor’s advice at the Annual Meeting. We expect to report the final results based on the report of Mediant Communications on a Current Report on Form 8-K filed with the SEC within four business days following the Annual Meeting. You can obtain a copy of the Form 8-K from our website at http://investor.ashland.com, by calling the SEC at 1-800-SEC-0330 for the location of the nearest public reference room or through the SEC’s EDGAR system at http://www.sec.gov.

Q:	Who can I contact if I have questions or need assistance in voting my shares, or if I need additional copies of the proxy materials?

A:	Please contact EQ Proxy, the firm assisting us in the solicitation of proxies, toll-free at 1 (833) 656-0643. Banks and brokers may call collect at 1 (516) 220-8356.

Important Notice regarding the availability of Proxy Materials for the

Annual Meeting to be held on January 25, 2022.

This Proxy Statement and Ashland’s 2021 Annual Report to Stockholders are available at

www.ashland.com/proxy.

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ASHLAND COMMON STOCK OWNERSHIP OF

CERTAIN BENEFICIAL OWNERS

The following table sets forth information with respect to each person known to Ashland to beneficially own more than 5% of the outstanding shares of Ashland Common Stock as of October 31, 2021.

Name and Address of Beneficial Owner	Aggregate Number of Shares of Common Stock Beneficially Owned		Percentage of Common Stock Beneficially Owned (1)
The Vanguard Group	5,693,000	(2)	9.39%
100 Vanguard Blvd Malvern, PA 19355

BlackRock, Inc.	4,478,998	(3)	7.7%
55 East 52nd Street New York, New York 10022

Eminence Capital, LP	4,035,178	(4)	6.7%
399 Park Avenue, 25th Floor New York, New York 10022

(1)	Based on 56,838,804 shares of Ashland Common Stock outstanding as of October 31, 2021.

(2)

Based upon information contained in the Schedule 13G/A filed by The Vanguard Group (“Vanguard”) with the SEC on February 10, 2021, Vanguard beneficially owned 5,693,000 shares of Ashland Common Stock as of December 31, 2020 with sole voting power over no shares, shared voting power over 37,161 shares, sole dispositive power over 5,612,015 shares and shared dispositive power over 80,994 shares. Vanguard reported its beneficial ownership on behalf of itself and the following wholly owned subsidiaries: Vanguard Asset Management, Limited; Vanguard Fiduciary Trust Company; Vanguard Global Advisors, LLC; Vanguard Group (Ireland) Limited; Vanguard Investments Australia Ltd.; Vanguard Investments Canada Inc.; Vanguard Investments Hong Kong Limited; and Vanguard Investments UK, Limited.

(3)

Based upon information contained in the Schedule 13G/A filed by BlackRock, Inc. (“BlackRock”) with the SEC on January 29, 2021, BlackRock beneficially owned 4,478,998 shares of Ashland Common Stock as of December 31, 2020, with sole voting power over 4,478.998 shares, shared voting power over no shares, sole dispositive power over 4,664,064 shares and shared dispositive power over no shares. BlackRock reported its beneficial ownership on behalf of itself and the following direct and indirect subsidiaries and affiliates: BlackRock Life Limited, BlackRock Advisors, LLC; BlackRock (Netherlands) B.V.; BlackRock Institutional Trust Company, National Association; BlackRock Asset Management Ireland Limited; BlackRock Financial Management, Inc.; BlackRock Asset Management Schweiz AG; BlackRock Investment Management, LLC; BlackRock Investment Management (UK) Limited; BlackRock Asset Management Canada Limited; BlackRock (Luxembourg) S.A.; BlackRock Investment Management (Australia) Limited; BlackRock Advisors (UK) Limited; and BlackRock Fund Advisors.

(4)

Based upon information contained in the Schedule 13D/A filed by Eminence Capital LP (“Eminence”) with the SEC on November 18, 2020, Eminence beneficially owned 4,035,178 shares of Ashland Common Stock as of November 16, 2020, with sole voting power over no shares, shared voting power over 4,035,178 shares, sole dispositive power over no shares and shared dispositive power over 4,035,178 shares. Eminence reported its beneficial ownership on behalf of itself and Ricky C. Sandler, a U.S. Citizen (“Mr. Sandler,” and together with Eminence Capital, the “Reporting Persons”). Eminence serves as the management company or investment adviser to and may be deemed to have shared voting and dispositive power over the shares of Common Stock held by, various investment funds and separately managed accounts under its management and control. The general partner of Eminence

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is Eminence Capital GP, LLC, the sole managing member of which is Mr. Sandler. Eminence also reported that Mr. Sandler beneficially owned 4,037,968 shares of Ashland Common Stock and 1,454.846 restricted stock units as of November 16, 2020, with sole voting power over 2,790 shares and 1,454.846 restricted stock units, shared voting power over 4,035,178 shares, sole dispositive power over 2,790 shares and 1,454.846 restricted stock units and shared dispositive power over 4,035,178 shares.

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ASHLAND COMMON STOCK OWNERSHIP OF

DIRECTORS AND EXECUTIVE OFFICERS OF ASHLAND

The following table shows, as of October 31, 2021, the beneficial ownership of Ashland Common Stock by each Ashland director, director nominee and each Ashland executive officer named in the “Summary Compensation Table” of this Proxy Statement and the beneficial ownership of Ashland Common Stock by the directors and executive officers of Ashland as a group.

Common Stock Ownership

Name of Beneficial Owner	Number of Shares Beneficially Owned	Percent of Shares Beneficially Owned

Guillermo Novo	56,408	*	(2)(3)(4)
J. Kevin Willis	142,334	*	(1)(2)(3)
Osama M. Musa	22,717	*	(2)(3)
Min S. Chong	1,790	*	(2)
Eric N. Boni	29,944	*	(1)(2)(3)
Peter J. Ganz (a)	80,525	*	(2)(3)
Keith C. Silverman (a)	5,206	*	(3)
Brendan M. Cummins	0	—	(2)(4)
William G. Dempsey	10,855	*	(2)(4)
Jay V. Ihlenfeld	8,942	*	(2)(4)
Wetteny Joseph	0	—
Susan L. Main	7,241	*	(2)(4)
Jerome A. Peribere	6,368	*	(2)(4)
Ricky C. Sandler	4,036,664	7.10%	(2)(5)
Janice J. Teal	28,742	*	(2)(4)
All directors and executive officers as a group (18 people)	4,446,819	7.79%	(1)(2)(3)(4)(5)

(a)	Mr. Ganz left Ashland effective December 31, 2020 and Mr. Silverman left Ashland effective November 20, 2020.

As of October 31, 2021, there were 56,838,804 shares of Ashland Common Stock outstanding. None of the listed individuals owned more than 1% of Ashland’s Common Stock outstanding as of October 31, 2021, other than Mr. Sandler. All directors and executive officers as a group owned 4,446,819 shares of Ashland Common Stock, which equaled 7.79% of the Ashland Common Stock outstanding as of October 31, 2021. Shares deemed to be beneficially owned are included in the number of shares of common stock outstanding on October 31, 2021, for computing the percentage ownership of the applicable person and the group, but shares are not deemed to be outstanding for computing the percentage ownership of any other person.

(1)

Includes shares of Ashland Common Stock held under the Employee Savings Plan by executive officers: as to Mr. Willis, 33,158 shares; as to Mr. Boni, 7,463 shares; and as to all executive officers as a group, 40,622 shares. Participants can vote the Employee Savings Plan shares.

(2)

Includes grants of restricted stock units, common stock units and/or restricted stock units (share equivalents) held by executive officers in the Ashland Common Stock Fund under Ashland’s non-qualified Deferred Compensation Plan for Employees (the “Employees’ Deferral Plan”) or by directors under the non-qualified Deferred Compensation Plan for Non-Employee Directors

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(the “Directors’ Deferral Plan”): as to Mr. Novo, 21,466 units; as to Mr. Willis, 33,979 units; as to Dr. Musa, 2,674 units; as to Mr. Chong, 622 units; as to Mr. Boni, 1,920 units; as to Mr. Ganz, 6,374 units; as to Mr. Dempsey, 8,972; as to Dr. Ihlenfeld, 7,059 units; as to Ms. Main, 5,358 units; as to Mr. Peribere, 4,485 units; as to Mr. Sandler, 1,486; as to Dr. Teal, 26,859 units; and as to all directors and executive officers as a group, 122,922. Mr. Cummins, as a non-U.S. resident, is not eligible to defer U.S.-based compensation and therefore holds 21,435 restricted stock units, payable solely in cash, directly and not through the Directors’ Deferral Plan.

(3)

Includes shares of Ashland Common Stock with respect to which the executive officers have the right to acquire beneficial ownership within 60 calendar days after October 31, 2021, through the exercise of stock appreciation rights (“SARs”): as to Mr. Novo, 14,044 shares; as to Mr. Willis, 74,371 shares; as to Dr. Musa, 14,677 shares; as to Mr. Chong, 959 shares; as to Mr. Boni, 10,415 shares; and as to all directors and executive officers as a group, 155,071 shares through SARs. All SARs included in this table are reported on a net basis based on the closing price for Ashland Common Stock as reported on the New York Stock Exchange (“NYSE”) Composite Tape on October 31, 2021. All SARs are stock settled and are not issued in tandem with an option.

(4)

Includes 1,883 restricted shares of Ashland Common Stock for each of the non-employee directors under the prior director compensation program, except for Mr. Cummins who received 1,883 restricted stock units in lieu of 1,883 restricted shares (discussed in footnote 2 above). Beginning in February 2018, Ashland ceased providing new directors the on-boarding grant of 1,883 restricted shares.

(5)

As of October 31, 2021, Mr. Sandler had sole voting power over 2,790 shares and shared voting power over 4,035,178 shares. The 4,035,178 shares (the “Eminence Shares”) were owned by certain funds and investment vehicles (the “Eminence Funds”) managed by Eminence. The Eminence Shares are not held directly by Mr. Sandler. From time to time, certain of these shares are held in the ordinary course of business with other investment securities owned by the Eminence Funds in co-mingled margin accounts with a prime broker that may, from time to time, extend margin credit to certain Eminence Funds, subject to applicable federal margin, stock exchange rules and credit policies. Mr. Sandler is the Founder and Chief Executive Officer/Chief Investment Officer of Eminence, and therefore is in a position to determine the Funds’ investment and voting decisions. Accordingly, Mr. Sandler and Eminence may be deemed to indirectly beneficially own the shares that the Eminence Funds directly and beneficially own. Mr. Sandler beneficially owns 4,037,968 shares and 1,454.846 restricted stock units as of November 16, 2020, with sole voting power over 2,790 shares and 1,454,846 restricted stock units, shared voting power over 4,035,178 shares, sole dispositive power over 2,790 shares and 1,454,846 restricted stock units and shared dispositive power over 4,035,178 shares.

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PROPOSAL ONE – ELECTION OF DIRECTORS

BOARD OF DIRECTORS

Nine directors are proposed to be elected at the Annual Meeting to serve until the 2023 Annual Meeting and until their successors are duly elected and qualified. The 9 individuals nominated by your Board for election as directors at the 2022 Annual Meeting are Brendan M. Cummins, William G. Dempsey, Jay V. Ihlenfeld, Wetteny Joseph, Susan L. Main, Guillermo Novo, Jerome A. Peribere, Ricky C. Sandler and Janice J. Teal. The G&N Committee believes that all 9 of your Board’s nominees will be available to serve as directors upon election and the Board unanimously recommends that stockholders vote FOR them at the Annual Meeting.

As provided under Article V of Ashland’s Certificate of Incorporation, the affirmative vote of a majority of votes cast with respect to each director nominee will be required for the nominee to be elected. A majority of votes cast means that the number of votes cast “for” a director nominee must exceed the number of votes cast “against” that director nominee. Abstentions will not be counted as votes cast either for or against the nominees.

Pursuant to Ashland’s Certificate of Incorporation, any nominee who is serving as a director at the time of an uncontested election who fails to receive a greater number of votes “for” his or her election than votes “against” his or her election shall submit an offer to resign from the Board no later than two weeks after the certification of the stockholder vote. Pursuant to the Board of Directors’ resignation policy in Ashland’s Corporate Governance Guidelines (published on Ashland’s website (http://investor.ashland.com)), the Board will decide, through a process managed by the G&N Committee, whether to accept the resignation within 90 days following the date of the stockholder meeting. The Company will then promptly disclose the Board’s decision and reasons therefor. As a condition to his or her nomination, each person nominated by the G&N Committee must agree in advance to abide by the policy. All 9 of your Board’s director nominees have agreed to abide by the policy.

If you submit a validly executed proxy card or voting instruction form but do not specify how you want to vote your shares with respect to the election of directors, then your shares will be voted in line with the Board’s recommendation with respect to the proposal, i.e., FOR the 9 nominees proposed by your Board and named in this Proxy Statement. Should any of your Board’s nominees be unable or unwilling to stand for election at the time of the Annual Meeting, the proxies named on your proxy card may vote for a replacement nominee recommended by the Board of Directors, or the Board may reduce the number of directors to be elected at the Annual Meeting. At this time, the Board knows of no reason why any of the Board’s nominees would not be able to serve as a director if elected.

The Board of Directors unanimously recommends a vote FOR ALL the following nominees at the 2022 Annual Meeting: Brendan M. Cummins, William G. Dempsey, Jay V.  Ihlenfeld,

Wetteny Joseph, Susan L. Main, Guillermo Novo, Jerome A. Peribere,

Ricky C. Sandler and Janice J. Teal.

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DIRECTOR NOMINEES

BRENDAN M. CUMMINS
Principal Occupation: Former Consultant to The Valence Group; Former Chief Executive Officer of Ciba Specialty Chemicals Director Since: 2012 Age: 70

Professional Experience:

Mr. Cummins served as a global strategic advisor to, and on the senior executive panel of, The Valence Group, a specialist mergers and acquisitions firm, from 2010 until May 2012. Prior to that position, Mr. Cummins served as Chief Executive Officer for Ciba Specialty Chemicals (“Ciba”) from 2007 to 2008 and as Chief Operating Officer from 2005 to 2007. From 1974 to 2005, Mr. Cummins held a variety of international and senior management positions with Ciba.

Education:

Mr. Cummins is an Associate and Fellow of the Institute of Company Accountants, is a Fellow of the Association of International Accountants and received a Diploma in Company Direction from the Institute of Directors in 2010. He also completed a management development program at Harvard in 1989.

Other Company Boards:

Mr. Cummins serves as a board member of Perstorp Group Sweden and is a member of the Remuneration Committee and serves on the board of Tom Murphy Car Sales in Ireland. Up until March 2019, he was a board member of Nanoco Group PLC based in Manchester UK where he served as the Senior Independent Director and served as a member of the Audit Committee and Chair of the Remuneration Committee.

Non-Profit Boards:

Mr. Cummins currently serves as a board member and Vice Chairman of Respond Support Ireland, a social housing and a community support charity organization. He also served as Chairman of The Viking Trust Ltd in Waterford City, Ireland from 2012 until July 2016, and as Chair of the Audit Committee and member of the Planning Committee of Waterford City and County Council until the first quarter of 2016.

Director Qualifications:

As the former Chief Executive Officer of a major chemical company and a chemical industry consultant, Mr. Cummins brings significant management and chemical industry experience and knowledge to the Board in the areas of international business operations, accounting and finance, risk oversight, environmental compliance and corporate governance.

Board Committees:

*  Compensation (Chair)

*  Audit

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WILLIAM G. DEMPSEY
Principal Occupation: Former Executive Vice President of Global Pharmaceuticals at Abbott Laboratories Director Since: 2016 Age: 70

Professional Experience:

Mr. Dempsey held various executive positions with Abbott Laboratories from 1982 until 2007, including Executive Vice President of Global Pharmaceuticals from 2006, Senior Vice President of Pharmaceutical Operations from 2003 and Senior Vice President of International Operations from 1999. He has previously served as Chairman of the International Section of the Pharmaceutical Research and Manufacturers of America (PhRMA) and as Chairman of the Accelerating Access Initiative, a cooperative public-private partnership of UNAIDS, the World Bank, and six research-based pharmaceutical companies.

Education:

Mr. Dempsey holds a Bachelor of Science degree in accounting from DePaul University.

Public Company Boards:

Mr. Dempsey currently serves as non-executive Chairman of the Board of Hill-Rom Holdings, Inc., where he is Chair of the Mergers and Acquisitions Committee and a member of the Nominating and Governance Committee. In the past five years, Mr. Dempsey has served on the board of Landauer, Inc. From March 2018 to July 2018, Mr. Dempsey served as Executive Chairman of Hill-Rom Holdings, Inc.

Non-Profit Boards:

Mr. Dempsey is a member of the Board of Trustees for the Guadalupe Center in Immokalee Florida.

Director Qualifications:

As former Executive Vice President of Global Pharmaceuticals at a public company, Mr. Dempsey brings significant experience within the pharmaceutical industry, as well as knowledge in the areas of finance, accounting, international operations and corporate governance. He also brings significant experience gained from service on the boards of other public companies.

Board Committees:

*  Governance and Nominating (Chair)

*  Environmental, Health, Safety and Quality

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JAY V. IHLENFELD
Principal Occupation: Former Senior Vice President of 3M Company Director Since: 2017 Age: 69 Lead Independent Director

Professional Experience:

Dr. Ihlenfeld served as the Senior Vice President, Asia Pacific, for 3M Company, a leader in technology and innovation, from 2006 until his retirement in 2012. Dr. Ihlenfeld has held various leadership positions during his 33-year career at 3M Company, including Senior Vice President, Research and Development from 2002 to 2006, Vice President of its Performance Materials business and Executive Vice President of its Sumitomo/3M business in Japan.

Education:

Dr. Ihlenfeld holds a Bachelor of Science degree in chemical engineering from Purdue University and a Ph.D. in chemical engineering from the University of Wisconsin.

Public Company Boards:

Dr. Ihlenfeld is a director of Celanese Corporation, where he serves on the Compensation and Management Development Committee and is the chair of the Environmental, Health, Safety, Quality and Public Policy Committee.

Non-Profit Boards:

Dr. Ihlenfeld is a director of the Minnesota Orchestra and is currently serving on the Executive Committee and Chair of the Audit Committee. Dr. Ihlenfeld is also Vice President and Trustee of Phi Delta Theta Foundation.

Director Qualifications:

As a former Senior Vice President of a global science company, Dr. Ihlenfeld brings significant management and chemical industry experience to the Board, as well as knowledge in the areas of international operations, leadership development and succession, environmental compliance and safety, risk oversight and M&A evaluation. He also brings significant experience gained from service on the board of directors of another public company.

Board Committees:

*  Compensation

*  Environmental, Health, Safety and Quality

WETTENY JOSEPH
Principal Occupation: Executive Vice President and Chief Financial Officer of Zoetis, Inc. Director Since: 2021 Age: 49

Professional Experience:

Mr. Joseph is the Executive Vice President and Chief Financial Officer of Zoetis, Inc. (“Zoetis”), an American drug company and the world’s largest producer of medicines and vaccinations for pets and livestock since June 2021. Prior to that, Mr. Joseph held various leadership positions within Catalent from 2008 to 2021, including Senior Vice President and Chief Financial Officer between 2018 and 2021; President, Clinical Supply Services from 2015 to 2018; and Vice President, Finance in various capacities from 2008 to 2012.

Education:

Mr. Joseph holds a Bachelor of Science degree and a Master of Accounting degree both from Florida Atlantic University.

Director Qualifications:

As the Executive Vice President and Chief Financial Officer of Zoetis, Mr. Joseph brings significant management and life sciences industry experience to the Board, as well as knowledge in the areas of public company finance, accounting, business strategy, business operations, and international operations.

Board Committees:

*  Audit

*  Environmental, Health, Safety and Quality

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SUSAN L. MAIN
Principal Occupation: Senior Vice President and Chief Financial Officer of Teledyne Technologies Incorporated Director Since: 2017 Age: 63

Professional Experience:

Ms. Main is Senior Vice President and Chief Financial Officer of Teledyne Technologies, Inc., a leading provider of digital imaging products and software, sophisticated instrumentation, aerospace and defense electronics, and engineered systems, since November 2012. Prior to that, she was Vice President and Controller of Teledyne, a position she held for eight years. From 1999 to 2004, Ms. Main served as Vice President and Controller for Water Pik Technologies, Inc. She also held numerous financial roles at the former Allegheny Teledyne Incorporated in its government, industrial and commercial segments.

Education:

Ms. Main holds a Bachelor of Arts degree in Business Administration from California State University, Fullerton.

Public Company Boards:

Ms. Main was a director of Garrett Motion Inc. between October 2018 and April 2021 and served as a member of the Audit and Nominating and Corporate Governance committees.

Director Qualifications:

As the Senior Vice President and Chief Financial Officer of a public company, Ms. Main brings significant management and public company financial experience and knowledge to the Board in the areas of finance, accounting, operations, risk oversight and corporate governance. She also brings experience gained from service on the board of directors of another public company.

Board Committees:

*  Audit (Chair)

*  Governance and Nominating

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GUILLERMO NOVO
Principal Occupation: Chairman of the Board and Chief Executive Officer of Ashland Global Holdings Inc. Director Since: 2019 Age: 59

Professional Experience:

Mr. Novo is Ashland’s Chairman of the Board and Chief Executive Officer. Prior to that position, Mr. Novo served as the President and CEO of Versum Materials, Inc., and was a member of the board of directors. Previously, Mr. Novo served as Executive Vice President, Materials Technologies of Air Products and Chemicals, Inc. (“Air Products”) since October 2014. He joined Air Products in September 2012 as Senior Vice President Electronics, Performance Materials, Strategy and Technology. Prior to joining Air Products, Mr. Novo was employed by the Dow Chemical Company where he most recently served as group vice president, Dow Coating Materials, a large specialty chemicals business. He began his career in 1986 with Rohm and Haas Company (which merged with Dow in 2009) and over the next 24 years progressed through a variety of commercial, marketing, and general management positions, living in South America, the United States and Asia. In 1998, Mr. Novo was named a vice president at Rohm and Haas, and in 2006 he became a corporate officer and one of five group executives on the corporate leadership team responsible for driving the overall strategy for the company.

Education:

Mr. Novo holds a Bachelor of Science degree in industrial engineering from the University of Central Florida and a Master of Business Administration degree from the University of Michigan.

Public Company Boards:

Mr. Novo is a director of PPG Industries, Inc. since February 2021 and serves on the Audit and Compensation Committees. Mr. Novo has served as a director of Ashland since May 22, 2019, serving on the Audit Committee until October 8, 2019 and serving on the Environmental, Health, Safety and Quality Committee until December 31, 2019. Within the past five years, Mr. Novo served as a director of Versum Materials, Inc. and Bemis Company, where he served on the Compensation and Nominating and Governance committees.

Director Qualifications:

As the Chairman and Chief Executive Officer of Ashland and as the former President and Chief Executive Officer of Versum Materials, Inc., a leading electronic materials company, Mr. Novo brings over thirty years of leadership experience in the specialty materials and specialty chemicals industries. With his public company and leadership roles, he brings significant experience and knowledge to the Board in the areas of business strategy, business operations, manufacturing, safety, management, finance, accounting, risk oversight and corporate governance. Mr. Novo also brings substantial experience gained from service on the board of directors of other public companies.

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JEROME A. PERIBERE
Principal Occupation: Former President and Chief Executive Officer of Sealed Air Corporation Director Since: 2018 Age: 67

Professional Experience:

Mr. Peribere was the President and Chief Executive Officer of Sealed Air Corporation (“Sealed Air”) from March 2013 until his retirement in December 2017. Prior to this position, he served as the President and Chief Operating Officer of Sealed Air. Prior to joining Sealed Air, Mr. Peribere worked at The Dow Chemical Company (“Dow”) from 1977 through August 2012. Mr. Peribere served in multiple managerial roles with Dow, most recently as Executive Vice President of Dow and President and Chief Executive Officer, Dow Advanced Materials, a unit of Dow, from 2010 through August 2012.

Education:

Mr. Peribere holds a degree in business economics and finance from the Institut D’Etudes Politiques in Paris, France.

Public Company Boards:

Mr. Peribere is a director of Xylem Inc. where he serves on the Audit Committee and chairs the Leadership Development and Compensation Committee. Mr. Peribere previously served as a director of Sealed Air and BMO Financial Corporation.

Director Qualifications:

As the former President and Chief Executive Officer of Sealed Air and former Executive Vice President of Dow and President and Chief Executive Officer of Dow Advanced Materials, Mr. Peribere brings significant management and chemical industry experience and knowledge to the Board in the areas of finance, international business operations, safety, environmental compliance, risk oversight and corporate governance. He also brings significant experience gained from service on the board of directors of other public companies.

Board Committees:

*  Compensation

*  Governance and Nominating

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RICKY C. SANDLER
Principal Occupation: Founder and Chief Executive Officer/Chief Investment Officer of Eminence Capital Director Since: 2020 Age: 52

Professional Experience:

In 1999 Mr. Sandler founded Eminence Capital, LP (“Eminence”), a global investment management organization with more than $8 billion under management. As the Chief Executive Officer and Chief Investment Officer of Eminence, Mr. Sandler is responsible for managing a team of investment professionals and a diversified portfolio across most sectors of the equity market. Prior to launching Eminence, Mr. Sandler was co-founder and co-general partner of Fusion Capital Management, LLC. Previously, he was a research analyst covering a wide range of industries and companies for Mark Asset Management, where he began his investing career in 1991.

Education:

Mr. Sandler holds a Bachelor of Business Administration degree in accounting and finance from the University of Wisconsin. He has also received his Chartered Financial Analyst designation from the CFA Institute.

Non-Profit Boards:

Mr. Sandler serves on the boards of two small non-profit companies.

Director Qualifications:

Mr. Sandler brings more than 25 years of business and investment experience to the Board. He brings a unique institutional investor perspective, including strong relationships with other investors and stockholders, to the Board and can provide critical insight on issues most important to Ashland’s stockholders. As a result of his role at Eminence, he brings extensive experience and knowledge in the areas of finance, business strategy, accounting, risk oversight and corporate governance.

Board Committees:

*  Audit

*  Governance and Nominating

JANICE J. TEAL
Principal Occupation: Former Group Vice President and Chief Scientific Officer for Avon Products Inc. Director Since: 2012 Age: 69

Professional Experience:

Dr. Teal served as the Group Vice President and Chief Scientific Officer for Avon Products Inc., a direct seller of beauty and related products, from January 1999 to May 2010. Prior to that position, Dr. Teal served as Vice President of the Avon Skin Care Laboratories, where she led the bioscience research and skin care teams.

Education:

Dr. Teal holds a doctorate degree and a Master of Science degree in pharmacology from Emory University Medical School, a pharmacy degree from Mercer University and was a post-doctoral fellow at the New York University Medical Center Institute of Environmental Medicine.

Public Company Boards:

From 2003 until 2011, Dr. Teal served as a director of Arch Chemicals, Inc., where she served on the Audit Committee and the Corporate Governance Committee.

Non-Profit Boards:

Dr. Teal serves on the Board of Trustees of Naples Community Hospital Healthcare System.

Director Qualifications:

As former Group Vice President and Chief Scientific Officer of a leading personal care company, Dr. Teal brings significant scientific and personal care industry experience and knowledge to the Board in the areas of research and development, marketing, safety and risk oversight. She also brings significant experience gained from service on the board of directors of another public chemical company.

Board Committees:

*  Environmental, Health, Safety and Quality (Chair)

*  Compensation

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DIRECTOR DIVERSITY AND TENURE

The following matrix provides the diversity and years of tenure(1) of the members of our Board.

	Cummins	Dempsey	Ihlenfeld	Joseph	Main	Novo	Peribere	Sandler	Teal

RACE/ETHNICITY
African American				●
Asian/Pacific Islander
White/Caucasian	●	●	●		●		●	●	●
Hispanic/Latino						●
Native American
GENDER
Male	●	●	●	●		●	●	●
Female					●				●
TENURE(1)	10	6	5	1	4	3	4	2	10

(1)	Counting the start year and 2021 as full years.

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DIRECTOR COMPENSATION

Ashland’s non-employee director compensation program is designed to attract and retain highly qualified directors and align their interests with those of our stockholders. The Governance and Nominating Committee reviews the director compensation program on an annual basis and recommends proposed changes for approval by the Board. As part of this review, the Governance and Nominating Committee considers the significant amount of time expended, and the skill level required, by each non-employee director in fulfilling his or her duties on the Board, each director’s role and involvement on the Board and its committees and the market compensation practices and levels of our peer companies.

The annualized amounts payable with respect to each role are as follows:

Committee Role	Annually
Director Retainer	$100,000

Lead Independent Director	$35,000

Audit Committee Chair	$20,000

All Other Committee Chairs	$15,000

In addition, non-employee directors who make an election to defer part or all of any annual retainer may have the deferred amounts held as common stock units (share equivalents) in a hypothetical Ashland Common Stock Fund or invested under the other available investment options under the Directors’ Deferral Plan. The payout of the amounts deferred occurs upon termination of service by the director. Directors may elect to receive the payout in a single lump sum or in installments not to exceed 15 years. Upon a “change in control” of Ashland (as defined in the Directors’ Deferral Plan), deferred amounts in the directors’ deferral accounts will be distributed pursuant to each director’s election and valued at the time of the distribution.

The following table provides the compensation paid to Ashland’s non-employee Director for 2021:

Name	Fees Earned or Paid in Cash (1) ($)	Stock Awards (2) ($)	All Other Compensation ($)	Total ($)
Brendan M. Cummins	115,000	110,000	0	225,000

William G. Dempsey	115,000	110,000	0	225,000

Jay V. Ihlenfeld	135,000	110,000	0	245,000

Wetteny Joseph (3)	67,500	110,000	0	177,000

Susan L. Main	120,000	110,000	0	230,000

Jerome A. Peribere	100,000	110,000	0	210,000

Craig A. Rogerson (4)	32,778	0	0	32,778

Ricky C. Sandler	100,000	110,000	0	210,000

Janice J. Teal	115,000	110,000	0	225,000

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(1)

For fiscal 2021 Mr. Dempsey, Mr. Joseph and Dr. Teal deferred all or a portion of their fees into the Directors’ Deferral Plan. Mr. Dempsey deferred $28,750, Mr. Joseph deferred $50,000 and Dr. Teal deferred $115,000.

(2)

The values in column (c) represent the aggregate grant date fair value of restricted stock unit awards granted in fiscal 2021 computed in accordance with FASB ASC Topic 718. These restricted stock unit awards do not require assumptions in computing their grant date fair value under generally accepted accounting principles. The number of restricted stock unit awards received is rounded to the nearest whole share. Other than Mr. Cummins, each continuing non-employee director received a grant of 1,319 restricted stock units of Ashland Common Stock in the Directors’ Deferral Plan on January 26, 2021. The grant date fair value per share of each restricted stock unit was $83.37 per share of Ashland Common Stock. Mr. Cummins received 1,319 restricted stock units on such date, which was based on the grant date fair value of $83.37 per share of Ashland Common Stock.

(3)	Mr. Joseph joined the Board on January 26, 2021.

(4)	Mr. Rogerson did not stand for reelection to the Board at the Annual Meeting of Stockholders on January 28, 2021.

The following table identifies the aggregate number of unvested stock awards for each non-employee director outstanding as of September 30, 2021, other than Mr. Novo, whose unvested stock awards are reflected in the “Outstanding Awards at Fiscal Year-End” table below.

Name	Shares of Restricted Ashland Common Stock (#)	Unvested Restricted Stock Units of Ashland Common Stock (1) (#)
Brendan M. Cummins	0	21,435

William G. Dempsey	1,883	1,319

Jay V. Ihlenfeld	1,883	1,319

Susan L. Main	1,883	1,319

Wetteny Joseph	0	1,319

Jerome A. Peribere	1,883	1,319

Ricky C. Sandler	0	1,319

Janice J. Teal	1,883	1,319

(1)

Includes credit for reinvested dividends allocated since the grant date for all directors. For all directors other than Mr. Cummins, the restricted stock units vest one year after date of grant. Mr. Cummins’ restricted stock units vest as described below under the section entitled “Restricted Stock Units” of this Proxy Statement.

Restricted Stock Units

Ashland provides an annual award of deferred restricted stock units in the Directors’ Deferral Plan with a grant date value of $110,000 (pro-rated as applicable for less than a full year of service).

In 2021, each continuing non-employee director (other than Mr. Cummins) received restricted stock units in the Directors’ Deferral Plan. The restricted stock units vest one year after date of grant.

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Dividends on restricted stock units are reinvested in additional restricted stock units. Upon a “change in control” of Ashland, the restricted stock units immediately vest. Prior to being awarded restricted stock units, directors can elect to have part of their vested units invested under the available investment options under the Directors’ Deferral Plan, other than the Ashland Common Stock Fund, and/or paid in cash after the director terminates from service. Effective as of May 22, 2019, pursuant to an amendment to the Directors’ Deferral Plan, directors can no longer elect to have their restricted stock units invested in any investment option other than the Ashland Common Stock Fund and the restricted stock units will be paid in stock after the director terminates from service. In addition, following such amendment, restricted stock units will be granted under the stockholder approved Ashland Global Holdings Inc. 2021 Omnibus Incentive Compensation Plan, or applicable successor plan, rather than the Directors’ Deferral Plan.

Mr. Cummins, as a non-U.S. resident, is not eligible to participate in the Directors’ Deferral Plan. Therefore, he received an annual award of restricted stock units directly, which may not be sold, assigned, transferred or otherwise encumbered until the earliest to occur of: (i) retirement from the Board of Directors, (ii) death or disability, (iii) a 50% change in the beneficial ownership of Ashland or (iv) voluntary early retirement to enter governmental service. His annual award will continue to be granted directly (and not through deferral).

Stock Ownership Guidelines for Directors

The Board of Directors considers Ashland Common Stock ownership by directors to be of utmost importance. The Board believes that such ownership enhances the commitment of directors to Ashland’s future and aligns their interests with those of Ashland’s other stockholders. The Board has therefore established minimum stock ownership guidelines for non-employee directors which require each director to own Ashland Common Stock having a value of at least five times his or her base annual cash retainer of $100,000. Each newly elected director has five years from the year elected to reach this ownership level.

As of September 30, 2021, each of Ashland’s current non-employee directors who are currently required to meet the minimum stock ownership guidelines had attained the minimum stock ownership levels other than Mr. Joseph. Mr. Joseph joined the Board in 2021 and will not be required to meet the minimum stock ownership guidelines until January 2026.

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CORPORATE GOVERNANCE

Governance Principles

Ashland is committed to adhering to sound corporate governance practices. The documents described below are published on Ashland’s website (http://investor.ashland.com). These documents are also available in print at no cost to any stockholder who requests them. Among the corporate governance practices followed by Ashland are the following:

•

Ashland has adopted Corporate Governance Guidelines. These guidelines provide the framework for the Board’s governance of Ashland and include a general description of the Board’s purpose, director qualification standards, retirement and resignation policies and other responsibilities. The Corporate Governance Guidelines require that at least two-thirds of Ashland’s directors be independent, as defined by Ashland’s Director Independence Standards (the “Standards”), which incorporate the independence requirements of the SEC rules and the listing standards of the NYSE.

•

Ashland also requires compliance with its global code of conduct which applies to all of Ashland’s directors and employees, including the principal executive officer, principal financial officer, principal accounting officer and persons performing similar functions. The global code of conduct promotes honest and ethical conduct, compliance with applicable laws, rules and regulations, prompt reporting of violations of the code and full, fair, accurate, timely and understandable disclosure in reports filed with the SEC. Ashland intends to post any amendments or waivers of the code (to the extent applicable to Ashland’s directors and executive officers) on Ashland’s website or in a Current Report on Form 8-K.

•

Each of Ashland’s Board Committees has adopted a charter defining its respective purposes and responsibilities. Ashland has a separately designated standing audit committee established in accordance with Section 3(a)(58)(A) of the Exchange Act.

•	Only independent directors, as defined in the Standards, may serve on the Audit Committee, G&N Committee, and Compensation Committee of the Board.

•	The Board, and each Committee of the Board, has the authority to engage independent consultants and advisors.

Policy Regarding Employee, Officer and Director Hedging and Pledging

Under Ashland’s insider trading policy, directors, officers, employees and certain persons or entities related to these individuals, are prohibited from purchasing any financial instruments that are designed to hedge or offset any decrease in the market value of equity securities of Ashland granted to or held by such covered persons. Such financial instruments include, but are not limited to, prepaid variable forward contracts, equity swaps, collars, and exchange funds.

Additionally, all directors and officers of Ashland are prohibited from, directly or indirectly, pledging equity securities of Ashland. Pledging includes, but is not limited to, the creation of any form of pledge, security interest, deposit, lien or other hypothecation, including the holding of shares in a margin account.

Board Leadership Structure

Ashland combines the roles of Chairman of the Board and Chief Executive Officer, which is balanced through the appointment of a Lead Independent Director. The Board believes that combining the positions of Chairman and Chief Executive Officer provides clarity of leadership and is in the best interests of Ashland and its stockholders at this time. The Board believes that the use of a Lead Independent Director provides appropriate independent oversight of management. Independent oversight has been further assured by having only one member of management on the Board. The non-employee directors regularly meet in executive session at Board meetings.

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The Lead Independent Director is an independent director selected annually by the G&N Committee and approved by the Board. Dr. Ihlenfeld is currently the Lead Independent Director. In addition to the duties of all Board members, the Lead Independent Director:

•	Coordinates with the Chairman of the Board to determine the appropriate schedule of meetings;

•	Places any item he or she determines is appropriate on the Board’s agenda;

•

Directs that specific materials be included in Board mailings and works with the G&N Committee, as appropriate, to assess the quality, quantity and timeliness of the flow of information from management to the Board;

•	Directs the retention of consultants and advisors to report directly to the Board;

•	Coordinates with the G&N Committee to oversee compliance with Ashland’s Corporate Governance Guidelines and to recommend appropriate revisions thereto;

•

Coordinates and develops the agenda for, and moderates executive sessions of, the Board’s independent directors and acts as principal liaison between the independent directors and the Chairman of the Board and Chief Executive Officer on sensitive matters; and

•	Works with the G&N Committee to recommend the membership of the various Board Committees and Committee Chairs.

Oversight of Ashland’s Executive Compensation Program

The Compensation Committee is responsible for the approval and administration of compensation programs for executive officers of Ashland. The Compensation Committee is composed of independent directors (as defined in the Standards). In making compensation decisions, the Compensation Committee considers, among other things: Ashland’s compensation philosophy, its financial and operating performance, the individual performance of executives, compensation policies and practices for Ashland employees generally, and practices and executive compensation levels of peer and similarly sized general industry companies.

The Compensation Committee’s primary responsibilities are to:

•	Ensure that the Company’s executive compensation programs are competitive, support organizational objectives and stockholder interests, and emphasize the pay-for-performance linkage;

•

Review, evaluate and approve on an annual basis, the goals and objectives of the Chief Executive Officer. The Compensation Committee annually evaluates the Chief Executive Officer’s performance in light of these established goals and objectives, and based on these evaluations, the Compensation Committee sets the Chief Executive Officer’s annual compensation, including base salary, annual incentives and long-term incentives;

•	Review and approve compensation of all executive officers who are “officers” under Section 16 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”); and

•

Approve any employment agreements, consulting arrangements, severance or retirement arrangements, change in control agreements, and/or any special or supplemental benefits or provisions covering any current or former executive officer of Ashland.

For further information about the responsibilities of the Compensation Committee, see “Committees and Meetings of the Board of Directors—Compensation Committee” below.

The Compensation Committee may form and delegate authority to subcommittees with regard to any of the above responsibilities.

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In determining and administering the executive compensation programs, the Compensation Committee takes into consideration:

•

Recommendations of the Chief Executive Officer and human resources regarding potential changes to executive officer compensation based on performance, competitiveness, personnel and organizational changes, regulatory issues, strategic initiatives and other matters;

•	Information provided by human resources function at Ashland; and

•

Advice of an outside, independent, executive compensation consultant on all aspects of executive compensation, including comparison to the practices and executive compensation levels of peer and general industry companies.

The Compensation Committee meets in executive session for a portion of each of its meetings.

Compensation Committee Interlocks and Insider Participation

The members of the Compensation Committee for fiscal 2021 were Brendan M. Cummins (Chair), Jay V. Ihlenfeld, Jerome A. Peribere, and Janice J. Teal. There were no impermissible interlocks or inside directors on the Compensation Committee.

Board’s Role of Risk Oversight

The Board of Directors has oversight responsibility with respect to Ashland’s risk management processes. This includes working with management to determine and assess the Company’s philosophy and strategy towards risk management and mitigation. Management is responsible for the day-to-day management of risk, and they report periodically to the Board and to specific committees on current and emerging risks and the Company’s approach to avoiding and mitigating risk exposure. The Board reviews in detail the Company’s most significant risks and whether management is responding consistently within the Company’s overall risk management and mitigation strategy.

While the Board maintains the ultimate oversight responsibility for risk management, each of the various committees of the Board has been assigned responsibility for risk management oversight of specific areas. In particular, the Audit Committee maintains responsibility for overseeing risks related to Ashland’s financial reporting, audit process, internal controls over financial reporting and disclosure controls and procedures and for the global ethics and compliance program. The Audit Committee has oversight responsibility related to Ashland’s key financial risks. Additionally, the Audit Committee has responsibility for reviewing and assisting the Board in its oversight of the Company’s capital allocation framework, including prioritization, significant decisions and risk considerations relating to the Company’s financial resources, capital structure and investments and uses of cash. The EHS&Q Committee assists the Board in fulfilling its oversight responsibility with respect to environmental, health, safety, product compliance and business continuity risks. In setting compensation, the Compensation Committee monitors and evaluates the compensation and benefits structure of the Company, including providing guidance on philosophy and policy matters and excessive risk-taking. Finally, the G&N Committee conducts an annual review of nominees to the Board and is charged with developing and recommending to the Board corporate governance principles and policies and Board Committee structure, leadership and membership.

Director Independence and Certain Relationships

The Board of Directors has adopted the Standards to assist in its determination of director independence. To qualify as independent under these Standards, the Board must affirmatively determine that a director has no material relationship with Ashland, other than as a director.

Pursuant to the Standards, Ashland’s Board undertook a review of director independence in November 2021. During this review, the Board considered relationships and transactions between,

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on the one hand, each director or nominee, any member of his or her immediate family, and his or her affiliates, and on the other hand, Ashland and its subsidiaries and affiliates. As provided for in the Standards, the purpose of the review was to determine whether any such relationships or transactions were inconsistent with a determination that the director or nominee is independent.

As a result of the review, Ashland’s Board affirmatively determined that Messrs. Cummins, Dempsey, Joseph, Peribere, Sandler, Dr. Teal, Dr. Ihlenfeld, and Ms. Main are each independent of Ashland and its affiliates. Mr. Novo, Ashland’s Chief Executive Officer, is the only director determined not to be independent of Ashland. In addition, the Board has affirmatively determined that all members of the Audit Committee, Compensation Committee and G&N Committee are independent under SEC rules and the listing standards of the NYSE.

In the normal course of business, Ashland had transactions with other corporations where certain Ashland directors serve as executive officers. None of the transactions were material in amount as to Ashland and none were reportable under federal securities laws. Ashland’s Board has concluded that the following relationship between Ashland and the director-affiliated entity is not material pursuant to the Standards, and the G&N Committee has determined that the transaction is not a “Related Person Transaction,” as defined in the Related Person Transaction Policy:

Before joining Zoetis in June 2021, Wetteny Joseph, a director nominee of Ashland, was Senior Vice President and Chief Financial Officer of Catalent Inc. (“Catalent”). During fiscal 2021, Catalent paid Ashland approximately $1,084,749 for certain products and/or services.

There are no material proceedings to which any director, director nominee or executive officer of Ashland is a party adverse to Ashland or any of its subsidiaries or has a material interest adverse to Ashland or any of its subsidiaries.

There are no family relationships between any director of Ashland, executive officer of Ashland or person nominated or chosen to become a director or executive officer of Ashland.

Related Person Transaction Policy

Federal securities laws require Ashland to describe any transaction since the beginning of the last fiscal year, or any currently proposed transaction, in which (i) Ashland was or is to be a participant, (ii) the amount involved exceeds $120,000 and (iii) in which any related person had or will have a direct or indirect material interest. Related persons are directors and executive officers, nominees for director and any immediate family members of directors, executive officers or nominees for director. There have been no transactions since October 1, 2020, nor is there any currently proposed transaction, in which (i) Ashland was or is to be a participant, (ii) the amount involved exceeded or will exceed $120,000 and (iii) any related person had or will have a direct or indirect material interest. Ashland is also required to describe its policies and procedures for the review, approval or ratification of any Related Person Transaction.

Pursuant to Ashland’s written Related Person Transaction Policy (the “Policy”), the G&N Committee is responsible for reviewing the material facts of any transactions that could potentially be “transactions with related persons.” The Policy covers any transaction, arrangement or relationship or series of similar transactions, arrangements or relationships (including any indebtedness or guarantee of indebtedness) in which (1) the aggregate amount involved will or may be expected to exceed $120,000 in any fiscal year, (2) Ashland is a participant and (3) any related person has or will have a direct or indirect interest (other than solely as a result of being a director or a less than 10% beneficial owner of another entity). Transactions between Ashland and any firm, corporation or entity in which a related person is an executive officer or general partner, or in which any related persons collectively hold more than 10% of the ownership interests, are also subject to review under the Policy.

Under the Policy, Ashland’s directors and executive officers are required to identify annually, and on an as-needed basis, potential transactions with related persons or their firms that meet the

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criteria set forth in the Policy, and management is required to forward all such disclosures to the G&N Committee. The G&N Committee reviews each disclosed transaction. The G&N Committee has discretion to approve, disapprove or otherwise act if a transaction is deemed to be a Related Person Transaction subject to the Policy. Only disinterested members of the G&N Committee may participate in the determinations made with regard to a particular transaction. If it is impractical to convene a meeting of the G&N Committee, the Chair of the G&N Committee is authorized to make a determination and promptly report such determination in writing to the other G&N Committee members. All determinations made under the Policy are required to be reported to the full Board of Directors.

Under the Policy and consistent with SEC regulations, certain transactions are not Related Person Transactions, even if such transactions exceed $120,000 in a fiscal year. Those exceptions are:

•	Compensation to a director or executive officer which is or will be disclosed in Ashland’s proxy statement;

•

Compensation to an executive officer which is approved by the Compensation Committee and would have been disclosed in Ashland’s proxy statement if the executive officer was a “named executive officer”;

•

A transaction in which the rates or charges involved are determined by competitive bids, or which involves common, contract carrier or public utility services at rates or charges fixed in conformity with law or governmental authority;

•	A transaction that involves services as a bank depository of funds, transfer agent, registrar, indenture trustee or similar services; and

•	A transaction in which the related person’s interest arises solely from the ownership of Ashland Common Stock and all stockholders receive the same benefit on a pro rata basis.

Delinquent Section 16(a) Reports

Pursuant to Section 16 of the Exchange Act, the Company’s directors and certain executive officers are required to report, within specified due dates, their initial ownership of the Company’s Common Stock and all subsequent acquisitions, dispositions or other transfers of interest in such securities, if and to the extent reportable events occur which require reporting by such due dates. The Company is required to identify in its proxy statement whether it has knowledge that any person required to file such a report may have failed to do so in a timely manner. Based on that review, all of the Company’s directors and all executive officers subject to the reporting requirements satisfied such requirements in full during fiscal 2021.

Communication with Directors

The Board of Directors has established a process by which stockholders and other interested parties may communicate with the Board. Persons interested in communicating with the Board, or with a specific member or Committee of the Board, may do so by writing to the Lead Independent Director in care of the General Counsel of Ashland, 8145 Blazer Drive, Wilmington, DE 19808. Communications directed to the Lead Independent Director will be reviewed by the General Counsel and distributed to the Lead Independent Director as well as to other individual directors, as appropriate, depending on the subject matter and facts and circumstances outlined in the correspondence. Communications that are not related to the duties and responsibilities of the Board, or are otherwise inappropriate, will not be forwarded to the Lead Independent Director, although all communications directed to the Board will be available to any director upon request.

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Attendance at Annual Meeting

Ashland has a policy and practice of strongly encouraging all directors to attend the Annual Meeting. A majority of Ashland’s then current directors were present at the Annual Meeting held on January 28, 2021.

Executive Sessions of Directors

The independent directors meet in executive session at each regularly scheduled meeting of the Board, and at other times as they may determine appropriate. The Audit and Compensation Committees of the Board meet in executive session during every regular committee meeting. Other Board committees meet in executive session at the discretion of the committee members.

Stockholder Recommendations for Directors

The G&N Committee considers director candidates recommended by other directors, employees and stockholders, and is authorized, at its discretion, to engage a professional search firm to identify and suggest director candidates. Written suggestions for director candidates should be sent via registered, certified or express mail to the Secretary of Ashland at 8145 Blazer Drive, Wilmington, DE 19808. Such suggestions should be received no later than September 1, 2022, to be considered by the G&N Committee for inclusion as a director nominee for the 2023 Annual Meeting. Suggestions for director candidates should include all information required by Ashland’s By-laws and any other relevant information, as to the proposed candidate. The G&N Committee selects each director nominee based on the nominee’s skills, achievements and experience. The G&N Committee will review all director candidates in accordance with its charter and Ashland’s Corporate Governance Guidelines, and it will identify qualified individuals consistent with criteria approved by the Board of Directors. The G&N Committee shall select individuals as director nominees who exhibit the highest personal and professional integrity, who have demonstrated exceptional ability and judgment and who shall be most effective in serving the interests of Ashland’s stockholders. Additionally, the G&N Committee shall seek director candidates who exhibit the following personal and professional qualifications: (1) significant experience in the chemical industry; (2) product or process innovation experience; (3) international business expertise; (4) diverse experience in policy-making in business, government, education and/or technology, or in areas that are relevant to Ashland’s global business and strategy; (5) an inquisitive and objective nature, practical wisdom and mature judgment; and (6) the ability to work with Ashland’s existing directors and management. Individuals recommended by stockholders in accordance with these procedures will be evaluated by the G&N Committee in the same manner as individuals who are recommended through other means.

Stockholder Nominations of Directors

In order for a stockholder to nominate a director at an annual meeting who is not otherwise nominated by the G&N Committee, Ashland’s By-laws require that the stockholder must give written notice (as specified below) to the Secretary of Ashland not less than 90 days nor more than 120 days prior to the first anniversary of the date of the immediately preceding annual meeting; provided, however, that in the event that the date of the annual meeting is more than 30 days earlier or more than 60 days later than such anniversary date, notice by the stockholder to be timely must be so delivered or received not earlier than the 120th day prior to such annual meeting and not later than the close of business on the later of the 90th day prior to such annual meeting and the 10th day following the day on which public announcement of the date of such meeting is first made. Public disclosure may include a press release or be in a public filing with the SEC. The notice must contain the following information:

•	as to each stockholder proposing a nominee and any Stockholder Associated Person (as defined below),
i.	the class or series and number of shares of stock directly or indirectly held of record and beneficially by the stockholder proposing such business or Stockholder Associated Person;

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ii.	the date such shares of stock were acquired;
iii.

a description of any agreement, arrangement or understanding, direct or indirect, with respect to such business between or among the stockholder proposing such business, any Stockholder Associated Person or any others (including their names) acting in concert with any of the foregoing;

iv.

a description of any agreement, arrangement or understanding (including any derivative or short positions, profit interests, options, hedging transactions and borrowed or loaned shares) that has been entered into, directly or indirectly, as of the date of such stockholder’s notice by, or on behalf of, the stockholder proposing such business or any Stockholder Associated Person, the effect or intent of which is to mitigate loss to, manage risk or benefit of share price changes for, or increase or decrease the voting power of the stockholder proposing such business or any Stockholder Associated Person with respect to shares of stock of Ashland (a “Derivative”);

v.

a description in reasonable detail of any proxy (including revocable proxies), contract, arrangement, understanding or other relationship pursuant to which the stockholder proposing such business or Stockholder Associated Person has a right to vote any shares of stock of Ashland;

vi.

any rights to dividends on the stock of Ashland owned beneficially by the stockholder proposing such business or Stockholder Associated Person that are separated or separable from the underlying stock of Ashland;

vii.

any proportionate interest in stock of Ashland or Derivatives held, directly or indirectly, by a general or limited partnership in which the stockholder proposing such business or Stockholder Associated Person is a general partner or, directly or indirectly, beneficially owns an interest in a general partner; and

viii.

any performance-related fees (other than an asset-based fee) that the stockholder proposing such business or Stockholder Associated Person is entitled to, based on any increase or decrease in the value of stock of Ashland or Derivatives thereof, if any, as of the date of such notice (sections (i) through (viii), the “Stockholder Information”);

•

as to each stockholder proposing such nominee, the name and address of (i) any other beneficial owner of stock of Ashland that are owned by such stockholder and (ii) any person that directly, or indirectly through one or more intermediaries, controls, or is controlled by, or is under common control with, the stockholder or such beneficial owner (each, a “Stockholder Associated Person”);

•	the name and address of each stockholder proposing such nominee, as they appear on Ashland’s books;

•	the name and address of the person or persons to be nominated;

•	a representation that the stockholder is a holder of record of stock of Ashland entitled to vote in the election of directors and intends to appear in person or by proxy at the meeting;

•

a description of all arrangements or understandings between the stockholder and each nominee and any other person or persons (naming such person or persons) pursuant to which the nomination or nominations are to be made by the stockholder;

•

a description of all direct and indirect compensation and other material monetary agreements, arrangements and understandings during the past three years, and any other material relationships, between or among the stockholder and any Stockholder Associated Person or any of their respective affiliates or associates or other parties with whom they are acting in concert, including all information that would be required to be disclosed pursuant to Rule 404 promulgated under Regulation S-K if the stockholder, Stockholder Associated Person or any person acting in concert therewith, were the

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“registrant” for purposes of such rule and each nominee were a director or executive of such registrant;

•

such other information regarding each nominee proposed by such stockholder and Stockholder Associated Persons as would have been required to be included in a proxy statement filed pursuant to the proxy rules of the SEC had each nominee been nominated, or intended to be nominated, by the Board and a completed signed questionnaire, representation and agreement required by Section 3.02(c) of Ashland’s By-laws;

•

a representation as to whether such stockholder intends (a) to deliver a proxy statement and form of proxy to holders of at least the percentage of Ashland’s outstanding capital stock required to approve the nomination or (b) otherwise to solicit proxies from stockholders in support of such nomination;

•	a representation that the stockholder shall provide any other information reasonably requested by Ashland; and

•	the executed written consent of each nominee to serve as a director of Ashland if so elected.

The chairman of any meeting of stockholders to elect directors and Ashland’s Board may refuse to acknowledge any nomination that is not made in compliance with the procedure described above or if the stockholder fails to comply with the representations set forth in the notice.

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COMMITTEES AND MEETINGS OF THE BOARD OF DIRECTORS

The Board of Directors currently has four committees: Audit Committee; Compensation Committee; EHS&Q Committee; and G&N Committee. All Committees are currently composed entirely of independent directors. During fiscal 2021, 11 meetings of the Board were held. Each incumbent director attended at least 75% of the total meetings of the Board and the Committees on which he or she served. Overall attendance at Board and Committee meetings was 94%. Listed below are the members of each of the four standing committees as of September 30, 2021.

Audit	Compensation	Environmental, Health, Safety and Quality	Governance and Nominating

Brendan M. Cummins	Brendan M. Cummins (1)	William G. Dempsey	William G. Dempsey (1)

Wetteny Joseph	Jay V. Ihlenfeld	Jay V. Ihlenfeld	Susan L. Main

Susan L. Main (1)	Jerome A. Peribere	Wetteny Joseph	Jerome A. Peribere

Ricky C. Sandler	Janice J. Teal	Janice J. Teal (1)	Ricky C. Sandler

(1)	Chair

Following are descriptions of the primary responsibilities of each committee and the number of meetings held during fiscal 2021. Each committee’s charter is available on Ashland’s website (http://investor.ashland.com).

Audit Committee	Number of Meetings in Fiscal 2021: 8

Summary of Responsibilities

•	Oversees Ashland’s financial reporting process, including earnings releases and the filing of financial reports.
•	Reviews management’s implementation and maintenance of adequate systems of internal accounting and financial controls (including internal control over financial reporting).
•	Evaluates the independence and performance of the independent auditors, who report directly to the Audit Committee.
•	Selects independent auditors based on qualification and independence and approves audit fees and services performed by independent auditors.
•	Reviews the effectiveness of Ashland’s legal and regulatory compliance programs.
•	Discusses the overall scope and plans for audits with both internal and independent auditors.
•	Reviews and investigates any matters pertaining to the integrity of executive management and oversees compliance by management with laws, regulations and the global code of conduct.
•	Establishes and maintains procedures for handling complaints regarding accounting and auditing matters.
•

Reviews and oversees Ashland’s capital allocation framework, including prioritization, significant decisions and risk considerations relating to Ashland’s financial resources, capital structure and investments and uses of cash.

•

Reviews Ashland’s enterprise risk assessment and risk management policies, including Ashland’s major enterprise and financial risk exposures and steps taken by management to monitor and mitigate such exposures.

•

Evaluates and recommends actions regarding significant financial issues such as capital structure, dividend policy, offerings of corporate securities, major borrowings, credit facilities, derivatives and swaps policies (including entry into swaps in reliance on the end-user exception), past audits of capital investments, capital projects, commercial commitments and merger, acquisition and divestiture activities.

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•	Oversees funding and investment policy related to employee benefit plans.
•	Reviews performance and operation of internal audit, including the head of internal audit, and reviews adverse audit reports.
•	Reviews the Company’s information and cyber security risks and programs.

Compensation Committee	Number of Meetings in Fiscal 2021: 5

Summary of Responsibilities

•	Ensures Ashland’s executive compensation programs are appropriately competitive, supports organizational objectives and stockholder interests and emphasizes pay for performance linkage.
•	Evaluates and approves compensation and sets performance criteria for compensation programs with respect to Ashland’s Chief Executive Officer.
•	Evaluates and approves compensation and sets performance criteria for compensation programs for all executive officers subject to Section 16 of the Exchange Act.
•	Oversees the execution of Chief Executive Officer and senior management development and succession plans, including HR-related business continuity plans.
•

Approves any employment agreements, consulting arrangements, severance or retirement arrangements, change in control agreements and/or any other special or supplemental benefits covering any current or former executive officer.

•	Adopts, amends, terminates and performs other design functions for Ashland’s benefit plans.
•	Oversees the implementation and administration of Ashland’s compensation plans.
•	Monitors and evaluates Ashland’s compensation and benefits structure, providing guidance on philosophy, policy matters and excessive risk taking.
•	Oversees regulatory compliance on compensation matters, including Ashland’s policies on structuring compliance programs to preserve tax deductibility.
•	Oversees the preparation of the annual report on executive compensation.
•	Oversees the retention of compensation consultants, independent legal counsel or other advisors and determines independence of the same.

Environmental, Health, Safety and Quality Committee	Number of Meetings in Fiscal 2021: 4

Summary of Responsibilities

•

Oversees and reviews Ashland’s environmental, health and safety, quality and compliance policies, programs, practices and audits and any issues, as well as competitors’ activities and industry best practices.

•	Oversees and reviews environmental, health and safety regulatory trends, including Ashland’s overall compliance, remediation and sustainability efforts.
•

Oversees and reviews product safety and quality trends, issues and concerns which affect or could affect Ashland’s product safety or quality practices, including Ashland’s overall efforts related to product safety and quality.

•	Oversees, reviews and receives updates on Ashland’s policies regarding environmental, health, safety and quality compliance and business continuity risks.
•	Reports to the Board concerning implementation of environmental, health, safety and quality compliance policies and assists the Board in assuring Ashland’s compliance with those policies.

Governance and Nominating Committee	Number of Meetings in Fiscal 2021: 5

Summary of Responsibilities

•	Recommends nominees for the Board of Directors and its Committees.
•	Reviews suggested potential candidates for the Board.

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•	Recommends desirable size and composition of the Board and its Committees.
•	Recommends to the Board programs and procedures relating to director compensation, evaluation, retention and resignation.
•	Reviews corporate governance guidelines, corporate charters and proposed amendments to Ashland’s Certificate of Incorporation and By-laws.
•	Reviews transactions pursuant to the Related Person Transaction Policy.
•	Assists the Board in ensuring the Board’s independence as it exercises its corporate governance and oversight roles.
•	Oversees the evaluation of the Board.
•	Reviews the process for succession planning for the executive management of Ashland.
•	Reviews all Committee charters.
•	Reviews and makes recommendations to address stockholder proposals.
•	Oversees the administration of the equity plans and awards, solely with respect to non-employee directors.

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EXECUTIVE COMPENSATION

COMPENSATION DISCUSSION AND ANALYSIS

This Compensation Discussion and Analysis (“CD&A”) provides a detailed description of our executive compensation philosophy and programs and the compensation decisions made by the Compensation Committee under those programs. This CD&A focuses on the compensation of our named executive officers for fiscal 2021, who were:

Name	Title

Guillermo Novo	Chairman and Chief Executive Officer (“CEO”)

J. Kevin Willis	Senior Vice President, Chief Financial Officer (“CFO”)

Osama M. Musa	Senior Vice President, Chief Technology Officer

Min S. Chong	Senior Vice President, GM Specialty Additives and Intermediates and Solvents

Eric N. Boni	Vice President, Finance and Principal Accounting Officer

Peter J. Ganz (1)	Former Senior Vice President, General Counsel and Secretary

Keith C. Silverman (2)	Former Vice President, Global OPS Quality and EH&S

(1)	On December 31, 2020, Mr. Ganz retired from the Company

(2)	On November 20, 2020, Mr. Silverman left the company due to company reorganization

FISCAL YEAR 2021 ASHLAND PERFORMANCE

In Fiscal 2021 Ashland continued to experience a difficult operating environment brought on by the COVID-19 pandemic. Throughout fiscal 2021 the persistence of the global pandemic continued to impact consumer behavior as well as global supply chains and logistics that resulted in disruptions causing cost inflation for energy, freight and raw materials. However, Ashland continued to execute on its business strategy throughout fiscal 2021 with strong earnings growth and margin improvement even within this challenging macro environment.

Key developments and accomplishments during fiscal 2021 include:

•

Ashland signed a definitive sale agreement with Arkema on August 31, 2021 to sell the Performance Adhesives business for $1.65 billion. Expected net proceeds are $1.2 to $1.3 billion and the transaction is expected to close in the March quarter of 2022.

•

In September 2021, Ashland established a renewable annual trust for environmental remediation (Environmental Trust) that Ashland determined is restricted for ongoing and future environmental remediation and related litigation costs. The initial funding of this trust was $90 million.

•

In September 2021, under the 2018 stock repurchase program, Ashland announced that it entered into an accelerated share repurchase agreement (2021 ASR Agreement). Under the 2021 ASR Agreement, Ashland paid an initial purchase price of $450 million and received an initial delivery of 3.9 million shares of common stock during September 2021. The program is expected to terminate by March 2022, resulting in a final share repurchase transaction.

•

In April 2021, Ashland completed its acquisition of the personal care business of Schülke & Mayr GmbH (Schülke), a portfolio company of the global investment organization EQT. Ashland has included the purchase of this business within the Personal Care and Household reporting segment. The all-cash purchase price of Schülke was $312 million. The

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completion of the acquisition strengthens the profitable growth of the personal care and household business segment, enhances the specialty ingredients solutions and expands the biotechnology and microbiology technical competencies.

Key financial results for fiscal 2021 include:

•

Operating income of $181 million in 2021 compared to a loss of $463 million in 2020. The 2020 loss was driven by a $530 million goodwill impairment charge associated with Ashland’s business realignment during fiscal 2020 and is also included in the loss from continuing operations and net loss for fiscal 2020 discussed below.

•	Income from continuing operations of $173 million in 2021 compared to a loss of $555 million in 2020.

•	Net income of $220 million in 2021 compared to a loss of $508 million in 2020.

•	Adjusted EBITDA of $495 million in 2021 compared to $449 million in 2020.

In the year ahead we expect to continue to improve our operational performance, execute our business strategy, innovate our sustainability platform and remain disciplined in our capital allocation as we increase our free cash flow and apply the proceeds from the Performance Adhesives transaction to make organic growth investments, strategic bolt-on M&A transactions and reward our shareholders.

FY2021 Financial Results

(In millions) $	2021	2020

Sales

Life Science	$737	$708

Personal Care & Household	592	615

Specialty Additives	655	589

Intermediates and Solvents	178	129

Intersegment sales	(51)	(25)

	$2,111	$2,016

Operating Income (Loss)

Life Sciences	130	123

Personal Care & Household	73	(296)

Specialty Additives	61	(132)

Intermediates and Solvents	35	(10)

Unallocated and other	(118)	(148)

	$181	$(463)

EBITDA (1)

Life Sciences	$194	$183

Personal Care & Household	154	(219)

Specialty Additives	146	(51)

Intermediates and Solvents	48	4

Unallocated and other	(117)	(145)

	$425	$(228)

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(In millions) $	2021	2020

Adjusted EBITDA (1)

Life Sciences	$195	$195

Personal Care & Household	161	150

Specialty Additives	158	143

Intermediates and Solvents	48	13

Unallocated and other	(67)	(52)

	$495	$449

(1)	EBITDA and Adjusted EBITDA are non-GAAP measures and are reconciled to net income for Ashland and operating income for each segment in Appendix A.

COMPENSATION PHILOSOPHY AND PROGRAM DESIGN PRINCIPLES

Compensation Philosophy and Executive Compensation Program Objectives

Our executive compensation program is designed to create a pay-for-performance culture by aligning compensation to the achievement of our financial and strategic objectives and our stockholders’ interests. We strive to provide our NEOs with a compensation package that is aligned with our Compensation Peer Group (as defined below), with the expectation, based on a comparison to executives in the Compensation Peer Group and a review of other competitive market information, that above-target performance will result in above-median pay and below-target performance will result in below-median pay. The Compensation Committee annually reviews the base salaries and the annual and long-term target incentive opportunities of our NEOs to determine whether these programs competitively reward our NEOs for their services.

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The primary objectives of our executive compensation program and the guiding principles for setting and awarding executive compensation are to:

Align the interests of management with our stockholders

To closely align the interests of management with the interests of our stockholders, a significant portion of each executive’s compensation is equity-based and is linked to building long-term stockholder value through the achievement of the financial and strategic objectives of Ashland.

Provide incentive compensation that promotes desired behavior without encouraging unnecessary and excessive risk

Incentive compensation should help drive business strategy. The compensation program should encourage both the desired results and the right behaviors. It should help drive business strategy and strike a balance between short-term and long-term performance, while incorporating risk-mitigating design features so that unnecessary or excessive risk is not encouraged.

Attract, retain and motivate executive talent by providing competitive levels of salary and targeted total pay

Compensation should be competitive with those organizations with which we compete for top talent and attract and retain executive officers with the skills, experience and motivation to achieve stated Company objectives.

Integrate with our performance management process of goal-setting and formal evaluation	Target-level goals should be aligned with the annual operating plan and be considered stretch yet achievable, based on an annual assessment of business conditions for the performance period.

Be straightforward and transparent in its design	Clearly describe all elements of our executive compensation programs, individually and in the aggregate, for our shareholders and other interested parties.

ELEMENTS OF COMPENSATION AND LINK TO COMPANY PERFORMANCE

Primary Compensation Elements

We have three primary elements of total direct compensation—base salary, annual incentive and long-term incentive. Our long-term incentive is delivered through Performance Stock Units (“PSUs” or “Performance Stock Units”) and Restricted Stock Units (“RSUs”).

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The majority of our NEOs’ compensation is performance-based and not guaranteed. The following table summarizes the key elements of our executive compensation program and describes why each element is provided:

	Base Salary	Annual Incentive	PSUs	RSUs
Recipient	All NEOs

When Granted / Received or Reviewed	Reviewed annually	Annually for prior year performance	First quarter annually

Form of Delivery	Cash		Equity

Type of Performance	Short-term emphasis		Long-term emphasis

Performance Period	Ongoing	1 Year	3 Years

How Payout is Determined	Compensation Committee judgment based on review of market and other factors	Formulaic; Compensation Committee verifies performance before payout	Formulaic; Compensation Committee verifies performance before payout	Stock price on vest date

Most Recent Performance Measure	N/A	Adjusted EBITDA and EBITDA Margin %(1) with a safety modifier	Return on Net Assets (“RONA”) and relative Total Shareholder Return (“RTSR”)	Stock price appreciation

What is Incentivized	Balance against excessive risk taking	Deliver on annual strategic objectives	Deliver on long-term strategic objectives; outperform peers	Balance against excessive risk-taking and retention

(1)

Adjusted EBITDA and EBITDA Margin, in each case, as used for purposes of our Annual Incentive Plan, and Adjusted RONA, as used for purposes of our Long-Term Incentive Performance Plan, are non-GAAP measures. Other than Adjusted RONA, a reconciliation of these measures to results in accordance with GAAP can be found in Appendix A. Adjusted RONA is a non-GAAP measure and will be reconciled when the long-term incentive performance plan is scored.

Overall Pay Mix

As illustrated in the charts below, we place a significant emphasis on performance-based compensation (annual and long-term) so that a substantial percentage of each NEO’s total direct target compensation is contingent on the successful achievement of our financial and strategic goals, in accordance with our compensation philosophy.

Total Direct Compensation Mix

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COMPARATOR PEER GROUPS

The Compensation Committee primarily uses two comparator groups as part of its executive compensation process. The “Compensation Peer Group” is used to assess the competitiveness of our NEOs’ compensation and the “Performance Peer Group” is used in limited circumstances in evaluating our stock performance.

Compensation Peer Group

The Compensation Committee considers relevant market pay practices, among other factors, when setting executive compensation to enhance our ability to recruit and retain high-performing talent. In assessing market competitiveness, the compensation of our NEOs is reviewed against executive compensation at a number of companies with which we compete for executive talent. Factors used to determine the companies included in the analysis and how the data is used is set forth below:

Considerations used to choose peer group	How we use peer group information

✓ Comparable revenue size ✓ Global operations ✓ Industry ✓ Market capitalization

✓    Input in developing base salary ranges, annual incentive target opportunities and long-term incentive awards

✓    Assess competitiveness of total direct compensation

✓    Determine form and mix of equity

✓   Input to designing compensation plans,   benefits and perquisites

The Compensation Peer Group is annually reviewed by the Compensation Committee, with support from its independent compensation consultant. During the review, the Compensation Committee considers whether the Compensation Peer Group companies remain appropriate from a business and talent perspective.

2021 Compensation Peer Group

Albemarle Corporation	Ingevity Corporation	RPM International Inc.
Axalta Coating Systems Ltd	Innospec Inc.	Sensient Technologies Corporation
Cabot Corporation	International Flavors & Fragrances, Inc.	Stepan Corporation
Celanese Corporation	Kraton Corporation	The Chemours Company
Element Solutions, Inc.	New Market Corporation	W.R. Grace & Co.
FMC Corporation.	Olin Corporation
H.B. Fuller Company	Avient Corporation

Additionally, competitive pay data was gathered from the Equilar 2020 Executive Compensation Survey. The data from the survey is scoped to Ashland’s industry and adjusted to Ashland’s revenue size.

Performance Peer Group

In fiscal 2021 the Compensation Committee utilized the entire S&P 400 index as our performance peer group (the “Performance Peer Group”). We believed the Performance Peer Group was an appropriate measure of our relative TSR, reflecting Ashland’s performance compared to the broader stock market and provides transparency to our investors and incentive

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plan participants. Our Performance Peer Group is used solely for assessing relative TSR performance for our PSUs.

FISCAL YEAR 2021 COMPENSATION STRUCTURE DECISIONS

Our Compensation Committee reviews the base salaries and the annual and long-term target opportunities of our NEOs annually to determine whether these programs competitively reward our NEOs for their services based on a comparison to executives in the Compensation Peer Group and a review of other competitive market information.

Base Salary

The Compensation Committee considers each NEO’s experience, proficiency, performance and potential to impact future business results, the NEO’s behavior measured against key competencies and corporate values and competitiveness in the market, in making base salary decisions.

The Compensation Committee also reviewed the market data provided by its independent compensation consultant in connection with the merit recommendations submitted by Mr. Novo for each NEO other than himself. The Compensation Committee approved no increases for Messrs. Willis, Musa, Ganz and Silverman based on its review of the market data for companies of similar size.

Base salaries, effective April 2021, were as follows:

NEO	2020 Base Salary ($)	2021 Base Salary ($)	Change (%)
Guillermo Novo	1,050,000	1,071,000	2.0
J. Kevin Willis	598,150	598,150	-
Osama M. Musa	494,596	494,596	-
Min S. Chong	388,000	420,000	7.6
Eric N. Boni	331,500	341,110	2.8
Peter J. Ganz (1)	561,550	561,550	-
Keith C. Silverman (1)	451,140	451,140	-

(1)	Mr. Ganz and Mr. Silverman left the company as of December 31, 2020 and November 20, 2020 respectively

Annual and Long-Term Incentive Target Opportunities

Each year, the Compensation Committee reviews the annual and long-term incentive target opportunities to ensure alignment with our compensation philosophy and competitive practice. Annual and long-term incentive target opportunities are aligned with market competitive practice.

	Annual Incentive Plan Target (%)			LTI Target (%)
NEO	FY2020	FY2021	AIP % Change	FY2020	FY2021	LTI % Change
Guillermo Novo	120	120	-	400	400	-
J. Kevin Willis	90	90	-	225	225	-
Osama M. Musa	75	75	-	150	150	-
Min S. Chong	55	60	9	85	85	-
Eric N. Boni	50	50	-	51	51	-
Peter J. Ganz	75	75	-	150	150	-
Keith C. Silverman	75	75	-	150	150	-

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FISCAL YEAR 2021 INCENTIVE PLAN DESIGNS AND PERFORMANCE-RELATED PAYOUTS

Annual and Long-Term Incentive Metrics and Goals

Based on a review of the annual and long-term financial goals, operational plans, strategic initiatives and the prior year’s actual results, the Compensation Committee annually approves the financial performance metrics that will be used to measure performance in our annual and long-term incentive arrangements as well as the relative weighting that will be assigned to each metric.

The Compensation Committee then approves threshold, target and maximum performance levels for each performance metric. The Compensation Committee seeks to establish corporate performance goals that are challenging yet attainable. For our fiscal 2021 Annual Incentive Plan (the “Annual Incentive Plan”) and Long-Term Incentive Performance Plan (“LTIPP”), the Compensation Committee approved the following performance metrics in November 2020 for the reasons noted below:

Performance Metric	Reason for Selection
Adjusted Earnings Before Interest Depreciation and Amortization (“EBITDA”) (1)	An indicator of Ashland’s • Profitability • Ability to optimize cash flow and stockholder value

Adjusted Earnings Before Interest Depreciation and Amortization Margin (“EBITDA Margin%”)	• An important indicator of Ashland’s ability to optimize cash flow and value

Environmental Health and Safety • Total Preventable Recordable Rate (“TPRR”) • Process safety • Spills and releases	• Reflects the importance of environmental and safety matters within Ashland

Return on Net Assets (“RONA”) (1)	• Committed to include a return metric

Relative Total Shareholder Return (“TSR”)	• Measures performance against our Performance Peer Group and stockholder value creation. This was converted from a modifier to a standalone metric.

(1)

Adjusted EBITDA and EBITDA Margin %, in each case, as used for purposes of our Annual Incentive Plan, and RONA, as used for purposes of our LTIPP, are non-GAAP measures. Other than RONA, a reconciliation of these measures to results in accordance with GAAP can be found in Appendix A. RONA will be reconciled when the long-term incentive performance plan is scored.

Adjustments to Reported Financial Results

The Compensation Committee reviews our financial performance following the end of the fiscal year and determines the financial performance score. The Compensation Committee retains the authority to adjust our reported financial results for items causing significant differences from assumptions contained in our annual operating plan. This year’s adjustments include goodwill impairment, restructuring and severance costs for significant business model redesign events, inventory control measures, certain environmental reserve adjustments, unrealized gain on securities, accelerated amortization of debt issuance costs, debt financing costs, uncertain tax positions, other tax reform related activities and used a constant foreign exchange. The Compensation Committee has adopted a set of guidelines to help it evaluate potential

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adjustments. Adjustments to reported financial results are intended to better reflect executives’ line of sight and ability to affect performance results, align award payments with decisions that support the annual operating plan, avoid artificial inflation or deflation of awards due to unusual or non-recurring items in the applicable period and emphasize long-term and sustainable growth.

Fiscal Year 2021 Annual Incentive Plan Design

For fiscal 2021, the NEOs, including the CEO, participated in the Annual Incentive Plan, which is designed to reward executives for the achievement of EBITDA growth and for delivering value through EBITDA Margin %, with additional EH&S/safety modifier +/- 10%.

NEO	Adjusted Company EBITDA (1)	Adjusted EBITDA Margin	Adjusted Business Unit EBITDA
Min S. Chong (2)	20%	20%	60%
All Other NEOs	80%	20%

(1)	See Appendix A for a reconciliation of Adjusted EBITDA to Net Income (Loss) and adjusted EBITDA provided by operating activities from continuing operations.

(2)	GM Specialty Additives and Intermediates and Solvents.

The fiscal 2021 goals for each metric were established as indicated below:

Corporate Performance Levels	Adjusted Company EBITDA ($, millions)	EBITDA Margin (%)	Payout Curve (%)
Threshold	513.5	22.9%	0
Target	570.6	23.0%	100
Maximum	627.7	24.5%	200

Business Unit (1) Performance Levels	Adjusted Company EBITDA ($, millions)	EBITDA Margin (%)	BU EBITDA (1) ($, millions)	Payout Curve (%)
Threshold	513.5	22.9%	140.0	0
Target	570.6	23.0%	155.5	100
Maximum	627.7	24.5%	171.1	200

(1)	Business Unit EBITDA targets were also used to determine the bonus payout for Mr. Chong, GM Specialty Additives and Intermediates and Solvents.

Environmental, Health and Safety (EH&S) metrics are used as a modifier that may modify the total percentage of the annual incentive target amount earned by adding or deducting up to 10 percentage points based on Ashland’s EH&S performance. The EH&S modifier may not increase the incentive paid above 200% of target. For fiscal 2021, we set our targets in three areas as to require improved performance relative to our fiscal 2020 results, as we continue to emphasize focus on Zero Incident Culture within Ashland.

Metric	FY2020 Actual	% Reduction	FY2021 Target	FY2021 Actual	Corporate FY2021 Performance (%)	Business Unit FY2021 Performance (%) (1)
Ashland (TPRR)	0.70	14%	0.60	0.73	0	5
Ashland (Process Safety—PSI)	0.55	15%	0.54	0.40	2.5	2.5
Ashland (Spills and Releases—EIC)	58.0	15%	49.0	39.0	2.5	2.5
Total Safety Modified Earned					5%	10%

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(1)	Business Unit performance for Mr. Chong, GM Specialty Additives and Intermediates and Solvents.

Using performance against goals as the starting point, the Compensation Committee uses its’ discretion when determining the modifier for an individual, team or Business Unit so as to more closely reflect:

•	the overall strength of the safety culture,

•	the seriousness of safety incidents,

•	quality performance, individual leadership, safety trends, etc.

Fiscal Year 2021 Annual Incentive Payout

Based on the performance outlined above, the Compensation Committee approved the following annual incentive awards for the NEOs:

NEO	Annual Incentive Target Amount ($)	Safety Modifier Earned (%)	Annual Incentive Target Earned (%)	FY2021 Annual Incentive Award Value ($)
Guillermo Novo	1,285,200	5	100.7	1,293,939
J. Kevin Willis	538,335	5	100.7	541,996
Osama M. Musa	370,947	5	100.7	373,469
Min S. Chong	252,000	10	168.9	425,678
Eric N. Boni	170,555	5	100.7	171,715
Peter J. Ganz	106,156	5	100.7	106,878
Keith C. Silverman	42,277	5	100.7	47,598

(1)	Mr. Ganz left the Company on December 31, 2020 and he is eligible for 25% of the annual incentive target.

(2)	Mr. Silverman left the Company on November 20, 2020 and he is eligible for 13% of the annual incentive target.

Long-Term Incentive Plan Design

Our Long-Term Incentive Plan (“LTI”) for our NEOs is composed of 60% in the form of PSUs and 40% in the form of RSUs. We grant executives a mix of types of equity awards to provide an effective balance between performance and retention. This design aligns the executives’ interests and long-term strategies with the interests of stockholders. LTI targets are expressed as a percentage of base salary and, in the case of PSUs and RSUs, are converted to a number of shares using the average of closing prices of Ashland Common Stock for the 20 business days ended September 30 of the applicable fiscal year.

PSUs

In fiscal 2021, our Performance Share Units (PSUs) were designed to reward executives for achieving long-term performance that meets or exceeds adjusted RONA and relative TSR performance. PSUs cliff vest at the end of the three-year performance period and the NEOs will earn a number of shares based upon achievement of the performance metrics at the end of the performance period. Upon vesting, PSUs convert into shares of Ashland Common Stock on a one-for-one basis. Grants under the PSU are not adjusted for, nor entitled to receive, cash dividends during the performance period.

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RSUs

RSUs provide strong retentive value, while still providing alignment with stockholder value creation. Our annual RSU grants generally vest in equal installments on each anniversary of the date of grant over a three-year period. Dividend equivalents are accrued on outstanding RSUs at the same time and at the same rate as dividends are paid to stockholders. Dividend equivalents on RSUs are only payable if the underlying RSU vests. At the time of vesting, one share of Ashland Common Stock is issued for each RSU and any accrued dividend equivalents are paid as additional shares of Ashland Common Stock.

Fiscal Year 2021-2023 PSU Design

In November 2020, the Compensation Committee reviewed and approved the performance metrics and target performance levels for the fiscal 2021-2023 PSU.

PSUs for the fiscal 2021-2023 are measured by: Return on Net Assets (“RONA”) and Relative Total Shareholder Return (“RTSR”). RONA is defined as Net Operating Profit After Tax divided by (Current Assets – Cash – (Current Liabilities – Short Term Debt) + PP&E).

Forty percent (40%) of the performance units will be earned based on the final year average RONA performance on September 30, 2023. Awards between levels will be linearly (straight line) between points.

RONA Performance Level	Final Year RONA	Payout % of Target

Threshold	14.2%	50%

Target	15.8%	100%

Maximum	17.3%	200%

Sixty percent (60%) of the performance units will be earned based on Ashland TSR performance versus the S&P400. Awards between levels will be linearly (straight line) between points.

TSR Performance Relative to S&P400	Award Earned % of Target

75th percentile or above	200%

Between median and 75th percentile	100%

Between 25th percentile and median	50%

Below 25th percentile	0%

Fiscal Year 2019-2021 PSU Performance Results and Payment

PSUs for the fiscal 2019–2021 were earned based on adjusted EPS and relative TSR performance compared to goals established at the beginning of the three-year performance cycle.

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Adjusted EPS was measured for each of the three years and on a cumulative three-year basis. Adjusted EPS performance for fiscal 2019, 2020, 2021 and cumulative fiscal 2019- 2021 was equally weighted at 25% for each of these periods. The adjusted EPS goals are set forth in the table below.

Performance Level	Adjusted EPS Achieved (CAGR)	Award Earned (as a % of Target)

Threshold	5%	25

	10%	50

Target	15%	100

	20%	150

Maximum	25%	200

The total award earned based on the four adjusted EPS measurements was then modified based on Ashland’s three-year relative TSR performance compared against the S&P 500 as set forth below.

TSR Performance Relative to the S&P 500	Adjustment to Earned Award

At or Below 25th Percentile	Decreased by 25%

In between 25th and 75th Percentile	No Adjustment

At or Above 75th Percentile	Increased by 25%

The fiscal 2019-2021 PSU payout of 0% of target was approved by the Compensation Committee in November 2021 for the performance period of October 1, 2019 to September 30, 2021. Ashland’s relative TSR performance of 24th percentile for the three-year performance cycle resulted in no adjustment to final payout.

Performance		Adjusted EPS for Incentive Compensation

Levels	Growth Goals	Base	2019	2020	2021	Cumulative	Payouts % of Target

Threshold	5.0%	$2.92	$3.07	$3.22	$3.38	$9.67	25

	10.0%	$2.92	$3.21	$3.53	$3.89	$10.63	50

Target	15.0%	$2.92	$3.36	$3.86	$4.44	$11.66	100

	20.0%	$2.92	$3.50	$4.20	$5.05	$12.75	150

Maximum	25.0%	$2.92	$3.65	$4.56	$5.70	$13.92	200

Adjusted EPS (1)			$2.53	$2.84	$3.31	$8.69	0

Resulting Annual Payout			0%	0%	0%	0%

3 Year Payout			0%	0%	0%	0%	0%

TSR Modifier							-25%

Projected Payout							0.0%

(1)	See Appendix A for a reconciliation of adjusted EPS to diluted EPS from continuing operations.

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The NEOs forfeited the following PSUs for the fiscal 2019-2021 performance period:

NEO	Number of PSUs Granted	Award % of Target	Number of Units Earned (#)	Payout Amount ($)

Guillermo Novo	N/A	N/A	N/A	N/A

J. Kevin Willis	8,000	0	0	0

Osama M. Musa	2,450	0	0	0

Min S. Chong	N/A	N/A	N/A	N/A

Eric N. Boni	850	0	0	0

Peter J. Ganz	3,750	0	0	0

Keith C. Silverman	1,625	0	0	0

Fiscal Year 2021 Equity Grant

We typically grant annual equity awards during the first quarter of each fiscal year. The equity grant date is never selected or changed to increase the value of equity awards for executives. The Compensation Committee approved the annual grants shown in the table below in the first quarter of fiscal 2021.

NEO	Target FY2021 Equity Award (% of Base Salary)	Target FY2021 Equity Award ($)	Target FY2021 - 2023 PSU ($)	Target FY2021- 2023 PSU (#)	RSU Award ($)	RSU Award (#)

Guillermo Novo	400%	4,200,000	2,520,000	35,050	1,680,000	23,350

J. Kevin Willis	225%	1,345,838	807,502	11,250	538,335	7,500

Osama M. Musa	150%	741,894	445,136	6,200	296,757	4,150

Min S. Chong	85%	329,800	197,880	2,800	131,920	1,850

Eric N. Boni	51%	169,000	101,400	1,450	67,600	950

Peter J. Ganz (1)	N/A	N/A	N/A	N/A	1,002,584	12,267

Keith C. Silverman	N/A	N/A	N/A	N/A	N/A	N/A

(1)	Mr. Ganz received a stock grant to compensate him for his consulting services agreement

FISCAL YEAR 2022 COMPENSATION DECISIONS

The Compensation Committee approved two changes to our annual incentive program for fiscal 2022. The EBITDA Margin % metric for Section 16b Officers was changed to Revenue Growth and an additional metric to support our sustainability efforts for our EHS modifier was added. In November 2021, to further align our CEO with our new severance plan, Mr. Novo signed a new form of CEO change in control agreement that requires the CEO to not compete with Ashland for 36 months instead of the previous policy of 24 months.

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CORPORATE GOVERNANCE

Maintaining Best Practices Regarding Executive Compensation

Our Compensation Committee intends to compensate our NEOs consistent with the objectives and design principles previously outlined. We have adopted the following compensation practices, which are intended to promote strong corporate governance and alignment with stockholder interests:

Compensation Committee Practices

Independence of Committee Members

The Compensation Committee members satisfy the NYSE independence standards, are “non-employee directors” under SEC rules and satisfy the requirements of an “outside director” for purposes of the Internal Revenue Code of 1986, as amended (the “Code”).

Independent Compensation Consultant	The Compensation Committee retains and annually reviews the independence of its compensation consultant.
Annual Risk Assessment

The Compensation Committee conducts an annual risk assessment of our executives, management, and sales incentive compensation plans and designs plans and programs so they are aligned with our compensation philosophy and do not encourage excessive risk taking.

Compensation at Risk	We grant a high percentage of at-risk compensation. We believe this is essential to creating a pay-for-performance culture.
Stock Ownership Guidelines

In fiscal 2021, the Compensation Committee revised the stock ownership guidelines to clarify the types of shares counted and those that are covered by the policy. The guidelines now require executive officers to maintain an amount of equity equal to a multiple of base salary: (i) five times base salary for the CEO and (ii) three times base salary for Section 16b Officers. The executive officer must achieve compliance with the guidelines by the fifth anniversary of the executive officer’s appointment.

Clawback Policy

We have the right to seek recoupment of all or part of annual cash incentives or PUs if there is a restatement of our financial statements for any such year which results from fraud or intentional misconduct committed by an award holder.

Anti-Hedging and Pledging Policy	We prohibit our executive officers from hedging or pledging Ashland securities.
“Double triggers” in Change in Control Agreements and Salary Continuation Plan

The NEOs and other executive officers do not receive change in control cash severance unless their employment is terminated without cause (or by the executive for good reason) within a specified period following a change in control.

No Tax Gross-Ups on Change in Control Benefits	The NEOs and other executive officers are not entitled to tax gross ups in the event that their change in control benefits are subject to the “golden parachute” excise tax under the Code.
Equity Incentive Compensation Plan Best Practices	Our Ashland Global Holdings Inc. 2021 Omnibus Incentive Compensation Plan includes many best practices, such as minimum vesting periods and absence of single-trigger vesting.

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Consideration of Fiscal Year 2021 Advisory Vote on Executive Compensation

The Compensation Committee regularly reviews the philosophy, objectives and elements of our executive compensation programs in relation to our short- and long-term business objectives. In undertaking this review, the Compensation Committee considers the views of stockholders as reflected in their annual advisory vote on our executive compensation proposal. At our 2021 Annual Meeting, stockholders approved our executive compensation proposal by an overwhelming majority (approximately 96%). Based on the Compensation Committee’s review and the support of our executive compensation programs received from stockholders, the Compensation Committee maintained the core elements of our executive compensation programs in fiscal 2021.

Decision Making Process and Role of Executive Officers

The Compensation Committee is responsible for the approval and administration of compensation programs for executive officers and certain other employees of Ashland. The Compensation Committee frequently reviews Ashland’s compensation practices, and its decisions take into consideration, among other things, Ashland’s compensation philosophy, its financial and operating performance, individual performance, practices and compensation levels of peer companies and the voting guidelines of certain proxy advisory firms and stockholders. In making compensation decisions, the Compensation Committee uses several resources and tools, including competitive market information, and reviews accumulated and potential equity holdings.

When making individual recommendations to the Compensation Committee for NEOs other than himself with respect to base salary, annual incentive and long-term compensation, the CEO considers the relative importance of the executive’s position within the organization, individual tenure and experience, individual performance and the contributions to Ashland’s financial and operating results.

Management also plays an important role in the process of setting compensation for executives other than the CEO. The CEO, and in certain instances other executives, in consultation with the Compensation Committee’s independent compensation consultant and human resources, develops compensation recommendations for the Compensation Committee’s consideration.

Role of the Independent Compensation Consultant

In July 2020, the Compensation Committee engaged Meridian Consulting Partners, LLC (“Meridian”) as its consultant, which continued throughout 2021. Meridian is independent under the Dodd-Frank Wall Street Reform and Consumer Protection Act and does not provide any other non-executive compensation related work for Ashland.

During 2021, Meridian assisted the Compensation Committee with the following activities:

•	Analyzing and recommending the benchmarking peer group

•	Benchmarking Ashland’s executive compensation compared to peer companies in order to assess base salary, annual incentive and long-term incentive plan targets, and total compensation

•	Benchmarking outside director compensation

•	Advising on the design of the annual and long-term incentive programs for executives, including conducting quarterly TSR calculations and dilution/run rate calculations

•	Advising on executive compensation related external market trends and developments

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•

Providing input on a range of executive compensation related topics including, but not limited to, tally sheets, stock ownership guidelines, incentive compensation risk assessment, proxy CD&A statement review, and general and change-in-control severance program review and disclosure.

OTHER COMPENSATION AND TAX MATTERS

Retirement Benefits

The combination of tax-qualified and non-qualified retirement plans is designed to assist the NEOs in building savings for retirement over the term of their employment.

The Company’s Employee Savings Plan is a tax-qualified vehicle to provide retirement benefits to the NEOs and their families. The benefits in this plan are available to most U.S.-based employees. The benefits are funded through trusts and are separate from the assets of Ashland and by law are protected from Ashland’s creditors.

The benefits that may be provided under the tax-qualified plan are limited by the Code. This plan, standing alone, does not provide sufficient retirement income to the NEOs when compared to their pay as an active employee. To make up for this gap in potential replacement income in retirement, Ashland offers the NEOs non-qualified retirement plans that complement each other and the tax-qualified plans.

The Employee Savings Plan contributions are also limited by law, which means their potential Ashland matching contributions are also limited. Therefore, Ashland has an unfunded, non-qualified defined contribution plan that provides a contribution equivalent to a base contribution of 4% and a Company match of 4% on annual incentive compensation paid and eligible earnings in excess of limits established under Code Section 401(a)(17) not permitted in the Employee Savings Plan.

Ashland also has employee deferral plans that allow the NEOs to annually make a separate deferral election so that the NEOs and other senior leaders can save amounts from their own pay in addition to amounts they are allowed to save in the savings plans.

In addition, certain NEOs have accumulated benefits under certain qualified and non-qualified pension plans previously sponsored by Ashland but that have been transferred to Valvoline.

For a description of these plans, see the narratives to the “Non-Qualified Deferred Compensation” and “Pension Benefits” tables in this Proxy Statement.

Executive Perquisites

Ashland provides the NEOs and other selected executives with financial planning services (including tax preparation). All NEOs are additionally eligible for a reimbursement of up to $5,000 a year for services performed relating to an executive physical. In addition, Ashland pays life insurance premiums on behalf of the NEOs and provides certain charitable matching donations pursuant to various Company programs, in each case, on the same terms as such premiums are paid and contributions are made with respect to Ashland employees generally.

The Compensation Committee reviews the perquisites provided to executive officers as part of its overall review of executive compensation. The Compensation Committee has determined the perquisites serve a useful business purpose, as such expenditures allow the executives to be more effective in their duties and the types and amounts are well within the appropriate range of market practices. A detailed description of the cost of these perquisites is included in the “Summary Compensation Table” section of this Proxy Statement.

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Senior Leadership Severance Plan

In August 2021, the Committee approved a new Senior Leadership Severance Plan for U.S. executive officers and certain senior leaders. The Senior Leadership Severance Plan provides certain benefits in the event of a qualified termination with and without a change in control. A qualified termination means any termination of a Participant’s employment: (i) at any time other during the Change in Control Protection Period, by the Company without Cause (and not as a result of the Participant’s disability or death); or (ii) solely during the Change in Control Protection Period, by the Company without Cause (and not as a result of the Participant’s disability or death), or by the Participant for Good Reason. The plan excludes certain terminations such as a termination for cause and voluntary resignation.

Under the Senior Leadership Severance Plan, in the event of a termination without cause or resignation for good reason within two years after a change in control and not otherwise covered by a change in control agreement, certain benefits will be paid as follows:

•	Lump sum cash severance (1x—3x) annual base salary, target annual incentive plan bonus and current fiscal year annual incentive plan bonus (pro-rated);

•	Continued coverage under Ashland’s medical, dental and vision plans for the applicable COBRA continuation period, with Ashland continuing to subsidize its share of the premium for the same period;

•	Outplacement services for up to one year and reimbursement of legal fees to enforce rights to benefits; and

•	Financial planning services for the current calendar year.

A detailed description of this plan is included in the “Potential Payments upon Termination or Change in Control” section of this Proxy Statement.

Change in Control Agreements

Messrs. Novo and Willis have entered into a change in control agreement that sets forth the economic consequences and entitlements for a termination without cause or for good reason after a change in control. The primary purpose of these agreements is to align executive and stockholder interests by enabling the executives to assess possible corporate transactions without regard to the effect such transactions could have on their employment.

A detailed description of these agreements is included in the “Potential Payments upon Termination or Change in Control” section of this Proxy Statement.

Tax and Accounting Implications of Compensation

Compensation paid to any of our named executive officers generally will not be deductible, to the extent that it exceeds $1 million per year. Generally, under GAAP, compensation is expensed as earned. Equity compensation is expensed in accordance with ASC Topic 718, which is generally over the vesting period.

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COMPENSATION COMMITTEE REPORT

The Compensation Committee has reviewed the Compensation Discussion and Analysis appearing on pages 23 through 36 of this Proxy Statement and discussed it with management. Based on its review and discussions with management, the Compensation Committee recommended to the Board of Directors that the Compensation Discussion and Analysis be included in Ashland’s Annual Report on Form 10-K for fiscal 2021 and Ashland’s Proxy Statement for its 2022 Annual Meeting of Stockholders. This report is provided by the following independent directors who comprise the Compensation Committee:

COMPENSATION COMMITTEE
Brendan M. Cummins, Chair
Jerome A. Peribere
Jay V. Ihlenfeld
Janice J. Teal

The Compensation Committee Report does not constitute soliciting material and shall not be deemed to be filed or incorporated by reference into any other filing under the Securities Act of 1933 or the Securities Exchange Act of 1934, except to the extent that Ashland specifically incorporates the Compensation Committee Report by reference.

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SUMMARY COMPENSATION TABLE

The following table summarizes the compensation of the Company’s CEO, CFO, and the three other most highly compensated executive officers and certain other former executive officers for the fiscal years ended September 30, 2021, 2020 and 2019:

Name and Principal Position (a)	Year ($) (b)	Salary (1) ($) (c)	Bonus (2) ($) (d)	Stock Awards (3) ($) (e)	Option Awards (4) ($) (f)	Non-Equity Incentive Plan Compen- sation (5) ($) (g)	Change in Pension Value and Non- Qualified Deferred Compen- sation Earnings (6) ($) (h)	All Other Compen- sation (7) ($) (i)	Total ($) (j)

Guillermo Novo	2021	1,059,854	-	5,070,529	-	1,293,939	-	173,581	7,597,903
Chairman and Chief Executive Officer	2020	813,242	1,000,000	7,605,078	1,111,646	1,103,508	-	36,881	11,670,355

J. Kevin Willis	2021	609,653	-	1,627,913	-	541,996	(48,342)	103,394	2,834,614
SVP, Chief Financial Officer	2020	609,652	-	1,095,808	357,799	471,474	105,950	105,980	2,746,663
	2019	609,652	-	1,008,800	399,490	360,189	344,631	122,081	2,844,843

Osama M. Musa	2021	504,107	-	898,484	-	373,469	-	83,234	1,859,294
SVP, Chief Technology Officer	2020	504,106	-	605,640	197,518	324,876	-	76,667	1,708,807
	2019	496,350	-	810,989	121,823	248,193	-	79,130	1,756,485

Min S. Chong	2021	403,016	-	403,846	-	425,678	-	54,087	1,286,627
SVP, GM Specialty Additives, and Intermediates and Solvents	2020	280,554	200,000	929,956	75,938	139,917	-	40,895	1,667,260
									-

Eric N. Boni	2021	336,009	-	208,497	-	171,715	-	372,034	1,088,255
VP, Finance and Principal Accounting Officer									-
									-

Peter J. Ganz	2021	213,822	-	1,000,058	-	106,878	-	908,536	2,229,294
Former SVP, General Counsel and Secretary	2020	561,550	-	687,928	224,232	368,854	-	86,009	1,928,574
	2019	562,450	-	630,500	250,230	281,791	-	111,141	1,836,112

Keith C. Silverman	2021	121,462	150,000	-	-	47,598	-	691,189	1,010,249
Former SVP, Global OPS Quality and EH&S

(1)	Messrs. Novo, Willis, Ganz and Silverman base salary amounts include Ashland’s repurchase of vacation days in accordance with Ashland’s vacation day sell option.

(2)	Mr. Silverman received a recognition bonus of $150,000.

(3)

These amounts represent the aggregate grant date fair value of fiscal 2020-2022 PSUs and RSUs computed in accordance with FASB ASC Topic 718. The assumptions made when calculating the amounts for column (e) with respect to PSUs and RSUs are found in Note P to the Notes to Consolidated Financial Statements included in the Company’s Annual Report on Form 10-K for the fiscal year ended September 30, 2021 and the grant date fair values can be found in the footnotes to the “Grants of Plan-Based Awards” table in this Proxy Statement. For PSU awards, the grant date fair value is based on target levels, which is the assumed probable outcome of performance conditions.

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The grant date fair values of the fiscal 2020-2022 PSU awards assuming the maximum level of performance are as follows: Mr. Novo, $4,824,808; Mr. Willis, $1,548,619; Dr. Musa, $853,461; Mr. Chong, $385,434 and Mr. Boni, $199,600. Mr. Ganz received a stock grant in the amount of $1,000,058 to compensate him for his consulting services agreement.

(4)

The amount represents the aggregate grant date fair value of SARs computed in accordance with FASB ASC Topic 718. The assumptions made when calculating the amounts are found in Note P to the Consolidated Financial Statements included in the 2021 Form 10-K and the grant date fair values can be found in the footnotes to the “Grants of Plan-Based Awards” table in this Proxy Statement.

(5)	The values in column (g) for fiscal 2021 represent the amounts earned with respect to annual incentive awards under the 2020 Annual Incentive Plan.

(6)

Ashland’s non-qualified deferred compensation arrangements do not provide above-market or preferential earnings; therefore, for fiscal 2021 the amounts in column (h) represent only the one-year change between September 30, 2020 and September 30, 2021 in the present value of accrued benefits under qualified and non-qualified defined benefit plans previously sponsored by Ashland but that have been transferred to Valvoline. Only Mr. Willis participates in the defined benefit plans. These plans are more fully discussed in the narrative to the “Pension Benefits” table in this Proxy Statement.

The present values on September 30, 2020 and September 30, 2021 were calculated based on the earliest age that a participant could receive an unreduced benefit (see the discussion under the “Pension Benefits” table in this Proxy Statement regarding the earliest retirement age under the various plans). For Mr. Willis the change in pension value was ($48,342).

(7)	All other compensation amounts reported for 2021 include:

Name	Matching Contributions Under Qualified Savings Plan ($)	Matching Contributions Under Non-Qualified Defined ($)	Charitable Giving Match ($) (1)	Life Insurance Premiums ($)(2)	Perquisite ($)(3)	Other ($)(4)	Total All Other Compensation ($)

Guillermo Novo	22,226	144,830	2,400	4,125	-	-	173,581

J. Kevin Willis	23,200	59,871	900	3,608	15,815	-	103,394

Osama M. Musa	23,000	39,642	-	1,887	13,705	5,000	83,234

Min S. Chong	21,402	31,490	100	1,095	-	-	54,087

Eric N. Boni	22,296	15,677	879	1,682	-	331,500	372,034

Peter J. Ganz	6,044	51,677	75	572	7,843	842,325	908,536

Keith C. Silverman	-	-	125	315	14,039	676,710	691,189

(1)	The amounts represent the matching charitable contributions by Ashland made pursuant to various Company programs which are generally available to all employees.

(2)	The amounts in this column represent the value of life insurance imputed income on premiums paid on behalf of the named executive officers.

(3)	The amounts in this column represent the aggregate incremental cost to Ashland with respect to any tax and financial planning services.

(4)

Amounts represent $842,325 in cash severance to Mr. Ganz; $676,710 in cash severance to Mr. Silverman. Mr. Boni received a relocation transfer for $331,500. Dr. Musa received $5000 reimbursement for executive physical.

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GRANTS OF PLAN-BASED AWARDS

The following table sets forth details regarding non-equity and equity plan-based awards granted to each of the NEOs in FY21:

		Estimated Future Payouts Under Non-Equity Incentive Plan Awards (1)			Estimated Future Payouts Under Equity Incentive Plan Awards (2)			All Other Stock Awards: Number of Shares of Stock	Grant Date Fair Value of Stock and Option
Name (a)	Grant Date (b)	Threshold (c)	Target (d)	Maximum (e)	Threshold (f)	Target (g)	Maximum (h)	or Units (3) (i)	Awards (4) (j)
		($)	($)	($)	(#)	(#)	(#)	(#)	($)
Guillermo Novo		-	1,285,000	2,570,400
	11/17/2020				17,525	35,050	52,575		3,216,539
	11/17/2020							23,350	1,853,990

J. Kevin Willis		-	538,335	1,076,670
	11/17/2020				5,625	11,250	16,875		1,023,413
	11/17/2020							7,500	595,500

Osama M. Musa		-	370,947	741,894
	11/17/2020				3,100	6,200	9,300		568,974
	11/17/2020							4,150	329,510

Min S. Chong		-	252,000	504,000
	11/17/2020				1,400	2,800	4,200		256,956
	11/17/2020							1,850	146,890

Eric N Boni		-	170,555	341,110
	11/17/2020				725	1,450	2,175		133,067
	11/17/2020							950	75,430

Peter J. Ganz		-	106,156	212,312
	1/1/2021							12,627	1,000,058

Keith C. Silverman		-	47,277	94,554

(1)

The dollar amounts in these columns represent the potential annual incentive payouts under the 2020 Annual Incentive Plan. The actual dollar amounts earned will be paid in December 2021 and are included in column (g) in the fiscal 2021 row of the “Summary Compensation Table” in this Proxy Statement.

(2)

The amounts in these columns represent potential payments under the LTIPP for the fiscal 2021-2023 performance period granted under the Ashland Global Holdings Inc. 2018 Omnibus Incentive Compensation Plan (the “2018 Omnibus Plan”).

(3)

Represents the number of RSU grants made pursuant to the 2018 Omnibus Plan and vest in equal installments on each anniversary of the grant date over a three-year period. The grant of 12,627 RSUs to Mr. Ganz on January 1, 2021 was made pursuant to the 2018 Omnibus Plan and vests on December 31, 2021 and December 31, 2022.

(4)

The dollar amounts in column (j) are calculated in accordance with FASB ASC Topic 718 and assume (i) payment of PSUs at target using a Monte-Carlo simulation valuation to incorporate the relative TSR at $102.5 and RONA at $75.68, as valued at the end of the fourth fiscal quarter; (ii) the grant date fair value of $79.40 per RSU granted on November 17, 2020;(iii) the grant date fair value of $79.20 for the RSU granted on January 1, 2021 (such award being marked to market at the end of each quarter as a result of settlement in cash).

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OUTSTANDING EQUITY AWARDS AT FISCAL YEAR END

The following table sets forth certain information regarding SARs, PUs, and RSUs held by each of the named executive officers as of September 30, 2021.

	Option Awards					Stock Awards
Name (a)	Number of Securities Underlying Unexercised Options Exercisable (1) (#) (b)	Number of Securities Underlying Unexercised Options Unexercisable (1) (#) (c)	Equity Incentive Plan Awards; Number of Securities Underlying Unexercised Unearned Options (#) (d)	Option Exercise Price ($) (e)	Option Expiration Date (f)	Number of Shares or Units of Stock That Have Not Vested (2) (#) (g)	Market Value of Shares or Units of Stock That Have Not Vested (2) ($) (h)	Equity Incentive Plan Awards: Number of Unearned Shares, Units or Other Rights That Have Not Vested (3) (#) (i)	Equity Incentive Plan Awards: Market or Payout Value of Unearned Shares, Units or Other Rights That Have Not Vested (3) ($) (j)
Guillermo Novo	35,023	35,024 (4)	-	76.76	1/2/2030
						50,921	4,538,036
								88,734	7,907,974

J. Kevin Willis	11,050	11,050 (5)	-	77.90	11/13/2029
	13,650	4,550 (6)	-	82.34	11/15/2028
	28,450	-	-	67.16	12/15/2027
	32,583	-	-	57.96	12/16/2026
	30,229	-	-	59.41	12/18/2025
	24,672	-	-	59.95	12/12/2024
	25,426	-	-	47.63	12/13/2023
	4,940	-	-	46.65	6/3/2023
	5,462	-	-	37.37	12/14/2022
						12,019	1,071,156
								20,100	1,791,312

Osama M. Musa	6,100	6,100 (5)	-	77.90	11/13/2029
	4,162	1,388 (6)	-	82.34	11/15/2028
	8,650	-	-	67.16	12/15/2027
	9,793	-	-	57.96	12/16/2026
	6,968	-	-	59.41	12/18/2025
	2,730	-	-	59.95	12/12/2024
	2,825	-	-	47.63	12/13/2023
	2,000	-	-	37.37	12/14/2022
						10,965	977,169
								11,100	989,232

Min S. Chong	2,392	2,393 (4)		76.76	1/2/2030
						11,857	1,056,667
								4,669	416,101

Eric N. Boni	1,175	1,175 (5)	-	77.90	11/13/2029
	1,462	488 (6)	-	82.34	11/15/2028
	3,100	-	-	67.16	12/15/2027
	3,672	-	-	57.96	12/16/2026
	3,390	-	-	59.41	12/18/2025
	2,730	-	-	59.95	12/12/2024
	2,825	-	-	47.63	12/13/2023
	5,838	-	-	37.37	12/14/2022
						1,460	130,158
								2,400	213,888

Peter J. Ganz	17,650	-	-	67.16	12/15/2027
	20,152	-	-	57.96	12/16/2026
	18,363	-	-	59.41	12/18/2025
	14,125	-	-	59.95	12/12/2024
	13,937	-	-	47.63	12/13/2023
						12,750	1,136,269
								-	-

Keith C. Silverman	2,950	-	-	67.16	12/15/2027
	919	-	-	57.96	12/16/2026
						-	-
								-	-

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(1)

The numbers in columns (b) and (c) relate to SARs which vest over a three-year period measured from the date of grant. 50% vest on the first anniversary of grant, 25% vest on the second anniversary of grant and 25% on the third anniversary of grant.

(2)

The numbers in column (g) and the dollar values in column (h) represent the number of PSUs earned with respect to the fiscal 2019-2021 LTIPP performance period that will be paid in November 2021 and other unvested RSUs. There was no payout earned for FY 2019-2021.

Unvested RSUs

The following paragraphs list the unvested RSUs as of September 30, 2021 for each named executive officer. Unless otherwise noted, the RSUs vest in equal installments on each annual anniversary of the date of grant over a three-year period. Dividend equivalents are accrued on outstanding RSUs at the same time and at the same rate as dividends are paid to stockholders. Dividend equivalents on RSUs are only payable if the underlying RSU vests. At the time of vesting, one share of Ashland Common Stock is issued for each RSU and any accrued dividend equivalents are paid as additional shares of Ashland Common Stock.

For Mr. Novo, the amounts reported in columns (g) and (h) also represent:

(i)	23,577 RSUs remaining from a grant of 23,350 on November 17, 2020; and 227 RSUs earned from dividends;

(ii)	9,350 RSUs remaining from a grant of 13,679 on January 02, 2020; and 230 RSUs earned from dividends; and

(iii)	17,993 RSUs remaining from a grant of 26,326 on December 31, 2019; and 442 RSUs earned from dividends.

For Mr. Willis, the amounts reported in columns (g) and (h) also represent:

(i)	7,573 RSUs remaining from a grant of 7,500 on November 17, 2020; and 73 RSUs earned from dividends;

(ii)	3,054 RSUs remaining from a grant of 4,450 on November 13, 2019; and 87 RSUs earned from dividends; and

(iii)	1,392 RSUs remaining from a grant of 4,000 on November 15, 2018; and 58 RSUs earned from dividends.

For Dr. Musa, the amounts reported in columns (g) and (h) also represent:

(i)	4,190 RSUs remaining from a grant of 4,150 RSUs granted on November 17, 2020; and 40 RSUs earned from dividends;

(ii)	1,682 RSUs remaining from a grant of 2,450 on November 13, 2019; and 48 RSUs earned from dividends;

(iii)	4,656 RSUs remaining from a grant of 6,415 granted March 20, 2019 that vests 30% after one year and 70% after three years; and 165 RSUs earned from dividends; and

(iv)	436 RSUs remaining from a grant of 1,250 on November 15, 2018; and 19 RSUs earned from dividends.

For Mr. Chong, the amounts reported in columns (g) and (h) also represent:

(i)	1,868 RSUs remaining from a grant of 1,850 on November 17, 2020; and 18 RSUs earned from dividends;

(ii)	2,672 RSUs remaining from a grant of 2,606 on January 02, 2020; and 66 RSUs earned from dividends that vest 100% after 3 years;

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(iii)	6,678 RSUs remaining from a grant of 6,514 on January 02, 2020; and 164 RSUs earned from dividends that vest 100% after 4 years; and

(iv)	639 RSUs remaining from a grant of 934 on January 02, 2020; and 16 RSUs earned from dividends.

For Mr. Boni, the amounts reported in columns (g) and (h) also represent:

(i)	959 RSUs remaining from a grant of 950 on November 17, 2020; and 9 RSUs earned from dividends;

(ii)	344 RSUs remaining from a grant of 500 on November 13, 2019; and 10 RSUs earned from dividends; and

(iii)	157 RSUs remaining from a grant of 450 on November 15, 2018; and 7 RSUs earned from dividends.

For Mr. Ganz, the amounts reported in columns (g) and (h) also represent:

(i)	12,750 RSUs remaining from a grant of 12,627 on January 01, 2021; and 123 RSUs earned from dividends that vest 50% after year one and 50% after year two.

(3)

The numbers in column (i) represent the target PSUs granted through September 30, 2021 under the LTIPP for the fiscal 2020-2022 performance period and the fiscal 2021-2023 performance period. The estimated number is computed assuming that the target performance goals are achieved. The dollar amounts in column (j) correspond to the PSUs identified in column (i). Such dollar value is computed by converting the PSUs to shares of Ashland Common Stock on a one-for-one basis. The number of LTIPP shares is then multiplied by the closing price of Ashland Common Stock of $89.12 as reported on the NYSE on September 30, 2021.

(4)	These numbers relate to SARs granted on January 2, 2020, that vest over the three-year period referenced in footnote (1) above.

(5)	These numbers relate to SARs granted on November 13, 2019, that vest over the three-year period referenced in footnote (1) above.

(6)	These numbers relate to SARs granted on November 15, 2018, that vest over the three-year period referenced in footnote (1) above.

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OPTION EXERCISES AND STOCK VESTED

The following table sets forth certain information regarding the value realized by each named executive officer during fiscal 2021 upon the exercise of SARs and the vesting of PUs and RSUs/RS.

	Option Awards		Stock Awards
	Number of Shares Acquired on Exercise (1)	Value Realized on Exercise (1)	Number of Shares Acquired on Vesting (2)(3)	Value Realized on Vesting (2)(3)
Name	(#)	($)	(#)	($)
(a)	(b)	(c)	(d)	(e)

Guillermo Novo	-	-	13,519	1,070,679

J. Kevin Willis	2,307	150,416	10,518	837,761

Osama. M. Musa	-	-	3,604	287,764

Min S. Chong	-	-	315	24,917

Eric N. Boni	7,553	441,667	2,176	172,858

Peter. J. Ganz	55,364	2,103,359	7,845	624,295

Keith C. Silverman	12,062	79,321	4,523	358,798

(1)	The amounts in column (b) include the gross number of shares acquired on exercise of SARs. The amounts in column (c) represent the value realized on exercise.

(2)

For all executives the dollar amounts in column (e) represent the value of the fiscal 2018-2020 LTIPP (computed by multiplying the number of shares awarded by $79.40, the closing price of Ashland Common Stock as reported on November 18, 2020, the date the PUs vested). Messrs. Novo and Chong did not participate in the 2018-2020 LTIPP.

(3)	The amounts in columns (d) and (e) also include the following RSU vesting’s:

(i) Mr. Novo received 4,611 shares with the value included in column (e) using the Ashland Common Stock closing price of $81.59 on November 13, 2020; and he received 8,876 shares with the value included in column (e) using the Ashland Common Stock closing price of $77.96 on December 15, 2020; and he received 32 shares with the value included in column (e) using the Ashland Common Stock closing price of $77.96 on December 16, 2020;

(ii) Mr. Willis received 1,505 shares, with the value included in column (e) using the Ashland Common Stock closing price of $81.59 on November 13, 2020; and he received 3,163 shares with the value included in column (e) using the Ashland Common Stock closing price of $79.19 on November 16, 2020;

(iii) Dr. Musa received 828 shares, with the value included in column (e) using the Ashland Common Stock closing price of $81.59 on November 13, 2020; and he received 987 shares with the value included in column (e) using the Ashland Common Stock closing price of $79.19 on November 16, 2020;

(iv) Mr. Chong received 315 shares, with the value included in column (e) using the Ashland Common Stock closing price of $79.10 on January 4, 2021;

(v) Mr. Boni received 168 shares with the value included in column (e) using the Ashland Common Stock closing price of $81.59 on November 13, 2020; and he received 1,355 shares with the value included in column (e) using the Ashland Common Stock closing price of $79.19 on November 16, 2020;

(vi) Mr. Ganz received 947 shares with the value included in column (e) using the Ashland Common Stock closing price of $81.59 on November 13, 2020; and he received 1,970 shares with the

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value included in column (e) using the Ashland Common Stock closing price of $79.19 on November 16, 2020; and he received 1,293 shares with the value included in column (e) using the Ashland Common Stock closing price of $79.20 on January 5, 2021;

(vii) Mr. Silverman received 761 shares with the value included in column (e) using the Ashland Common Stock closing price of $81.59 on November 13, 2020; and he received 1,768 shares with the value included in column (e) using the Ashland Common Stock closing price of $79.19 on November 16, 2020; and he received 773 shares with the value included in column (e) using the Ashland Common Stock closing price of $77.30 on November 30, 2020.

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PENSION BENEFITS

The following table shows the actuarial present value of Messrs. Willis and Boni’s accumulated benefits under certain qualified and non-qualified pension plans previously owned by Ashland but that have been transferred to Valvoline, calculated as of September 30, 2021. None of the other named executive officers were eligible to participate in the Pension Plan, the Excess Plans or the SERP (each, as defined in footnote (1)) when those plans were sponsored by Ashland since those plans were closed to new employees on January 1, 2011. On September 30, 2016, these plans were frozen to future benefit accruals and on September 1, 2016, the sponsorship of these plans was transferred to Valvoline LLC. Please see the narrative to the “Pension Benefits” table below for further information.

Name (a)	Plan Name (1) (b)	Number of Years Credited Service (2) (#) (c)	Present Value of Accumulated Benefit ($) (d)	Payments During Last Fiscal Year (3) ($) (e)
J. Kevin Willis	Ashland Hercules Pension Plan	27 years 9 months	1,614,110	$71,508

	Valvoline Excess Benefit Pension Plan	27 years 9 months	594,733	-

	Valvoline Supplemental Early Retirement Plan for Certain Employees	20 years	3,222,037	-

Eric N. Boni	Valvoline Supplemental Early Retirement Plan for Certain Employees	22 years 4 months	688,044	-

(1)

The Ashland Hercules Pension Plan (the “Pension Plan”), which is now sponsored by Valvoline, is a tax-qualified plan under Section 401(a) of the Code. The Valvoline Excess Benefit Pension Plan (the “Excess Plan”) is a non-qualified plan that is coordinated with the tax-qualified plan. The Valvoline Supplemental Early Retirement Plan for Certain Employees (the “SERP”) is a non-qualified plan. The material terms of each of these plans are described in the narrative below. The Pension Plan, the Excess Plan and the SERP are now sponsored and maintained by Valvoline.

(2)

The maximum number of years of credited service under the SERP is 20 years. The number of years of service for the SERP is measured from the date of hire. The number of years of service under the Pension Plan and the Excess Plan is measured from the date the named executive officer began participating in the Pension Plan through September 30, 2016, the date the plans were frozen.

(3)	Mr. Willis began receiving payments from the Ashland Hercules Pension Plan in fiscal 2020.

Assumptions

The present values of the accumulated benefits were calculated as of September 30, 2021, based on the earliest age a participant could receive an unreduced benefit. For Mr. Willis, age 62 is the earliest age that an unreduced benefit is available under the qualified Pension Plan and the Excess Plan because the benefits are calculated under the traditional annuity pension formula.

Mr. Willis has a benefit in the qualified Leveraged Employee Stock Ownership Plan (the “LESOP”). The LESOP was completely allocated on March 31, 1996, and no additional benefits are accruing. The LESOP and the qualified Pension Plan are in a floor-offset arrangement. The value of the shares allocated to a participant’s LESOP offset account reduces the value of the participant’s Pension Plan benefit. A participant may elect to transfer his or her LESOP offset account to the Pension Plan at the time of his or her termination in order to receive an unreduced Pension Plan benefit. The calculations in the “Pension Benefits” table assume that the named executive officers with a LESOP benefit elect to transfer their LESOP offset accounts to the Pension Plan. On September 30, 2016, the LESOP was amended as described below.

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The SERP provides an umbrella (or gross) benefit that is subject to certain reductions. The amount in the “Pension Benefits” table for the SERP benefit for applicable named executive officers is the net benefit under the SERP, after applicable reductions. The reductions referred to in this paragraph are described in the “Supplemental Early Retirement Plan for Certain Employees (SERP)” section below.

Under the SERP, the earliest age a named executive officer could receive an unreduced benefit is the earlier of age 55 or when the sum of the named executive officer’s age and service equals at least 80, provided that the officer has at least 20 years of service under the plan. Messrs. Willis and Boni have at least 20 years of service.

The following table sets forth for fiscal 2021 the valuation method and all material assumptions applied in quantifying the present value of the accumulated benefits described in the “Pension Benefits” table.

	Qualified Pension Plan	Valvoline Excess Benefit Plan	SERP
Discount rate and mortality assumptions (no pre- retirement mortality is assumed)	2.75%; PRI-2012 Generational Mortality Tables, projected generationally with the MSS2021 scale (to follow the 2021 Trustees Report of Social Security Administration Intermediate Alternative)	8.00%; PPA Mortality at retirement age, discounted from retirement age back to current age using ASC715 disclosure rate of 2.47%	2.52%; PRI-2012 Generational Mortality Tables projected generationally with the MSS2020 scale (to follow the 2020 Trustees Report of the Social Security Administration Intermediate Alternative)

Present value of qualified and excess benefits for SERP determination (no pre-retirement mortality is assumed)	8.00%; GATT mortality at SERP retirement age, discounted from SERP retirement age back to current age using ASC715 disclosure rate of 2.52%	8.00%; PPA Mortality at retirement age, discounted from retirement age back to current age using ASC715 disclosure rate of 2.52%	8.00%; PPA Mortality at retirement age, discounted from retirement age back to current age using ASC715 disclosure rate of 2.52%

Ashland Hercules Pension Plan (Pension Plan)

The Pension Plan is a tax-qualified defined benefit pension plan under Code Section 401(a). The Pension Plan provides retirement income for eligible participants. Beginning in January 2011, the Pension Plan was closed to new participants and to additional credits in the retirement growth account. On March 16, 2016, Ashland’s Board and Compensation Committee froze future benefit accruals under the Pension Plan effective as of September 30, 2016. Additionally, in connection with the separation of Valvoline, sponsorship of the Pension Plan for all participants, including our named executive officer who participates in the Pension Plan, was transferred to Valvoline LLC on September 1, 2016.

The Pension Plan has two benefit formulas—a traditional formula, referred to as the annuity benefit, and a cash balance formula, referred to as the retirement growth account. The traditional formula produces an annuity benefit at retirement based on a percentage of final average compensation multiplied by years of plan service (see the description in the “Traditional Benefit/Annuity Formula” section below). The cash balance formula produces a hypothetical account balance based on the sum of contribution credits and interest on those contribution credits. In general, participants who were actively employed on June 30, 2003, with at least 10 years of service remained in the annuity benefit formula. All other participants moved to the retirement growth account formula. The formula under which a participant’s benefit is computed is a matter

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of plan design and not participant election. Mr. Willis’ benefits are calculated using the traditional formula.

Sponsorship of the LESOP was transferred to Valvoline as of September 1, 2016. The LESOP was amended to freeze the benefit value as of September 30, 2016 and set the share price for pension coordination at the closing stock price on the last business day preceding the pension freeze date. If a participant has a benefit payable from the LESOP, then the participant’s LESOP offset account reduces the amount payable to the participant, regardless of the formula under which the participant’s benefit is paid. The balances in the offset accounts were merged into the Valvoline 401(k) Plan and will remain there until retirement. The Ashland Common Stock Fund was eliminated as an investment option in the Valvoline 401(k) Plan on November 30, 2017, and balances in the offset account held in such fund were reinvested in the Valvoline Common Stock Fund. The balances in the non-offset accounts were merged into the Ashland Employee Savings Plan in the Ashland Common Stock Fund in April 2017. This allows employees to access their non-offset account (investment elections, eligible withdrawals, etc.).

Traditional Benefit/Annuity Formula

Under this formula, for certain highly compensated employees, compensation only includes base compensation, up to the maximum allowed under Code Section 401(a)(17). For all other participants, compensation includes base compensation and bonus amounts. This applies to both the annuity formula and the cash balance formula. The final average compensation formula is the average for a 48 consecutive month period producing the highest average for the last 120 months of credited service.

The normal form of benefit payment under the annuity benefit is a single life annuity. However, as required by federal law, the normal form of benefit for a married participant is a joint and survivor annuity, unless the spouse consents to a different benefit distribution. A participant may also elect a non-spousal joint and survivor annuity or a 10-year term certain annuity. All payment forms are actuarially equivalent.

The normal retirement age is 65, but an unreduced benefit is paid for retirement at age 62. A participant may retire early once the participant is either at least age 55 or when the sum of the participant’s age and service equals at least 80.

Non-Qualified Excess Defined Benefit Pension Plan (Excess Plan)

The Excess Plan is an unfunded, non-qualified plan providing a benefit payable, based on the applicable named executive officer’s pension plan eligibility, equal to the difference between the benefit under the Pension Plan in the absence of the Code limits (the gross benefit) and the actual benefit that would be payable under the Pension Plan.

The Excess Plan covers employees (i) who are eligible for the Pension Plan and whose benefit under the Pension Plan is limited because of either Code Section 401(a)(17) or Section 415(b) and (ii) who are not terminated for cause as defined in the Excess Plan. For purposes of computing the Excess Plan benefits, a participant’s compensation is defined the same as it is for the Pension Plan. However, the limits on the compensation under the Pension Plan that are imposed by the Code do not apply under the Excess Plan.

The benefit under the Excess Plan is payable in a lump sum and may be transferred to the Employees’ Deferral Plan. A benefit payable to a named executive officer and certain other highly compensated participants cannot be paid for six months following separation from service. Mr. Willis participates in the Excess Plan. On March 16, 2016, Ashland’s Board and Compensation Committee froze future benefit accruals under the Excess Plan effective September 30, 2016. In addition, in connection with the separation of Valvoline, sponsorship of the Excess Plans was transferred to Valvoline on September 1, 2016.

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Supplemental Early Retirement Plan for Certain Employees (SERP)

The SERP is an unfunded, non-qualified plan allowing designated employees to retire prior to their sixty-fifth birthday without an immediate substantial loss of income. This Plan is a supplemental retirement arrangement for a select group of management participating in the SERP as of December 31, 2010. Beginning January 1, 2011, the eligibility for this program was restricted to employees participating in the Ashland Hercules Traditional Pension Plan who were subsequently promoted into an executive level position, on or after January 1, 2011. Following such date, employees not eligible for the Pension Plan who would have otherwise been eligible to participate in the SERP were only able to participate in the Non-Qualified Defined Contribution Plan (as defined below).

The SERP benefit formula covering the applicable named executive officers and certain other designated executive level participants provides a benefit of 25% of final average compensation multiplied by the participant’s years of service up to 20 years. For this purpose, the final average compensation formula is total compensation (base plus incentive compensation) for the 36 months out of the 84 months before retirement that produces the highest average.

The applicable named executive officers may retire on the earlier of age 55 with three years of service or when the sum of the executive’s age and service equals at least 80. The benefit produced by the above described formula is subject to proportionate reduction for each year of service credited to the participant that is less than 20 years of service. Additionally, the benefit is reduced by the sum of the following:

•	The participant’s qualified Pension Plan benefit (assuming the LESOP offset account is transferred to the Pension Plan); and

•	The participant’s Excess Plan benefit.

SERP benefits become vested upon attaining three years of service. Messrs. Willis and Boni are vested in the SERP.

The SERP benefit is payable in a lump sum and may be transferred to the Employees’ Deferral Plan. Distributions to the applicable named executive officers and certain other highly compensated participants cannot begin until six months after separation from service.

On March 16, 2016, Ashland’s Board and Compensation Committee froze future benefit accruals under the SERP effective September 30, 2016. In connection with the initial separation of Valvoline, sponsorship of the SERP for all participants, including our named executive officers who participate in the SERP, was transferred to Valvoline on September 1, 2016. Because this benefit has been frozen for all participants, beginning January 1, 2017, the participants of the SERP have now been transferred to the Ashland Global Holdings Inc. Non-Qualified Defined Contribution Plan for Certain Employees (the “NQDCP” or the “Non-Qualified Defined Contribution Plan”) in which they began earning a benefit in 2017. Details of this plan are described below in the “Non-Qualified Deferred Compensation” section of this Proxy Statement.

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NON-QUALIFIED DEFERRED COMPENSATION

The following table sets forth certain information for each of the named executive officers regarding non-qualified deferred compensation for fiscal 2021.

Name	Executive Contributions in Last FY ($)	Registrant Contributions in Last FY ($) (1)	Aggregate Earnings in Last FY ($) (2)	Aggregate Withdrawals/ Distributions in Last FY ($)	Aggregate Balance at September 30, 2021 ($)

Guillermo Novo	215,933	144,830	9,596	-	420,434

J. Kevin Willis	-	59,871	607,674	-	2,893,145

Osama M. Musa	-	39,642	28,232	-	280,969

Min S. Chong	23,762	31,490	1,581	-	56,833

Eric N. Boni	-	15,677	135,746	-	616,892

Peter J. Ganz	-	51,677	95,208	-	590,619

Keith C. Silverman	-	-	(1,468)	(118,811)	29,547

(1)

The values relate to the Non-Qualified Defined Contribution Plan contribution equivalent to a base contribution of 4% and a matching contribution of 4% on annual incentive compensation and eligible earnings in excess of limits established under Code Section 401(a)(17) and not permitted in the qualified 401(k) plan. This amount is reported in column (i) of the “Summary Compensation Table” (inclusive of taxes) in this Proxy Statement.

(2)

Aggregate earnings are composed of interest, dividends, capital gains and appreciation/depreciation of investment results. These earnings are not included in the “Summary Compensation Table” in this Proxy Statement.

Ashland Deferred Compensation Plan for Employees (Employees’ Deferral Plan)

The Employees’ Deferral Plan is an unfunded, non-qualified deferred compensation plan for a select group of highly compensated employees. Participants may elect to have up to 50% of base pay and up to 75% of their annual cash incentive compensation contributed to the plan. Elections to defer compensation generally must be made in the calendar year prior to the calendar year in which the compensation is earned.

Participants elect how to invest their account balances from among a diverse set of mutual fund offerings and a hypothetical Ashland Common Stock Fund. No guaranteed interest or earnings are available and there are no above market rates of return on investments in the plan. Investments in the Ashland Common Stock Fund may not be changed and must be distributed as Ashland Common Stock. In all other events, participants may freely elect to change their investments. Withdrawals are generally allowed for an unforeseeable emergency (single sum payment sufficient to meet the emergency), disability (lump sum payment), upon separation from employment (payable as lump sum or installments per election) and at a specified time (paid as single sum). In addition, for pre-2005 contributions, participants may elect to have withdrawals paid in a lump sum (subject to a penalty of up to 10%).

In the event of a change in control, participants will receive an automatic lump sum distribution with respect to deferrals made before January 1, 2005 and will receive distributions with respect to deferrals made following January 1, 2005 in accordance with each employee’s election.

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On May 22, 2019, Ashland made minor amendments to its Deferred Compensation Plan for Employees to change the governing law to Delaware, update the ERISA disability claims procedure to reflect recent changes in law and update the process to identify specified employees. Additionally, the Employees’ Deferral Plan was amended to document the new number of shares authorized for issuance after giving effect to the Valvoline separation and subsequent recapitalization.

Ashland Global Holdings Inc. Non-Qualified Defined Contribution Plan for Certain Employees (NQDCP)

On September 22, 2016, the Compensation Committee froze the Non-Qualified Supplemental Defined Contribution Plan for Certain Employees to future benefits as of September 30, 2016. In connection with such freeze, the Compensation Committee adopted the NQDCP to continue to provide benefits for a select group of management or highly compensated Ashland employees that supplements the limitation on compensation imposed by Section 401(a)(17) of the Code (including successor provisions thereto) on qualified Ashland Employee Savings Plan contributions.

The NQDCP is an unfunded, non-qualified plan that provides a base contribution of 4% and a matching contribution of 4%, in each case, on annual incentive compensation paid and eligible earnings in excess of limits established under Code Section 401(a)(17) not permitted in the qualified 401(k) plan. The account balance may be invested in the mutual funds available in the Employees’ Deferral Plan. The benefit payable under the NQDCP will be made in installments or as a lump sum based on distribution elections. Withdrawals outside of distribution elections are allowed for an unforeseeable emergency (single sum payment sufficient to meet the emergency) or disability (lump sum payment). Under the NQDCP, a participant will become 100% vested in his or her accounts upon a change in control. Named executive officers and certain other highly compensated participants cannot begin to receive distributions for six months following separation from service. All of the named executive officers participated in the NQDCP in fiscal 2021.

On May 22, 2019, Ashland made minor amendments to its Non-Qualified Defined Contribution Plan for Certain Employees to change the governing law to Delaware, update the ERISA disability claims procedure to reflect recent changes in law and update the process to identify specified employees.

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POTENTIAL PAYMENTS UPON TERMINATION OR CHANGE IN CONTROL

Senior Leadership Severance Plan

In fiscal year 2021, the Committee approved a new plan, the Senior Leadership Severance Plan. The Senior Leadership Severance Plan provides benefits in the event of a termination of employment or change in control. These benefits are similar to the benefits previously provided under the Severance Pay Plan and Salary Continuation Plan.

In the case of a CIC, severance benefits are payable only if both parts of the “double trigger” are satisfied. That is, (i) there must be a CIC of the company, and (ii)(B) the NEO must be involuntarily terminated without cause, or (ii)(B) the NEO must initiate the termination for good reason.

Benefits provided under the Senior Leadership Severance Plan are conditioned on the executive executing a release of claims. The general release may provide that the executive agrees to certain non-compete, non-solicitation, confidentiality and similar covenants set forth in the release agreement.

Situation	Position	Severance (1)	Prior FY AIP (1)	Current FY AIP (1)	COBRA Coverage (2)
Non-CIC Termination of Employment Without Cause	CEO	2x Annual Base Salary	Unpaid Annual Incentive earned for Prior Fiscal Year	Pro-rata Target Annual Incentive for the Current Fiscal Year	Duration for the shorter of the severance multiple or the applicable COBRA continuation period
	Other NEOs	1.5x Annual Base Salary
CIC Termination of Employment without Cause or Good Reason	CEO	3x Annual Base Salary + Target AIP			Duration for the applicable COBRA continuation period
	Other NEOs	2x Annual Base Salary + Target AIP

(1)	Lump sum payment.

(2)

Ashland continuing to subsidize its share of the premium for the same period and an additional cash payment equal to the subsidized premiums for the number of months, if any, by which the severance multiple exceeds the COBRA continuation period.

In addition to these severance payments, the NEOs are eligible to receive outplacement services for up to one year and continued financial planning for the year of termination.

Potential Payments upon Termination or Change in Control Table

The following table summarizes the estimated amounts payable to each named executive officer in the event of a termination from employment or change in control as of September 30, 2021. A narrative description follows the table. Different termination events are identified in columns (b)-(g). Column (a) enumerates the types of potential payments for each named executive officer. As applicable, each payment or benefit is estimated across the table under the appropriate column or columns.

These estimates are based on the assumption that the various triggering events occur on September 30, 2021, the last day of fiscal 2021. Other material assumptions used in calculating the estimated compensation and benefits under each triggering event are noted below. The actual amounts that would be paid to a named executive officer upon certain terminations of employment or upon a change in control can only be determined at the time an actual triggering event occurs.

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Potential Payments upon Termination or Change in Control

Name/Kinds of Payments (a)	Termination prior to a Change in Control of Company without Cause ($) (b)	Death and Disability (5) ($) (c)	Voluntary Resignation or Involuntary Termination for Cause (6) ($) (d)	Retirement (7) ($) (e)	Change in Control without Termination (8) ($) (f)	Termination after Change in Control of Company without Cause or by Executive for Good Reason (9) ($) (g)

Guillermo Novo
Cash Severance (10)	2,142,000	-	-	-	-	7,068,600
Accelerated SARs (1)	314,411	314,411	-	-	-	432,890
Restricted Stock (2)	2,935,084	2,935,084	-	-	-	4,516,763
LTIPP (3)	4,031,417	4,031,417	-	-	-	7,907,974
Incentive Compensation (4)	1,293,939	1,293,939	-	1,293,939	1,293,939	1,293,939
Welfare Benefit	10,752	-	-	-	-	16,127
Outplacement	5,200	-	-	-	-	5,200
Financial Planning	26,000	-	-	-	-	26,000
Severance Cutback (11)	N/A	N/A	N/A	N/A	N/A	0

Total	10,758,803	8,574,852	-	1,293,939	1,293,939	21,267,493

J. Kevin Willis
Cash Severance (10)	897,225	-	-	-	-	2,272,970
Accelerated SARs (1)	168,894	168,894	-	168,894	-	206,440
Restricted Stock (2)	685,732	685,732	-	685,732	-	1,065,087
LTIPP (3)	860,008	860,008	-	860,008	-	2,504,272
Incentive Compensation (4)	541,996	541,996	-	541,996	541,996	541,996
Welfare Benefit	8,386	-	-	-	-	11,182
Outplacement	5,200	-	-	-	-	5,200
Financial Planning	15,000	-	-	-	-	15,000

Total	3,182,441	2,256,630	-	2,256,630	541,996	6,622,147

Osama M. Musa
Cash Severance (10)	741,894	-	-	-	-	1,731,086
Accelerated SARs (1)	83,499	83,499	-	-	-	103,799
Restricted Stock (2)	530,435	530,435	-	-	-	970,547
LTIPP (3)	475,307	475,307	-	-	-	1,207,576
Incentive Compensation (4)	373,469	373,469	-	373,469	373,469	373,469
Welfare Benefit	4,934	-	-	-	-	6,578
Outplacement	5,200	-	-	-	-	5,200
Financial Planning	15,000	-	-	-	-	15,000

Total	2,229,737	1,462,710	-	373,469	373,469	4,413,255

Min S. Chong
Cash Severance (10)	630,000	-	-	-	-	1,344,000
Accelerated SARs (1)	21,478	21,478	-	-	-	29,572
Restricted Stock (2)	519,157	519,157	-	-	-	1,052,986
LTIPP (3)	194,222	194,222	-	-	-	416,101
Incentive Compensation (4)	425,678	425,678	-	425,678	425,678	425,678
Welfare Benefit	7,201	-	-	-	-	9,602
Outplacement	5,200	-	-	-	-	5,200
Financial Planning	15,000	-	-	-	-	15,000

Total	1,817,937	1,160,536	-	425,678	425,678	3,298,139

Eric Boni
Cash Severance (10)	615,000	-	-	-	-	1,312,000
Accelerated SARs (1)	12,334	12,334	-	-	-	25,542
Restricted Stock (2)	245,273	245,273	-	-	-	688,418
LTIPP (3)	134,778	134,778	-	-	-	363,342
Incentive Compensation (4)	137,563	137,563	-	137,563	137,563	137,563
Welfare Benefit	2,642	-	-	-	-	3,523
Outplacement	5,200	-	-	-	-	5,200
Financial Planning	15,000	-	-	-	-	15,000

Total	1,167,790	529,947	-	137,563	137,563	2,550,588

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(1)

Pursuant to the SAR award agreements under the 2018 Omnibus Plan and the 2021 Omnibus Plan, provided such SARs are assumed or replaced in connection with a change in control, SARs will only become immediately vested upon a qualifying termination during the two-year period following a change in control. See the “Outstanding Equity Awards at Fiscal Year-End” table in this Proxy Statement for the number of SARs outstanding for each named executive officer. Additionally, under the 2018 Omnibus Plan and the 2021 Omnibus Plan, unvested SARs will be pro-rated through the last day worked and the vesting would be accelerated. Finally, as part of the Senior Leadership Severance Plan, the Compensation Committee approved the acceleration of a pro-rated amount of SARs in the case of a termination without cause at any time prior to December 31, 2021. As such, that accelerated number is included in column (b). Values provided are based on the closing price of Ashland Common Stock of $89.12 as reported on the NYSE on September 30, 2021.

(2)

Pursuant to the RSU award agreements under the 2018 Omnibus Plan and 2021 Omnibus Plan, provided such RSUs are assumed or replaced in connection with a change in control, RSUs only become immediately vested upon a qualifying termination in the two-year period following a change in control. Additionally, under the 2018 Omnibus Plan and 2021 Omnibus Plan, unvested RSUs will be pro-rated through the last day worked and the vesting would be accelerated. Finally, as part of the Senior Leadership Severance Plan, the Compensation Committee approved the acceleration of a pro-rated amount of RSUs in the case of a termination without cause. As such, that accelerated number is included in column (b). Values provided are based on the closing price of Ashland Common Stock of $89.12 as reported on the NYSE on September 30, 2021.

(3)

The LTIPP amounts identified in all of the columns except for columns (f) and (g) are based on the actual results for the fiscal 2019-2021 performance period and pro-rata payments under the LTIPP for the fiscal 2020-2022 and 2021-2023 performance periods at target. If one of the events represented by column (b), (c) or (e) occurred, the pro-rata payments would be based on actual results, rather than target and would be pro-rated based on service during the performance period.

The amounts in columns (f) and (g) pertain to the LTIPP PUs. Pursuant to the 2018 Omnibus Plan and the 2021 Omnibus Plan and the PU award agreements thereunder, in the event of a change in control prior to the vesting date for the fiscal 2021-2023 LTIPP PUs, if provision for the assumption or substitution of the PUs is made, then the PUs will convert into a number of time-based, stock settled RSUs, with such number determined based upon actual achievement of the performance goals through the date of the change in control (without pro-ration), and such RSUs shall continue to vest; provided that, in the event that the participant’s service is terminated without cause or for “good reason,” and not as a result of the NEO’s disability or death, during the two-year period beginning on the date of the change in control, then such RSUs shall immediately vest in full upon the date of such termination (column (g)).

(4)

The amounts identified in the Incentive Compensation row of columns (b), (c) and (e) represent a payment of the fiscal 2021 annual incentive compensation based on actual results for the entire performance period. Upon a change in control, in the Compensation Committee’s discretion, the incentive award will vest based on the greater of actual results or pro-rated target performance. The amounts identified in the Incentive Compensation row of column (f) are based on target performance for the 2021 annual incentive award without pro-ration since the entire performance period was completed as of September 30, 2021.

(5)

For purposes of column (c), it is assumed that the NEO incurred a disabling event and termination of employment on September 30, 2021. Executives receive benefits pursuant to Ashland’s standard Long-Term Disability Plan which applies to substantially all of Ashland’s employees. Subject to coordination with other income received while disabled, the Long-Term Disability Plan provides a benefit equal to 60% of base compensation and is limited in 2021 to $12,000 per month. If the NEO died, his or her beneficiaries would receive the same accelerated vesting of the Performance Units as the named executive officer would in the event of disability. Under the EPIRP award agreements, if a NEO is terminated due to disability, the entire award will vest.

(6)	Ashland does not maintain any plans or arrangements that would provide additional or enhanced benefits to the NEOs solely as a result of a voluntary termination of employment.

(7)	The requirements for retirement and receiving benefits under the retirement plans are described under the “Pension Benefits” table to this Proxy Statement.

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(8)

For purposes of this column (f), it is assumed that all equity and non-equity awards are replaced, substituted, or assumed in connection with the change in control. Under the Employees’ Deferral Plan, in the event of a change in control, the named executive officers will receive an automatic lump sum distribution of the benefit for deferrals made before January 1, 2005. Deferrals made on or after January 1, 2005 will not be automatically distributed upon a change in control, but rather will be distributed pursuant to each employee’s election and valued at the time of the distribution. To the extent that an executive’s account is invested in hypothetical shares of Ashland Common Stock, those shares would be valued at the highest price for which Ashland Common Stock closed during the 30 days preceding the change in control. Under the NQDCP, a participant will become 100% vested in his or her accounts upon a change in control.

(9)

A termination after a change in control assumes a termination at September 30, 2021 and the change in control occurring at an earlier time. Therefore, the amounts provided in this column include the amounts provided in column (f).

(10)

Represents amounts and benefits payable or provided pursuant to the Severance Pay Plan, Salary Continuation Plan (in the case of Messrs. Chong and Boni and Dr. Musa) or the change in control severance agreements executed by each NEO (other than Messrs. Chong and Musa), as applicable, each as described further below, financial planning services provided pursuant to Ashland policy for any NEOs without a change in control agreement, and payment for accrued but unused vacation time for each of our NEOs, in accordance with Ashland policy.

(11)

Mr. Novo is over his Parachute Limit under Sections 4999 and 280G of the Internal Revenue code if a CIC occurs with a qualifying termination. However, a reduction in payments will not result in a greater overall net after-tax benefit, so a Cutback will not be applied.

Executive Change in Control Agreements

Messrs. Novo and Willis have executed change in control agreements with Ashland. These agreements describe the payments and benefits to which an executive is entitled in the event of a qualifying termination of employment within the two-year period following a change in control of Ashland.

If within two years after a change in control (see the “Definitions” section below) an executive’s employment is terminated without cause or the executive terminates employment for good reason (see the “Definitions” section below), the executive is entitled to the following:

Benefit	CEO	Other NEOs
Base Compensation	Three times the sum of his or her highest annual base compensation and highest target percentage annual incentive compensation in respect of the prior three fiscal years preceding the fiscal year in which the termination occurs in a lump sum paid in the seventh month following termination	Two times the sum of his or her highest annual base compensation and highest target percentage annual incentive compensation in respect of the prior three fiscal years preceding the fiscal year in which the termination occurs in a lump sum paid in the seventh month following termination

Medical, dental and group life	Ashland continues to subsidize its share of the premium for the same severance period and an additional cash payment equal to the subsidized premiums for the number of months, if any, by which the	Ashland continues to subsidize its share of the premium for the same severance period and an additional cash payment equal to the subsidized premiums for the number of months, if any, by which the

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Benefit	CEO	Other NEOs
	severance multiple exceeds the COBRA continuation period.	severance multiple exceeds the COBRA continuation period

Performance Units	Full payment at target in cash of any then-outstanding Performance Unit awards granted under the LTIPP (less any amounts already paid under the LTIPP because of the change in control)	Full payment at target in cash of any then-outstanding Performance Unit awards granted under the LTIPP (less any amounts already paid under the LTIPP because of the change in control)

RSUs, SARs	Immediate vesting of all outstanding RS/RSUs, SARs and stock options.	Immediate vesting of all outstanding RS/RSUs, SARs and stock options.

Incentive Compensation	Payment in cash of any earned incentive compensation for completed performance periods not already paid and pro-rata payment of any incentive compensation at target level for the fiscal year in which the termination occurs	Payment in cash of any earned incentive compensation for completed performance periods not already paid and pro-rata payment of any incentive compensation at target level for the fiscal year in which the termination occurs

Outplacement	Outplacement services for one year after termination and financial planning for the calendar year in which the termination occurs.	Outplacement services for one year after termination and financial planning for the calendar year in which the termination occurs.

Vacation	Payment of all unused, earned and accrued vacation in a lump sum	Payment of all unused, earned and accrued vacation in a lump sum

As a condition to receiving the benefits and compensation payable under the agreement, each NEO has agreed for a period of 24 months following termination following a change in control other than by reason of death or disability, for cause or voluntary termination without good reason, absent prior written consent of Ashland’s General Counsel, to refrain from engaging in competitive activity against Ashland; and to refrain from soliciting persons working for Ashland, soliciting customers of Ashland or otherwise interfering with Ashland’s business relationships. In November 2021, to further align our CEO with our new severance plan, Mr. Novo signed an updated change in control agreement, substantially in the form of CEO Change in control agreement approved by the Compensation Committee, that requires the CEO to not compete with Ashland for 36 months instead of the previous policy of 24 months. Pursuant to the agreement, each executive has also agreed not to disclose Ashland’s confidential information, subject to limited exceptions. If an executive breaches the agreement, Ashland has the right to recover benefits that have been paid to the executive. Finally, an executive may recover legal fees and expenses incurred as a result of Ashland’s unsuccessful legal challenge to the agreement or the executive’s interpretation of the agreement.

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Definitions

“Cause” is any of the following:

•	Willfully failing to substantially perform duties after a written demand for such performance (except in the case of disability);

•	Willfully engaging in gross misconduct demonstrably injurious to Ashland after a written request to cease such misconduct; or

•	Conviction or plea of nolo contendere for a felony involving moral turpitude.

To be terminated for cause, the Board of Directors must pass a resolution by three quarters vote finding that the termination is for cause.

“Good reason” includes any of the following that occurs after a change in control:

•	Significant diminution of position, duties or responsibilities;

•	Reduction to base salary of at least 15%;

•	Relocation exceeding 50 miles;

•	Failure to continue incentive plans, whether cash or equity, or any other plan or arrangement to receive Ashland securities; or

•	Material breach of the executive change in control agreement or a failure to assume such agreement.

“Change in control” is a complex definition, but may be summarized to include any of the following:

•

The consolidation or merger of Ashland into an unrelated entity in which the former Ashland stockholders own less than 50% of the outstanding shares of the new entity, except for a merger under which the stockholders before the merger have substantially the same proportionate ownership of shares in the entity immediately after the merger;

•	The sale, lease, exchange or other transfer of 80% or more of Ashland’s assets;

•	A shareholder approved liquidation or dissolution;

•	The acquisition of 20% or more of the outstanding shares of Ashland by an unrelated person without approval of the Board; or

•

Changes to Ashland’s Board during two consecutive years that result in a majority of the Board changing from its membership at the start of such two-consecutive year period, unless two-thirds of the remaining directors at the start of such two consecutive year period voted to approve such changes.

SARs/Stock Options, Incentive Compensation, RS/RSUs and PUs

On July 15, 2015, the Compensation Committee approved an amendment to the 2015 Incentive Plan, which provides for the Committee to have the option to grant awards under the 2015 Incentive Plan with double-trigger change in control provisions set forth in an award agreement. The default under the 2015 Incentive Plan is a single-trigger change in control provision. In connection with this amendment, the Committee also approved forms of the award agreements generally containing the double-trigger change in control vesting provision in the event of a termination without cause within one year following a change in control, which we refer

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to as the “2015 Amended Award Agreements”. All awards granted to named executive officers under the 2015 Incentive Plan since this amendment have used the 2015 Amended Award Agreements. Other than this change, the 2015 Amended Award Agreements are substantially similar to the prior award agreements.

On January 25, 2018, stockholders approved the 2018 Omnibus Plan. Under the 2018 Omnibus Plan, in the event provision is made in connection with the change in control for the assumption or substitution of awards previously granted, the award agreements for the 2018 Omnibus Plan provide for double-trigger vesting provisions for each award type upon termination without cause or a resignation for good reason within one year following a change in control.

If the awards are not assumed or substituted in connection with the change in control, awards previously granted will be treated as follows:

•	Any options and SARs outstanding as of the date the change in control was determined to have occurred would become fully exercisable and vested, as of immediately prior to the change in control.

•

All PUs, cash incentive awards and awards designated as performance compensation awards would, in each case as specified in the applicable award agreement or otherwise, either (a) be canceled and terminated without any payment or consideration therefor or (b) automatically vest based on actual achievement of any applicable performance goals through the date of the change in control, as determined by the Compensation Committee in its sole discretion, or achievement of target performance levels (or the greater of actual achievement of any applicable performance goals through the date of the change in control, as determined by the Compensation Committee in its sole discretion, and target performance levels). In the case of vesting based on target performance levels, however, such awards would also be prorated for the portion of the performance period elapsed prior to the change in control.

•

All other outstanding awards would automatically be deemed exercisable or vested and all restrictions and forfeiture provisions related thereto would lapse as of immediately prior to such change in control and will be paid out as soon as practicable following such change in control.

For purposes of the above descriptions, the term “change in control” is defined in the applicable plan or, in the case of the 2018 Omnibus Plan, in either the plan or the award agreements, and has substantially the same meaning as it does in the executive change in control agreements. In addition, the award agreements and incentive plans provide for forfeiture and clawbacks in the event the participant breaches certain non-compete, non-solicitation and confidentiality (subject to whistleblower protections) covenants.

For purposes of the above descriptions, the term without “cause” has substantially the same meaning as it does in the executive change in control agreements, and the term “good reason” means the occurrence of either a reduction to base salary of at least 15% or a relocation exceeding 50 miles.

SERP, Excess Plans, Qualified Pension Plan, Employees’ Deferral Plan and Non-Qualified Defined Contribution Plan

For payments and benefits under the Qualified Pension Plan, except in the event of a change in control, see the “Pension Benefits” table and the narrative thereunder in this Proxy Statement. For payments and benefits under the Employees’ Deferral Plan and the Non-Qualified Defined Contribution Plan, except in the event of a change in control, see the “Non-Qualified Deferred Compensation” table and the narrative thereunder in this Proxy Statement.

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After a Change in Control

The term “change in control” is defined in the Employees’ Deferral Plan and the Non-Qualified Defined Contribution Plan and has substantially the same meaning as it does in the executive change in control agreements. Under the Employees’ Deferral Plan, a change in control results in an automatic lump sum distribution of the benefit for deferrals made before January 1, 2005. Deferrals made on and after January 1, 2005, will not be automatically distributed upon a change in control, but rather will be distributed pursuant to each employee’s election and valued at the time of the distribution. Under the NQDCP, a participant will become one hundred percent (100%) vested in his or her accounts upon a change in control.

Sponsorship of the Pension Plan, SERP and Excess Plans were transferred to Valvoline in September 2016. As a result, no payments are triggered in connection with a change in control of Ashland and, instead, will be triggered in connection with a change in control of Valvoline.

CEO PAY RATIO

Pursuant to Section 953(b) of the Dodd-Frank Wall Street Reform and Consumer Protection Act, and Item 402(u) of SEC Regulation S-K, we are providing the following information about the relationship of the annual total compensation of our employees and the annual total compensation of Guillermo Novo, our Chairman and Chief Executive Officer.

For fiscal 2021,

•	The median of the annual total compensation of all employees of our company (other than our CEO) was $74,173; and

•	The annual total compensation of our CEO, as reported in the “Summary Compensation Table” presented elsewhere in this Proxy Statement was $7,597,903.

Based on this information for fiscal 2021, the ratio of the annual total compensation of Mr. Novo to the median of the annual total compensation of all employees was 102:1.

To identify the median of the annual total compensation of all our employees, as well as to determine the annual total compensation of the “median employee” for this purpose, the methodology and the material assumptions, adjustments and estimates that were used were as follows:

•	We selected July 31, 2021 as the date upon which we would identify the “median employee” to allow sufficient time to identify the median employee given the global scope of our operations.

•

We determined that, as of July 31, 2021, our employee population for pay ratio disclosure purposes consisted of approximately 4,000 employees. We applied the 5% exclusion rule to employees in certain jurisdictions outside of the U.S. which eliminated 174 employees in the following countries: Argentina – 5, Australia – 2, Austria – 1, Canada – 1, Colombia – 6, Czech Republic – 1, Hungary – 1, Indonesia – 6, Ireland – 10, Italy – 10, Japan – 16, Philippines – 1, Russian Federation – 2, Singapore – 14, South Korea – 11, Spain – 20, Sweden – 2, Switzerland – 21, Taiwan – 1, Thailand – 17, Turkey – 19, United Arab Emirates – 4 and Vietnam – 3. We did not include workers employed and compensated by a third party.

•

To identify the median employee from our employee population, we used compensation consisting of base wages, overtime, shift differentials, lump sum merit payments, designated paid time off, including holiday pay, bereavement pay, and vacation pay, and annual cash incentive.

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•

In making these determinations, we took actual pay from August 1, 2020 to July 31, 2021 without annualization. We did not utilize any statistical sampling or cost-of-living adjustments when identifying the median employee. We converted all eligible earnings to U.S. dollars.

The CEO pay ratio reported above is a reasonable estimate calculated in a manner consistent with SEC rules based on the methodologies and assumptions described above, which were chosen from a wide range of permissible methodologies, estimates and assumptions. As a result, the CEO pay ratios reported by other companies, which may have employed other permitted methodologies or assumptions, and which may have a significantly different work force structure from ours, are likely not comparable to our CEO pay ratio.

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AUDIT COMMITTEE REPORT

The Audit Committee currently is composed of four independent directors and operates under a written charter adopted by the Board of Directors. At its November 2021 meeting, the Board determined that all current Audit Committee members—Ms. Main and Messrs. Cummins, Joseph and Sandler—are independent as defined by SEC rules, the listing standards of the New York Stock Exchange, which apply to Ashland, and Ashland’s Standards. The Board also determined that each member of the Audit Committee is an audit committee financial expert as defined by SEC rules. A description of each committee member’s financial experience is contained in their biographies under Proposal One—Election of Directors.

The Audit Committee assists in fulfilling the oversight responsibilities of the Board relating to the integrity of the Company’s financial statements and financial reporting process, the integrity of the Company’s systems of internal accounting and financial controls, the performance of the Company’s internal audit function and independent auditors, the independent auditors’ qualifications, independence and audit of the Company’s financial statements, the Company’s risk management policies and processes, including cybersecurity risks, the Company’s financial affairs, including capital allocation framework, prioritization, significant decisions and risk considerations, and legal and regulatory compliance requirements. The Audit Committee through its Chair is also directly involved in the selection of the independent auditor’s lead engagement partner, which occurs every five years.

The lead engagement partner rotation occurred in October 2020 for the fiscal 2021 audit. During fiscal 2021, the Audit Committee met eight times, including teleconferences to discuss and review Ashland’s quarterly financial performance, associated news releases, quarterly reports on Form 10-Q and annual report on Form 10-K.

The Company’s management has primary responsibility for establishing and maintaining adequate internal financial controls, for preparing the financial statements and for the public reporting process. The independent auditors are responsible for expressing opinions on the conformity of the Company’s audited financial statements with generally accepted accounting principles and on management’s assessment of the effectiveness of the Company’s internal control over financial reporting.

Ernst & Young LLP (“EY”), an independent registered public accounting firm, was engaged to audit Ashland’s consolidated financial statements for fiscal 2021 and to issue an opinion on whether such statements present fairly, in all material respects, Ashland’s consolidated financial position, results of operations and cash flows in conformity with U.S. generally accepted accounting principles. EY was also engaged to audit and to issue an opinion on the effectiveness of Ashland’s internal control over financial reporting. Prior to any engagement of EY by Ashland, the engagement was approved in accordance with established policies and procedures. The Audit Committee reviewed and discussed with management and EY the audited financial statements, management’s assessment of the effectiveness of Ashland’s internal control over financial reporting, and EY’s evaluation of Ashland’s internal control over financial reporting. The Audit Committee further reviewed EY’s judgment as to the quality and acceptability of Ashland’s accounting principles, financial reporting process and controls and such other matters as are required to be discussed with the Audit Committee under the standards of the Public Company Accounting Oversight Board (United States) (the “PCAOB”) and the SEC. In addition, the Audit Committee received and reviewed EY’s independence from management and Ashland including the matters in the written disclosures required by the PCAOB.

The Audit Committee has adopted strict guidelines on the use of the independent registered public accounting firm to provide non-audit services. The Audit Committee must pre-approve any non-audit services performed by the independent registered public accounting firm. In circumstances where the engagement of independent auditors to perform work beyond the scope of and not contemplated in the original pre-approval occurs, specific pre-approval of the

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additional services is required by the Audit Committee Chair prior to the engagement of the independent auditors for those services and must be subsequently approved by the Audit Committee at its next meeting. In fiscal 2021, approval was sought and granted to EY to perform certain non-audit related services. The Audit Committee has considered whether the provision of audit-related and other non-audit services by EY is compatible with maintaining EY’s independence and has concluded that EY’s independence is not compromised by providing such services.

In reliance on the reviews and discussions referred to above, the Audit Committee recommended to the Board of Directors (and the Board has approved) that Ashland’s consolidated financial statements be accepted for inclusion in its Annual Report on Form 10-K for the fiscal year ended September 30, 2021, for filing with the SEC.

AUDIT COMMITTEE

Susan L. Main, Chair

Brendan M. Cummins

Wetteny Joseph

Ricky C. Sandler

The Audit Committee Report does not constitute soliciting material and shall not be deemed to be filed or incorporated by reference into any other filing under the Securities Act of 1933, or the Securities Exchange Act of 1934, except to the extent that Ashland specifically incorporates the Audit Committee Report by reference therein.

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PROPOSAL TWO – RATIFICATION OF INDEPENDENT REGISTERED PUBLIC ACCOUNTANTS

The Audit Committee of the Board of Directors has recommended to the Board, and the Board has approved, the appointment of EY to audit Ashland’s Consolidated Financial Statements and Internal Controls Over Financial Reporting for fiscal 2022, subject to ratification by the stockholders at the Annual Meeting. The Audit Committee believes that the continued retention of EY to serve as Ashland’s independent registered public accounting firm is in the best interests of Ashland and its stockholders. In making such determination, the Audit Committee considers, among other things, an evaluation of EY’s performance, qualifications, independence, tenure, and appropriateness of fees, as well as the potential impact of changing auditors.

Fees (including out-of-pocket costs) paid to EY for fiscal years 2021 and 2020 totaled $7,126,000 and $6,285,000, respectively. The following table presents fees for professional services rendered by EY for fiscal years 2021 and 2020.

	2021	2020
Audit Fees (1)	$5,355,000	$5,436,000
Audit-Related Fees (2)	$1,322,000	$448,000
Tax Fees (3)	$449,000	$401,000
All Other Fees (4)	$0	$0

(1)

Audit fees for fiscal 2021 and 2020 include fees and expenses associated with the annual audit of Ashland’s consolidated financial statements and internal controls over financial reporting and interim reviews of Ashland’s consolidated financial statements. Audit fees also include fees associated with various audit requirements of Ashland’s foreign subsidiaries (statutory requirements) and agreed upon procedures reports that are required to be issued by Ashland’s independent registered public accounting firm. Audit fees in 2021 and 2020 also included fees related to registration statements, including comfort letters, consents and assistance with and review of documents filed with the SEC.

(2)

Audit-related fees in 2021 and 2020 included carve-out audits and due diligence activities associated with divestiture transactions. Audit-related fees in 2021 also included fees related to target acquisition due diligence activities.

(3)	Tax fees include fees principally incurred for assistance with U.S. and international tax planning and compliance.

(4)	There were no other fees.

Representatives of EY will attend the Annual Meeting to respond to questions from stockholders and will be given the opportunity to make a statement.

The stockholders are being asked to ratify the Audit Committee’s appointment of EY. The appointment of EY will be ratified if votes cast in its favor exceed votes cast against it. Abstentions will not be counted as votes cast either for or against the proposal. If the stockholders fail to ratify this appointment, the Audit Committee may, but is not required to, reconsider whether to retain that firm. Even if the appointment is ratified, the Audit Committee in its discretion may direct the appointment of a different accounting firm at any time during the year if it determines that such a change would be in the best interests of Ashland and its stockholders.

If no voting specification is made on a properly returned or voted proxy card, Guillermo Novo or Yvonne Winkler von Mohrenfels (proxies named on the proxy card) will vote FOR the ratification of EY as Ashland’s independent registered public accountants for fiscal 2022.

The Board of Directors unanimously recommends a vote FOR the ratification of EY as Ashland’s independent registered public accountants for fiscal 2022.

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PROPOSAL THREE—NON-BINDING ADVISORY RESOLUTION APPROVING THE COMPENSATION PAID TO ASHLAND’S NAMED EXECUTIVE OFFICERS

Under Section 14A of the Exchange Act, the stockholders of Ashland are entitled to vote, on a non-binding advisory basis, at the Annual Meeting on a resolution approving the compensation paid to Ashland’s named executive officers, as disclosed pursuant to Item 402 of Regulation S-K, including the Compensation Discussion and Analysis, compensation tables and narrative discussion.

In January 2017, Ashland’s Board approved a resolution providing that the executive compensation vote described in this Proposal Three shall be submitted to the stockholders annually.

Accordingly, the stockholders are being asked to vote upon, and the Board has approved and unanimously recommends, the following non-binding advisory resolution:

RESOLVED, that the compensation paid to Ashland’s named executive officers, as disclosed pursuant to Item 402 of Regulation S-K, including the Compensation Discussion and Analysis, compensation tables and narrative discussion is hereby APPROVED.

The stockholder vote on executive compensation is an advisory vote only, and it is not binding on Ashland, Ashland’s Board or the Compensation Committee.

As described more fully in the “Compensation Discussion and Analysis” section of this Proxy Statement, Ashland’s executive compensation program is designed to attract, motivate and retain individuals with the skills required to formulate and drive Ashland’s strategic direction and achieve short-term and long-term performance goals necessary to create stockholder value.

Ashland has several governance programs in place to align executive compensation with stockholder interests and mitigate risks in its plans. These programs include: stock ownership guidelines, limited perquisites, an anti-hedging policy, an anti-pledging policy and a clawback policy.

The non-binding advisory resolution regarding the compensation of the named executive officers described in this Proposal Three shall be approved if the votes cast in favor of the resolution exceed the votes cast against the resolution. Abstentions and broker non-votes will not be counted as either votes cast for or against the resolution.

If no voting specification is made on a properly returned or voted proxy card, Guillermo Novo or Yvonne Winkler von Mohrenfels (proxies named on the proxy card) will vote FOR the approval of the compensation of the named executive officers as disclosed in this Proxy Statement and described in this Proposal Three.

The Board has adopted a policy providing for annual non-binding advisory votes to approve executive compensation. Unless the Board modifies this policy, the next non-binding advisory vote to approve executive compensation will be held at Ashland’s 2023 Annual Meeting.

The Board of Directors unanimously recommends a vote FOR a non-binding advisory resolution approving the compensation paid to Ashland’s named executive officers, as disclosed pursuant to Item 402 of Regulation S-K, including the Compensation
Discussion and Analysis, compensation tables and narrative discussion.

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MISCELLANEOUS

PROXY SOLICITATION

Ashland is soliciting the proxies to which this Proxy Statement relates. Solicitations may be made by mail, telephone, facsimile, electronic means and personal interview and all costs of soliciting proxies on behalf of Ashland, including the cost of preparing and mailing the Notice and this Proxy Statement and any accompanying material, will be borne by Ashland. Expenses associated with this solicitation which will be borne by Ashland may also include charges and expenses of banks, brokerage houses and other custodians, nominees or fiduciaries for forwarding proxies and proxy materials to beneficial owners of shares. Solicitations may also be made by personal interview, mail, telephone, facsimile, email or otherwise by directors, officers and other employees of Ashland, but Ashland will not additionally compensate its directors, officers or other employees for these services.

Copies of proxy materials and the 2021 Annual Report will be supplied to brokers, dealers, banks and voting trustees, or their nominees, for the purpose of soliciting proxies from beneficial owners.

Ashland is paying the costs of the solicitation of proxies. Ashland must also pay brokerage firms, and other persons representing beneficial owners of shares held in street name, certain fees associated with forwarding proxy materials by mail to beneficial owners and obtaining beneficial owners’ voting instructions.

Ashland has engaged EQ Proxy to act as Ashland’s proxy solicitor in connection with the proposals to be acted upon at the Annual Meeting. Pursuant to Ashland’s agreement with EQ Proxy, it will, among other things, provide advice regarding proxy solicitation issues and solicit proxies from Ashland’s stockholders on Ashland’s behalf in connection with the Annual Meeting. For these services, Ashland will pay a fee of up to $120,000 plus expenses. Ashland has agreed to indemnify EQ Proxy against certain liabilities relating to, or arising out of, its engagement.

STOCKHOLDER PROPOSALS FOR THE 2023 ANNUAL MEETING

Stockholders interested in presenting a proposal for consideration at the 2023 Annual Meeting may do so by following the procedures prescribed in SEC Rule 14a-8 of the Securities Exchange Act of 1934, as amended, and Ashland’s By-laws. To be eligible for inclusion in the Proxy Statement for the 2023 Annual Meeting, stockholder proposals must be received by Ashland’s Secretary no later than August 14, 2022.

Ashland’s By-laws provide that for business to be properly brought before an annual meeting by a stockholder, the stockholder must give written notice (as specified below) to the Secretary of Ashland not less than 90 days nor more than 120 days prior to the first anniversary of the date of the immediately preceding annual meeting; provided, however, that in the event that the date of the annual meeting is more than 30 days earlier or more than 60 days later than such anniversary date, notice by the stockholder to be timely must be so delivered or received not earlier than the 120th day prior to such annual meeting and not later than the close of business on the later of the 90th day prior to such annual meeting and the 10th day following the day on which public announcement of the date of such meeting is first made (the “By-law Notice Deadline”). The first public disclosure of that date may be a press release or in a public filing with the SEC. Such notice must set forth as to each matter the stockholder proposes to bring before the annual meeting:

•	the name and address of each stockholder proposing such business, as they appear on Ashland’s books;

•	as to each stockholder proposing such business, the name and address of any Stockholder Associated Person;

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•	as to each stockholder proposing such business and any Stockholder Associated Person, the Stockholder Information;

•

a representation that each such stockholder is a holder of record of stock of Ashland entitled to vote at the meeting and intends to appear in person or by proxy at the meeting to propose such business;

•

a brief description of the business desired to be brought before the annual meeting, the text of the proposal (including the text of any resolutions proposed for consideration and, in the event that such business includes a proposal to amend Ashland’s By-laws, the text of the proposed amendment) and the reasons for conducting such business at the meeting;

•	any material interest of the stockholder and any Stockholder Associated Person in such business;

•

a representation as to whether such stockholder intends (i) to deliver a proxy statement and form of proxy to holders of at least the percentage of Ashland’s outstanding capital stock required to approve or adopt such business or (ii) otherwise to solicit proxies from the stockholders in support of such business;

•

all other information that would be required to be filed with the SEC if the stockholder or any Stockholder Associated Person were participants in a solicitation subject to Section 14 of the Exchange Act; and

•	a representation that the stockholder shall provide any other information reasonably requested by Ashland.

Ashland’s By-laws further provide that no business shall be conducted at any annual meeting except in accordance with the foregoing procedures and that the chair of any such meeting may refuse to permit any business to be brought before an annual meeting that is not made in compliance with the procedures described above or if the stockholder fails to comply with the representations set forth in the notice.

For any stockholder proposal that is not submitted for inclusion in next year’s proxy statement pursuant to SEC Rule 14a-8, but is instead sought to be considered as timely and presented directly at the 2023 Annual Meeting, SEC rules permit management to vote proxies in its discretion if: (1) Ashland receives written notice of the proposal before the By-law Notice Deadline, and Ashland advises stockholders in the 2023 Annual Meeting Proxy Statement about the nature of the matter and how management intends to vote on such matter; or (2) Ashland does not receive notice of the proposal prior to the By-law Notice Deadline.

OTHER MATTERS

As of the date of this Proxy Statement, Ashland does not know of any business to be presented for consideration at the Annual Meeting, other than the items referred to in this Proxy Statement. In the event that any additional matter is properly brought before the meeting for stockholder action, properly voted proxies will be voted in accordance with the judgment of the named proxies.

Your vote is very important no matter how many shares you own. You are urged to read this Proxy Statement carefully and, whether or not you plan to attend the Annual Meeting, to promptly submit a proxy: (1) by telephone or over the Internet following the instructions on the Notice or proxy card or (2) by signing, dating and returning your proxy card.

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If you have any questions or require any assistance with voting your shares, please contact Ashland’s proxy solicitor:

EQ Proxy Services

275 Madison Avenue, 34th Floor

New York, NY 10016

Stockholders may call toll-free: 1 (833) 656-0643

Banks and Brokers may call collect: 1 (516) 220-8356

Your cooperation in giving this matter your prompt attention is appreciated.

YVONNE WINKLER VON MOHRENFELS Senior Vice President, General Counsel and Secretary

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APPENDIX A

USE OF NON-GAAP MEASURES AND NON-GAAP RECONCILIATIONS

Use of Non-GAAP Measures

Ashland has included within this document the following non-GAAP measures, on both a consolidated and reportable segment basis, which are not defined within U.S. GAAP and do not purport to be alternatives to net income or cash flows from operating activities as a measure of operating performance or cash flows:

•	EBITDA—net income (loss), plus income tax expense (benefit), net interest and other financing expenses, and depreciation and amortization.

•

Adjusted EBITDA—EBITDA adjusted for noncontrolling interests, discontinued operations, net gain (loss) on acquisitions and divestitures, other income and (expense) and key items (including the remeasurement gains and losses related to pension and other postretirement plans).

•	Adjusted EBITDA margin—Adjusted EBITDA, which include pro-forma adjustments, divided by sales.

•	Adjusted diluted earnings per share (EPS)—income (loss) from continuing operations, adjusted for key items, net of tax, divided by the average outstanding diluted shares for the applicable period.

•

Adjusted diluted earnings per share (EPS) excluding intangibles amortization expense—Adjusted earnings per share adjusted for intangible amortization expense net of tax, divided by the average outstanding diluted shares for the applicable period.

Management believes the use of EBITDA and Adjusted EBITDA measures on a consolidated and reportable segment basis assists investors in understanding the ongoing operating performance by presenting comparable financial results between periods. Ashland believes that by removing the impact of depreciation and amortization and excluding certain non-cash charges, amounts spent on interest and taxes and certain other charges that are highly variable from year to year, EBITDA and Adjusted EBITDA provide Ashland’s investors with performance measures that reflect the impact to operations from trends in changes in sales, margin and operating expenses, providing a perspective not immediately apparent from net income and operating income. The adjustments Ashland makes to derive the non-GAAP measures of EBITDA and Adjusted EBITDA exclude items which may cause short-term fluctuations in net income and operating income and which Ashland does not consider to be the fundamental attributes or primary drivers of its business. EBITDA and Adjusted EBITDA provide disclosure on the same basis as that used by Ashland’s management to evaluate financial performance on a consolidated and reportable segment basis and provide consistency in our financial reporting, facilitate internal and external comparisons of Ashland’s historical operating performance and its business units and provide continuity to investors for comparability purposes.

The Adjusted diluted EPS metric enables Ashland to demonstrate what effect key items have on an earnings per diluted share basis by taking income (loss) from continuing operations, adjusted for key items after tax that have been identified in the Adjusted EBITDA table, and dividing by the average outstanding diluted shares for the applicable period. Ashland’s management believes this presentation is helpful to illustrate how the key items have impacted this metric during the applicable period.

The Adjusted diluted EPS, excluding intangibles amortization expense metric enables Ashland to demonstrate the impact of non-cash intangible amortization expense on EPS, in addition to the

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key items previously mentioned. Ashland’s management believes this presentation is helpful to illustrate how previous acquisitions impact applicable period results.

These non-GAAP measures should be considered supplemental in nature and should not be construed as more significant than comparable measures defined by U.S. GAAP. Limitations associated with the use of these non-GAAP measures include that these measures do not present all of the amounts associated with our results as determined in accordance with U.S. GAAP. The non-GAAP measures provided are used by Ashland management and may not be determined in a manner consistent with the methodologies used by other companies. EBITDA and Adjusted EBITDA provide a supplemental presentation of Ashland’s operating performance on a consolidated and reportable segment basis. Adjusted EBITDA generally includes adjustments for items that impact comparability between periods.

Business Unit EBITDA and Adjusted EBITDA

The EBITDA and Adjusted EBITDA amounts presented for each business unit are provided as a means to enhance the understanding of financial measurements that Ashland has internally determined to be relevant measures of comparison for each segment. Each of these non-GAAP measures is defined as follows: EBITDA (operating income plus depreciation and amortization) and Adjusted EBITDA (EBITDA adjusted for key items, which may include pro forma effects for significant acquisitions or divestitures, as applicable). Ashland does not allocate items to each reportable segment below operating income, such as interest expense and income taxes. As a result, business unit EBITDA and Adjusted EBITDA are reconciled directly to operating income since it is the most directly comparable Statements of Consolidated Comprehensive Income caption.

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Non-GAAP Reconciliations

Ashland Global Holdings Inc. and Consolidated Subsidiaries
RECONCILIATION OF NON-GAAP DATA—ADJUSTED EBITDA
(In millions)	2021	2020	2019
Net income (loss)	$220	$(508)	$505
Income tax expense (benefit)	(38)	(22)	30
Net interest and other financing expense	56	119	99
Depreciation and amortization	244	235	238

EBITDA	482	(176)	872
(Income) loss from discontinued operations (net of taxes)	(47)	(47)	(544)
Key items included in EBITDA:
Goodwill impairment	-	530	-
Restructuring, separation and other costs	10	58	51
Environmental reserve adjustments	43	34	25
Inventory adjustments	4	51	-
Accelerated depreciation	-	-	39
Proxy costs	-	-	4
Asset impairments	13	-	-
Tax indemnity expense	-	-	6
Unplanned plant shutdowns	-	-	2
Net loss (gain) on acquisitions and divestitures	(11)	-	3
Loss (gain) on pension and other postretirement plan remeasurements	1	(1)	(8)

Total key items included in EBITDA	60	672	122

Adjusted EBITDA	$495	$449	$450

Total key items included in EBITDA	$60	$672	$122
Accelerated amortization of debt issuance costs	1	8	-
Debt refinancing costs	16	59	6
Unrealized gain on securities	(21)	(20)	(7)

Total key items, before tax	$56	$719	$121

ADJUSTED EBITDA—LIFE SCIENCES

	Life Sciences
(In millions)	2021	2020	2019
Operating income	$130	$123	$114
Depreciation and amortization	64	60	61

EBITDA	194	183	175

Restructuring and other costs	-	1	-
Environmental reserve adjustments	1	-	-
Inventory control measures	-	11	-

Adjusted EBITDA	$195	$195	$175

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ADJUSTED EBITDA—PERSONAL CARE & HOUSEHOLD

	Personal Care & Household
(In millions)	2021	2020	2019
Operating income	$73	$(296)	$85
Depreciation and amortization	81	77	79

EBITDA	154	(219)	164

Inventory adjustment	4	-	-
Asset impairment	3	-	-
Goodwill impairment	-	356	-
Inventory control measures	-	13	-

Adjusted EBITDA	$161	$150	$164

ADJUSTED EBITDA—SPECIALTY ADDITIVES

	Specialty Additives
(In millions)	2021	2020	2019
Operating income	$61	$(132)	$18
Depreciation and amortization	85	81	81

EBITDA	146	(51)	99

Restructuring and other costs	-	-	10
Goodwill impairment	-	174	-
Asset impairment	10	-	-
Inventory control measures	-	18	-
Accelerated depreciation	-	-	38
Environmental reserve adjustments	2	2	1
Unplanned plant shutdown	-	-	2

Adjusted EBITDA	$158	$143	$150

ADJUSTED EBITDA—INTERMEDIATES & SOLVENTS

	Intermediates & Solvents
(In millions)	2021	2020	2019
Operating income	$35	$(10)	$28
Depreciation and amortization	13	14	13

EBITDA	48	4	41

Inventory control measures	-	9	-

Adjusted EBITDA	$48	$13	$41

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RECONCILIATION OF NON-GAAP DATA—ADJUSTED EPS

	2021	2020	2019
Diluted EPS from continuing operations (as reported)	$2.82	$(9.16)	$(0.62)
Key items, before tax:
Goodwill impairment	-	8.75	-
Restructuring, separation and other costs (including accelerated depreciation)	0.16	0.95	1.42
Environmental reserve adjustments	0.70	0.58	0.41
Inventory adjustments	0.07	0.83	-
Proxy costs	-	-	0.07
Asset impairments	0.21	-	-
Tax indemnity expense	-	-	0.10
Unplanned plant shutdowns	-	-	0.03
Net loss (gain) on acquisitions and divestitures	(0.18)	-	0.05
Loss (gain) on pension and other postretirement plan remeasurements	0.02	(0.01)	(0.12)
Unrealized gain on securities	(0.34)	(0.33)	(0.11)
Accelerated amortization of debt issuance costs	0.02	0.13	-
Debt refinancing costs	0.26	0.97	0.09

Key items, before tax	0.92	11.87	1.94
Tax effect of key items	(0.18)	(0.58)	(0.25)

Key items, after tax	0.74	11.29	1.69
Tax specific key items:
Deferred tax rate changes	-	-	0.03
One-time transition tax	-	-	0.44
Uncertain tax positions	(0.87)	0.05	(0.09)
Restructuring and separation activity	(0.21)	-	0.19
Other tax reform related activity	0.10	(0.33)	(0.02)

Tax specific key items	(0.98)	(0.28)	0.55

Total key items	(0.24)	11.01	2.24

Adjusted diluted EPS from continuing operations (non-GAAP)	$2.58	$1.85	$1.62

Amortization expense adjustment (net of tax)	1.17	1.08	1.04

Adjusted diluted EPS from continuing operations (non-GAAP) excluding intangibles amortization expense	$3.75	$2.93	$2.66

Ashland Global Holdings Inc. and Consolidated Subsidiaries

RECONCILIATION OF OTHER NON-GAAP DATA

(Preliminary and unaudited)

ADJUSTED EBITDA USED FOR INCENTIVE COMPENSATION

(In millions)	2021
Adjusted EBITDA	$495

Management Exceptions (1)	72.5

Adjusted EBITDA used for incentive compensation	$567.5

(1)	Includes exceptions for Performance Adhesives Adjusted EBITDA results included in discontinued operations, and foreign currency exchange and environmental expense.

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ADJUSTED EPS USED FOR INCENTIVE COMPENSATION

	2021	2020	2019
Adjusted diluted EPS from continuing operations	$2.58	$1.85	$1.62
Management exceptions (1)	0.73	0.99	0.91

Adjusted EPS for Incentive Compensation	$3.31	$2.84	$2.53

(1)	Includes exceptions for Performance Adhesives operating results included in discontinued operations, and foreign currency exchange and environmental expense.

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FORWARD-LOOKING STATEMENTS

This Proxy Statement contains forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended and Section 21E of the Securities Exchange Act of 1934, as amended. Ashland has identified some of these forward-looking statements with words such as “anticipates,” “believes,” “expects,” “estimates,” “is likely,” “predicts,” “projects,” “forecasts,” “objectives,” “may,” “will,” “should,” “plans” and “intends” and the negative of these words or other comparable terminology. Ashland may from time to time make forward-looking statements in its annual reports, quarterly reports and other filings with the SEC, news releases and other written and oral communications. These forward-looking statements are based on Ashland’s expectations and assumptions, as of the date such statements are made, regarding Ashland’s future operating performance and financial condition and expected effects of the COVID-19 pandemic on Ashland’s business, as well as the economy and other future events or circumstances. These statements include, but may not be limited to, Ashland’s expectations regarding its ability to drive sales, earnings growth and cash generation.

Ashland’s expectations and assumptions include, without limitation, internal forecasts and analyses of current and future market conditions and trends, management plans and strategies, operating efficiencies and cost savings and economic conditions (such as prices, supply and demand, cost of raw materials, and the ability to recover raw-material cost increases through price increases), and risks and uncertainties associated with the following: the impact of acquisitions and/or divestitures Ashland has made or may make (including the possibility that Ashland may not realize the anticipated benefits from such transactions); Ashland’s substantial indebtedness (including the possibility that such indebtedness and related restrictive covenants may adversely affect Ashland’s future cash flows, results of operations, financial condition and its ability to repay debt); execution risks associated with our growth strategies; the competitive nature of our business; severe weather, natural disasters, public health crises (including the COVID19 pandemic), cyber events and legal proceedings and claims (including product recalls, environmental and asbestos matters); the effects of the COVID-19 pandemic on the geographies in which Ashland operates, the end markets Ashland serves and on Ashland’s supply chain and customers; and without limitation, risks and uncertainties affecting Ashland that are described in Ashland’s most recent Form 10-K (including Item 1A Risk Factors) filed with the SEC, which is available on Ashland’s website at http://investor.ashland.com or on the SEC’s website at http://www.sec.gov. Various risks and uncertainties may cause actual results to differ materially from those stated, projected or implied by any forward-looking statements. The extent and duration of the COVID-19 pandemic on our business and operations is uncertain. Factors that influence the impact on our business and operations include the duration and extent of the pandemic, the extent of imposed or recommended containment and mitigation measures, and the general economic consequences of the pandemic. Ashland believes its expectations and assumptions are reasonable, but there can be no assurance that the expectations reflected herein will be achieved. Unless legally required, Ashland undertakes no obligation to update any forward-looking statements made in this Proxy Statement whether as a result of new information, future events or otherwise.

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YOUR VOTE IS IMPORTANT! PLEASE VOTE BY:

P.O. BOX 8016, CARY, NC 27512-9903	INTERNET Go To: www.proxypush.com/ASH • Cast your vote online • Have your Proxy Card ready • Follow the simple instructions to record your vote

PHONE Call 1-866-390-5364 • Use any touch-tone telephone • Have your Proxy Card ready • Follow the simple recorded instructions

MAIL • Mark, sign and date your Proxy Card • Fold and return your Proxy Card in the postage-paid envelope provided

You must register to attend the meeting online and/or participate at www.proxydocs.com/ASH

Ashland Global Holdings Inc.

Annual Meeting of Stockholders

For Stockholders as of record on December 01, 2021

TIME:	Tuesday, January 25, 2022 10:30 AM, Eastern Time
PLACE:	Annual Meeting to be held live via the Internet - please visit www.proxydocs.com/ASH for more details

This proxy is being solicited on behalf of the Board of Directors

The undersigned hereby appoints Guillermo Novo and Yvonne Winkler von Mohrenfels, and each or either of them, as the true and lawful attorneys of the undersigned, with full power of substitution and revocation, and authorizes them, and each of them, to vote all the shares of capital stock of Ashland Global Holdings Inc. which the undersigned is entitled to vote at said meeting and any adjournment thereof upon the matters specified and upon such other matters as may be properly brought before the meeting or any adjournment thereof, conferring authority upon such true and lawful attorneys to vote in their discretion on such other matters as may properly come before the meeting and revoking any proxy heretofore given.

THE SHARES REPRESENTED BY THIS PROXY WILL BE VOTED AS DIRECTED OR, IF NO DIRECTION IS GIVEN, SHARES WILL BE VOTED IDENTICAL TO THE BOARD OF DIRECTORS RECOMMENDATION. This proxy, when properly executed, will be voted in the manner directed herein. In their discretion, the Named Proxies are authorized to vote upon such other matters that may properly come before the meeting or any adjournment or postponement thereof.

If you hold shares in any Employee Stock Purchase Plan, or 401(k) savings plan of the Company (the “Plans”), then this proxy card, when signed and returned, or your telephone or Internet proxy, will constitute voting instructions on matters properly coming before the Annual Meeting and at any adjournments or postponements thereof in accordance with the instructions given herein to the trustee for shares held in any of the Plans. Shares in each of the Plans for which voting instructions are not received by 5:00 P.M., Eastern Time, January 21, 2022, or if no choice is specified, will be voted by an independent fiduciary.

You are encouraged to specify your choice by marking the appropriate box (SEE REVERSE SIDE) but you need not mark any box if you wish to vote in accordance with the Board of Directors’ recommendation. The Named Proxies cannot vote your shares unless you sign (on the reverse side) and return this card.

PLEASE BE SURE TO SIGN AND DATE THIS PROXY CARD AND MARK ON THE REVERSE SIDE

Ashland Global Holdings Inc.

Annual Meeting of Stockholders

Please make your marks like this:   Use dark black pencil or pen only

MANAGEMENT RECOMMENDS A VOTE:

FOR ON PROPOSALS 1, 2 AND 3

	PROPOSAL		YOUR VOTE		MANAGEMENT RECOMMENDS

1.	To elect nine directors.
		FOR	WITHHOLD
	1.01 Brendan M. Cummins	☐	☐		FOR

	1.02 William G. Dempsey	☐	☐		FOR

	1.03 Jay V. Ihlenfeld	☐	☐		FOR

	1.04 Wetteny Joseph	☐	☐		FOR

	1.05 Susan L. Main	☐	☐		FOR

	1.06 Guillermo Novo	☐	☐		FOR

	1.07 Jerome A. Peribere	☐	☐		FOR

	1.08 Ricky C. Sandler	☐	☐		FOR

	1.09 Janice J. Teal	☐	☐		FOR

		FOR	AGAINST	ABSTAIN
2.	To ratify the appointment of Ernst & Young LLP as independent registered public accountants for fiscal 2022.	☐	☐	☐	FOR

3.	To vote upon a non-binding advisory resolution approving the compensation paid to Ashland’s named executive officers, as disclosed pursuant to Item 402 of Regulation S-K, including the Compensation Discussion and Analysis, compensation tables and narrative discussion.	☐	☐	☐	FOR

4.	To consider any other business properly brought before the Annual Meeting.

You must register to attend the meeting online and/or participate at www.proxydocs.com/ASH

Authorized Signatures - Must be completed for your instructions to be executed.

Please sign exactly as your name(s) appears on your account. If held in joint tenancy, all persons should sign. Trustees, administrators, etc., should include title and authority. Corporations should provide full name of corporation and title of authorized officer signing the Proxy/Vote Form.

Signature (and Title if applicable) Date	Signature (if held jointly) Date